Exhibit 10.1

Execution version

GOODYEAR PROGRAM

GENERAL MASTER PURCHASE AGREEMENT

IN RELATION TO THE SECURITISATION OF TRADE RECEIVABLES OF CERTAIN

EUROPEAN SUBSIDIARIES OF THE GOODYEAR GROUP

dated 10 December 2004, as last amended and restated on 25 September 2014 between

ESTER FINANCE TITRISATION

as the Purchaser

CREDIT AGRICOLE LEASING & FACTORING

as the Agent

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as the Joint Lead Arranger and as the Calculation Agent

NATIXIS

as the Joint Lead Arranger

DUNLOP TYRES LTD

as the Centralising Unit

THE SELLERS

Listed in SCHEDULE 8

CMS Bureau Francis Lefebvre

Avocats des Hauts de Seine

1-3, villa Emile Bergerat

92522 Neuilly-sur-Seine Cedex, France

T +33 1 47 38 55 00

info@cms-bfl.com

SOMMAIRE

24.	RENEGOTIATION	58
25.	REPRESENTATION MANDATE	58
26.	OBLIGATIONS OF CARE	59
27.	COMMISSION FOR AND COSTS OF COLLECTION	60
CHAPTER XI DEEMED COLLECTIONS		61
28.	DEEMED COLLECTIONS	61
CHAPTER XII MISCELLANEOUS		63
29.	FEES AND EXPENSES	63
30.	SUBSTITUTION AND AGENCY	63
31.	CONFIDENTIALITY	63
32.	NOTICES	64
33.	EXERCISE OF RIGHTS – RECOURSE – NO PETITION	65
34.	TRANSFERABILITY OF THIS AGREEMENT	66
35.	AMENDMENT TO THE TRANSACTION DOCUMENTS	66
36.	INDEMNITIES	67
37.	INDIVISIBILITY	69
38.	EXECUTION AND EVIDENCE	69
39.	WITHDRAWAL OF SELLERS	69
40.	ACCESSION OF NEW SELLERS	70
CHAPTER XIII GOVERNING LAW - JURISDICTION		72
41.	GOVERNING LAW - JURISDICTION	72

SCHEDULE 15 FORM OF LETTER IN RELATION TO THE LIMITATION OF RECOURSE OF CREDITORS OF ESTER FINANCE TITRISATION REGARDING THE GOODYEAR SECURITISATION TRANSACTION	184
SCHEDULE 16 CALCULATION FORMULAE OF THE DISCOUNT RESERVE AND OF THE ASSIGNMENT COSTS	188
SCHEDULE 17 FORM OF NOTICE FOR MAXIMUM AMOUNT OF THE PURCHASER’S FUNDING	195
SCHEDULE 18 LIST OF THE COLLECTION ACCOUNTS (AS OF THE 2014 AMENDMENT DATE)	196

BETWEEN:

(1)	ESTER FINANCE TITRISATION, a company incorporated under French law and authorised as a specialized credit institution (établissement de crédit spécialisé), having its registered office at 9 quai du Président Paul Doumer, 92920 Paris La Défense Cedex, France, registered with the trade and companies registry (registre du commerce et des sociétés) of Nanterre under the number 414 886 226, whose representative is duly authorised for the purpose of this Agreement (the “Purchaser”);

(2)	CREDIT AGRICOLE LEASING & FACTORING, a company incorporated under French law and authorised as a financing company (société de financement), having its registered office at 12, place des Etats-Unis – CS 20001, 92548 Montrouge Cedex, France, registered with the trade and companies registry (registre du commerce et des sociétés) of Nanterre under the number 692 029 457, whose representative is duly authorised for the purpose of this Agreement (the “Agent”) (succeeding to Eurofactor as a consequence of the merger by absorption of Eurofactor into Crédit Agricole Leasing & Factoring on 31 December 2013);

(3)	CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, a company incorporated under French law and authorised as a credit institution (établissement de crédit), having its registered office at 9 quai du Président Paul Doumer, 92920 Paris La Défense Cedex, France, registered with the trade and companies registry (registre du commerce et des sociétés) of Nanterre under the number 304 187 701, whose representatives are duly authorised for the purpose of this Agreement (“CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK”, “Joint Lead Arranger” or the “Calculation Agent”);

(4)	NATIXIS, a limited company (société anonyme) incorporated under French law and duly authorised as a credit institution (établissement de crédit), having its registered office at 30, avenue Pierre Mendès France 75013 Paris, registered with the trade and companies registry (registre du commerce et des sociétés) of Paris under the number 542 044 524, whose representatives are duly authorised for the purpose of this Agreement (“NATIXIS” or “Joint Lead Arranger”);

(5)	DUNLOP TYRES LTD, a company incorporated under the laws of England and Wales with company number 1792065 whose registered office is situated at Tyrefort, 88-98 Wingfoot Way, Birmingham B24 9HY, whose representative is duly authorised for the purpose of this Agreement (the “Centralising Unit”); and

(6)	The companies listed in SCHEDULE 8 (each of them as a “Seller” and collectively the “Sellers”).

WHEREAS:

(A)

GOODYEAR DUNLOP TIRES France S.A. (the “French Seller”), GOODYEAR DUNLOP TIRES GERMANY GmbH (the “German Seller”), GOODYEAR DUNLOP TIRES Italia SPA (the “Italian Seller”), GOODYEAR DUNLOP TIRES España, S.A. (the “Spanish Seller”) and

GOODYEAR DUNLOP TYRES UK Ltd (the “UK Seller”) are in the business of manufacturing and/or supplying tyres and activities relating thereto, and hold receivables over certain customers.

(B)	In order to provide financing to certain European subsidiaries of GOODYEAR, CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK and NATIXIS have proposed to set up a securitisation transaction by way of the sale, on an ongoing basis, of trade receivables resulting from the ordinary business of the Sellers in Belgium, the United Kingdom, France, Germany, Italy and Spain (the “Securitisation Transaction”).

(C)	Pursuant to the Securitisation Transaction and with respect to (i) the French Seller, the Spanish Seller and the UK Seller, existing and future domestic trade receivables will be purchased by the Purchaser from those Sellers on an ongoing basis and in accordance with receivables purchase agreements governed by French law, in respect of the French Seller and the Spanish Seller, and English law, in respect of the UK Seller, and (ii) the German Seller, existing and future domestic and cross-border trade receivables will be purchased by the Purchaser from the German Seller on an ongoing basis and in accordance with, and subject to, the laws governing such receivables as set forth in a receivables purchase agreement (entered into, inter alios, between the German Seller, the Centralising Unit and the Purchaser) (the receivables purchase agreements under (i) and (ii) above together, the “Receivables Purchase Agreements”).

(D)	The Purchaser has agreed to acquire certain existing trade receivables (the “Remaining Purchasable Receivables”) and future trade receivables (the “Ongoing Purchasable Receivables”) held and to be held by the Sellers subject to the terms and conditions contained in this Agreement and in the Receivables Purchase Agreements.

(E)	The Purchaser shall fund the acquisition of Ongoing Purchasable Receivables, Remaining Purchasable Receivables, Refinanced Ongoing Purchasable Receivables and Refinanced Remaining Purchasable Receivables:

(i)	partly out of a senior deposit (the “Senior Deposit”) effected by the Depositor with the Purchaser in accordance with a master senior deposit agreement (the “Master Senior Deposit Agreement”); and

(ii)	partly by way of set-off against any amount due and payable by the Centralising Unit to the Purchaser in connection with (a) a subordinated deposit (the “Subordinated Deposit”) to be effected by the Centralising Unit with the Purchaser in accordance with the terms and conditions of a master subordinated deposit agreement (the “Master Subordinated Deposit Agreement”) and (b) a complementary deposit (the “Complementary Deposit”) to be effected by the Centralising Unit with the Purchaser in accordance with the terms and conditions of a master complementary deposit agreement (the “Master Complementary Deposit Agreement”).

(F)

The receivable held by the Depositor over the Purchaser in connection with the repayment of the Senior Deposit shall be assigned to a French fonds commun de titrisation (the “Fund”) set up in accordance with articles L. 214-167 to L. 214-175, and L. 214-180 to L. 214-186 and R. 214-217 to R. 214-235 of the French Monetary and Financial Code (code monétaire et financier) which shall issue related units. Such units may be subscribed by any Issuer (as defined in SCHEDULE 1 (Master Definition Schedule)) or any Fund Subscriber Issuer (as defined in SCHEDULE 1 (Master Definition Schedule)), pursuant to the terms and conditions of subscription agreements to be entered into between the Fund and each Issuer and Fund Subscriber (the “Subscription Agreements”), in the following conditions:

(i)	unless the corresponding Fund Subscriber has exercised its Fund Subscriber Option (as defined below) and until rescission thereof by such Fund Subscriber, each Issuer shall fund the subscription of units, by either (x) issuing commercial paper (the “Notes”), or (y) in the event that the Issuer is not capable to issue Notes in the commercial paper market, exercising its rights under a liquidity agreement (a “Liquidity Agreement”) entered into with credit institutions (the “Liquidity Banks”), pursuant to which the Liquidity Banks have undertaken to either acquire from such Issuer all or part of the units which cannot be funded through the issuance of Notes or grant a facility to finance or refinance the susbscription of such units;

(iii)	upon notice given by any Fund Subscriber to, among others, the Centralising Unit, the Calculation Agent and the Fund, of its intention to exercise such option, such Fund Subscriber shall directly subscribe to units issued by the Funds (the “Fund Subscriber Option”). Upon the exercise of such Fund Subscriber Option and until rescission thereof by such Fund Subscriber, the obligation of the corresponding Issuer to subscribe to units issued by the Fund under the Subscription Agreement to which such Issuer is a party shall be suspended.

(G)	Pursuant to a financial guarantee agreement entered into between, inter alios, the Purchaser, the Depositor and the Fund, the Purchaser will indirectly pledge the Sold Receivables of the French Seller to the benefit of the Fund to guarantee its financial obligations under the Senior Deposit assigned to the Fund in accordance with article L. 211-38 of the French Monetary and Financial Code (code monétaire et financier).

(H)	The Centralising Unit shall be appointed by the Sellers to act as their agent (mandataire) for the purposes of carrying out certain activities, in accordance with the provisions of this general master purchase agreement, including the execution of certain amendments hereto (the “General Master Purchase Agreement” or the “Agreement”).

(I)	For the purposes of the General Master Purchase Agreement and the relevant Receivables Purchase Agreement, the Purchaser shall appoint the Sellers for the recovery of collections in accordance with a Collection Mandate (the “Collection Mandate”).

(J)	Due to the number of Sellers and the different Receivables Purchase Agreements under which Ongoing Purchasable Receivables and Remaining Purchasable Receivables will be purchased by the Purchaser, the Parties have agreed to enter into this General Master Purchase Agreement in order to set out a Master Definitions Schedule, common terms, representations and warranties, general covenants and all other provisions provided for by this General Master Purchase Agreement that will apply in respect of the Receivables Purchase Agreements.

NOW IT IS HEREBY AGREED AS FOLLOWS:

CHAPTER I

INTERPRETATION

1.	DEFINITIONS

Capitalised terms and expressions used in this Agreement shall have the same meaning as ascribed to such terms and expressions in the Master Definitions Schedule set out in SCHEDULE 1 hereto. The schedules hereto shall form an integral part of this Agreement.

2.	INTERPRETATION

The titles of the Chapters, the Schedules and the Articles (including their paragraphs) used herein and the table of contents are for convenience of reference only, and shall not be used to interpret this Agreement.

In this Agreement, except if the context calls for another interpretation:

(i)	references to “Chapters”, “Articles” and “Schedules” shall be construed as references to the chapters, articles and schedules of this Agreement and references to this Agreement include its recitals and schedules;

(ii)	headings are for convenience of reference only and shall not affect the interpretation of this Agreement;

(iii)	words in the plural shall cover the singular and vice versa;

(iv)	references to the time of the day shall refer to Paris time, unless otherwise stipulated;

(v)	words appearing in this Agreement in a language other than English shall have the meaning ascribed to them under the law of the corresponding jurisdiction and such meaning shall prevail over their translation into English, if any;

(vi)	references to a person shall include its permitted assignees, transferees and successors or any person deriving title under or through it;

(vii)	references to a document shall mean such document, as amended, replaced by novation or varied from time to time;

(viii)	references to any Securitisation Document shall be construed to mean such securitisation document, as amended and restated until the date hereof and as may be amended and supplemented from time to time thereafter; and

(ix)	references to “Parties” shall be construed as references to the parties to this Agreement, and a “Party” shall mean any of the Parties.

CHAPTER II

PURPOSE - TERM - CONDITIONS PRECEDENT

3.	PURPOSE OF THIS AGREEMENT

3.1	Pursuant to the terms and conditions of this Agreement, the relevant Receivables Purchase Agreements and, where applicable, the relevant Transfer Deeds, the Sellers shall sell Ongoing Purchasable Receivables and Remaining Purchasable Receivables to the Purchaser and the Purchaser shall purchase Ongoing Purchasable Receivables and Remaining Purchasable Receivables from the Sellers on each Funded Settlement Date during the Replenishment Period.

3.2	The Parties agree that the Purchaser shall fund the acquisition of Ongoing Purchasable Receivables, Remaining Purchasable Receivables, Refinanced Ongoing Purchasable Receivables and Refinanced Remaining Purchasable Receivables as follows:

(i)	partly out of a Senior Deposit effected by the Depositor with the Purchaser in accordance with the Master Senior Deposit Agreement, for an amount which shall not exceed the Maximum Amount of the Program, as determined in accordance with Article 7 (Amount of the Purchaser’s Funding);

(ii)	partly by way of set-off against any amount due and payable by the Centralising Unit to the Purchaser in connection with (a) a Subordinated Deposit to be effected by the Centralising Unit with the Purchaser in accordance with the provisions of the Master Subordinated Deposit Agreement and (b) a Complementary Deposit to be effected by the Centralising Unit with the Purchaser in accordance with the provisions of the Master Complementary Deposit Agreement, for an amount which shall not exceed the Maximum Amount of the Complementary Deposit.

3.3

The Parties hereby acknowledge that the Centralising Unit is acting for the purposes of this Agreement, in its own name and behalf, but also in the name and on behalf of the Sellers, pursuant to the terms of a mandate (mandat) expressly granted by each of the Sellers to the Centralising Unit and which the Centralising Unit hereby accepts. By virtue of this mandate, the Sellers appoint the Centralising Unit to act in their name and on their behalf and to perform the following obligations in accordance with the provisions of the Transaction Documents: (i) receive all Payments due by the Purchaser to the Sellers in respect of the Sold Receivables, (ii) make any payment due by the Sellers to the Purchaser and the Agent pursuant to the Transaction Documents, such payments covering inter alia the amount due in respect of Actual Collections or Adjusted Collections, (iii) enter into the Current Account relationship set forth in Article 6, (iv) negotiate with the Purchaser, in particular upon the occurrence of any of the events set out in Articles 13, 14 and 15, such negotiation to be conducted outside the UK (v) deliver to the Purchaser on each Funded Settlement Date during the Replenishment Period, the Transfer Deeds received from the Sellers or executed by the Centralising Unit and, on each Information Date, the List of Purchasable Receivables, (vi) receive or give any notices, mails, or documents provided pursuant to the Transaction Documents, (vii) exercise any rights arising in respect of the Transaction Documents (with the exception of the Master Subordinated Deposit Agreement and the Master Complementary Deposit Agreement, in respect of which the Centralising Unit acts in its own name and on its own behalf), (viii) deliver to the Purchaser the Assessment Reports substantially in the form set out in SCHEDULE 3 and (ix) to carry out any powers it has as agent of the Seller as set out in Articles 35 and 40, including the negotiation and execution of any amendments provided for under Articles 35 and 40, provided that nothing in this Agreement shall give the Centralising Unit authority to act on behalf of the Purchaser and in particular it will not perform the obligations of the Sellers under Articles 24 and 25.

The Sellers and the Centralising Unit have entered into the Intercompany Arrangements, which provide, among other things, for the allocation of all sums due and/or received in connection with the Transaction Documents to which each Seller and the Centralising Unit is a party. Such Intercompany Arrangements shall provide inter alia that each Seller has an effective recourse against the defaulting Seller, the other Sellers and GOODYEAR DUNLOP TIRES EUROPE BV for any payment that any Seller or the Centralising Unit may be required to make under the joint and several liability provisions provided for under Article 3.6. The Sellers and the Centralising Unit hereby irrevocably and unconditionally undertake to refrain from exercising any rights of recourse against the Purchaser, the Agent, CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK and/or NATIXIS in connection with such allocation.

3.4	The Parties agree that the Purchaser shall appoint the Sellers to act as collection agents for the servicing of the Sold Receivables, in accordance with the provisions of Article 21.

3.5	This Agreement shall apply automatically to any Transfer Deed delivered by the Centralising Unit, acting in the name and on behalf of a Seller to the Purchaser or any other similar document agreed between a Seller and the Purchaser, pursuant to the relevant Receivables Purchase Agreement.

3.6	Joint and several liability

3.6.1	The Parties agree that the obligations of each Seller under this Agreement shall be several but not joint, and shall be construed as if each Seller had entered into a separate agreement with the Purchaser.

3.6.2	By way of exception to the foregoing, each Seller and the Centralising Unit shall be jointly and severally liable to the Purchaser for the payment by a Seller, GOODYEAR DUNLOP TIRES EUROPE BV and/or the Centralising Unit of (i) any sums due under the Transaction Documents and notably (without limitation) for the transfer of Adjusted Collections on the due date to the Purchaser, in accordance with the provisions of Article 23, and (ii) any claim for damages against a Seller for breach of its representations and warranties or for failure to perform its obligations under this Agreement and the other Transaction Documents to which it is a party.

Each Seller hereby acknowledges and accepts that the benefit of any joint and several liability between Sellers party to the Transaction Documents shall be extended to any New Seller, without any need for additional written consent under this Agreement (other than by the Centralising Unit as contemplated by Articles 35 and 40).

3.6.3	Notwithstanding any other provision of this Agreement, the Parties agree that any claim enforceable under Article 3.6.2 above against the German Seller shall on any date on which payment is requested pursuant to Article 3.6.2 be limited to the amount of its Net Assets less its Registered Share Capital as of such date (the “Free Equity Amount”).

For the purpose of this Article 3.6, “Net Assets” means, in respect of any entity as of any date, the result of (a) the sum of the amounts shown under the balance sheet positions pursuant to § 266 (2) (A), (B), (C), (D) and (E) of the German Commercial Code (Handelsgesetzbuch), with the exception of (i) any loan repayment claims against any of such entity’s affiliates (other than such entity’s subsidiaries) (or other, economically equivalent claims, including recourse claims against a defaulting Seller under the Intercompany Arrangements) and (ii) the value of any assets which is not available for distribution to shareholders pursuant to §268 (8) of the German commercial code, less (b) the sum of the amounts of liabilities shown under the balance sheet positions pursuant to § 266 (3) (B), (C), (D) and (E) of the German Commercial Code, in each case as determined as of such date; and “Registered Share Capital” means, in respect of any entity as of any date, the amount shown under the balance sheet position pursuant to § 266 (3) (A) I of the German Commercial Code as determined as of such date.

3.6.4	If, upon a payment request to the German Seller under Article 3.6.2 above, the German Seller is of the reasonable opinion that the amount requested exceeds the Free Equity Amount at the time of such request, the German Seller shall provide evidence to the Purchaser that the payment in full of the amount requested would result: in the case of a GmbH Party, in the amount of its Net Assets falling below the amount of its Registered Share Capital, including, without limitation, plausible calculations made by the German Seller and all supporting documents reasonably requested by the Purchaser, and a written statement from the statutory auditors of the German Seller (in case of Article 3.6.3) to the Purchaser to the effect that the amount of the payment requested exceeds the Free Equity Amount of the German Seller (in case of Article 3.6.3).

3.6.5	For the purposes of calculating the Free Equity Amount, loans and other contractual liabilities incurred in negligent or wilful violation of the provisions of this Agreement shall be disregarded.

In the event that a payment is requested under Article 3.6.2 above, the German Seller shall realise, to the extent (i) the Free Equity Amount falls short of the amount so requested, (ii) required to enable the German Seller to make the requested payment, and (iii) legally permitted, assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the assets at the time of such request if such assets are not necessary for the business of the German Seller (betriebsnotwendig).

3.6.6	None of the above restrictions on enforcement shall apply if and to the extent such enforcement relates to any obligations of the German Seller other than under Article 3.6.2.

3.6.7

The Parties expressly agree that the Sellers and the Centralising Unit shall not have any responsibility for any non payment by any Debtor of any sums due in respect of the Sold Receivables, except to the extent that the Purchaser may exercise recourse for such non payment against the Subordinated Deposit and, as the case may be, the Complementary Deposit, as provided herein and, for the avoidance of any doubt, to the extent of any Deemed Collections in accordance with the provisions of Article 28.

4.	TERM OF THIS AGREEMENT

4.1	This Agreement shall commence on the Closing Date and end on the Program Expiry Date. For the purposes of this Agreement and the Receivables Purchase Agreements, the Parties agree that there shall be two (2) periods:

(i)	the Replenishment Period, which commences on the Closing Date and ends on the Commitment Expiry Date (excluded); and

(ii)	the Amortisation Period, which commences on the Commitment Expiry Date and ends on the Program Expiry Date.

4.2	The Parties expressly agree that, in the event that there are any Sold Receivables outstanding on the Program Expiry Date:

(a)	until such time as (i) any sums due under the Master Senior Deposit Agreement have been paid, or (ii) the Centralising Unit, acting in the name and on behalf of the Sellers, has repurchased all such Sold Receivables from the Purchaser:

(i)	the Centralising Unit shall make a payment to the Purchaser for an amount equal to any collections actually received by the Sellers arising in relation to those Sold Receivables which are outstanding; and

(ii)	the Conformity Warranties set out in Article 19 (Conformity Warranties for Ongoing Purchasable Receivable and Remaining Purchasable Receivables) and the relevant Seller’s covenants in relation to the Sold Receivables as set out in Articles 12 (General Covenants), 16 (Order of Priority during the Amortisation Period), 21 (Collection of Sold Receivables), 23 (Application of Payments and Payments of collections), 24 (Renegotiation), and 25 (Representation Mandate) shall remain in force ;

(b)	thereafter, up to an amount equal to any portion of the Complementary Deposit and/or the Subordinated Deposit that was not reimbursed on the Program Expiry Date plus any Deferred Purchase Price that remained outstanding on such date, any Adjusted Collections shall be refunded to the Centralising Unit.

In any event, the Parties expressly agree that, even after the Program Expiry Date, the provisions set out in Articles 14 (Taxes), 15 (Changes in Circumstances), 29 (Fees and expenses), 31 (Confidentiality), 33 (Exercise of Rights – Recourse- Non Petition), 36 (Indemnities), 41 (Governing law – Jurisdiction) shall remain in force.

4.3	The Centralising Unit, acting in the name and on behalf of the Sellers, may, upon written notice given to the Purchaser at least nine (9) Business Days before a Funded Settlement Date during the

Amortisation Period or at any time after the Program Expiry Date, offer to repurchase all outstanding Sold Receivables from the Purchaser, at a price equal to the nominal value of such Sold Receivables or such other price as the Parties may agree. Such purchase price shall be applied towards the payments and in the order specified in Article 16 and, to the extent applicable, shall be set off against any amounts due to the Centralising Unit in accordance with said Article 16.

5.	CONDITIONS PRECEDENT TO THE COMMENCEMENT OF THIS AGREEMENT

This Agreement shall not take effect unless and until the Purchaser has received, on the Closing Date, all the documents referred to in SCHEDULE 2, and has determined that the same are satisfactory as to form and substance.

CHAPTER III

CURRENT ACCOUNT - DEPOSITS

6.	CURRENT ACCOUNT

6.1	Current Account agreement

6.1.1	The Purchaser and the Centralising Unit hereby agree to enter into a current account relationship (relation de compte courant) (the “Current Account”).

6.1.2	Subject to the daily set-off or netting mechanism for the payment of the Initial Purchase Price of Originated Ongoing Purchasable Receivables provided for under the Receivables Purchase Agreements, any sum due either by (i) the Purchaser to the Centralising Unit, acting in its own name or in the name of the Sellers pursuant to the Transaction Documents and/or by (ii) the Sellers or the Centralising Unit, acting in its own name or in the name of the Sellers, to the Purchaser pursuant to the Transaction Documents shall be recorded respectively as credit or debit on the Current Account. Any mutual debit or credit that does not arise from the Transaction Documents shall be excluded from the Current Account.

6.2	Automatic Set-off

The Parties hereby agree that any debit and credit recorded on the Current Account shall be automatically set-off (compensés).

6.3	Balance

6.3.1	On each Calculation Date, the Agent shall calculate the balance of the Current Account, in accordance with the provisions of Article 12.3.1, on the basis of information it has received pursuant to such Article 12.3.1, and shall forthwith provide the Centralising Unit and the Purchaser with such calculation.

6.3.2	In the case of a debit balance of the Current Account on a Calculation Date, as stated in the Current Account statement communicated in accordance with the provisions of Article 6.3.1., the

Centralising Unit shall pay to the Purchaser’s Account in immediately available funds an amount equal to such debit balance, on the Funded Settlement Date or on the Intermediary Settlement Date in relation to which the Current Account statement is drawn up, in accordance with the provisions of Article 17.5.

6.3.3	In the case of a credit balance of the Current Account on a Calculation Date, as stated in the Current Account statement communicated in accordance with the provisions of Article 6.3.1., the Purchaser shall pay to the Centralising Unit’s Account in immediately available funds an amount equal to such credit balance on the Funded Settlement Date or on the Intermediary Settlement Date in relation to which the Current Account statement has been drawn up, in accordance with the provisions of Article 17.5.

6.3.4	Once the payment referred to in Article 6.3.2 or in Article 6.3.3 has been made, the Current Account shall be balanced at zero (0).

6.4	Entry on Current Account

6.4.1	On the Initial Settlement Date, the Purchaser shall record:

(i)	on the debit of the Current Account, an amount equal to the Subordinated Deposit calculated as of the Initial Settlement Date in accordance with Article 8 (Subordinated Deposit);

(ii)	on the debit of the Current Account, an amount equal to the Complementary Deposit calculated as of the Initial Settlement Date in accordance with Article 9 (Complementary Deposit);

(iii)	on the debit of the Current Account, the amount of the Adjusted Collections calculated in respect of such Initial Settlement Date; and

(iv)	on the credit of the Current Account an amount equal to the Initial Purchase Price of the Sold Receivables sold on the Initial Settlement Date within the limits provided for by Article 12.3.1 12.3.1(i).

6.4.2	On each Intermediary Settlement Date during the Replenishment Period, the Purchaser shall enter:

(i)	on the debit of the Current Account,

(a)	an amount equal to any Increase in the Subordinated Deposit on such date,

(b)	an amount equal to any Increase in the Complementary Deposit on such date,

(c)	the amount of the Adjusted Collections calculated in respect of such date, less the amount of Collections for Set-off which has been set-off during the last Intermediary Settlement Date Reference Period in accordance with the Receivables Purchase Agreements,

(d)	the amount of any payment due with respect to the repurchase of Doubtful Receivables on such date, and

(e)	any other sums due by the Centralising Unit acting on its own behalf or on behalf of the Sellers, to the Purchaser pursuant to the Transaction Documents, and not paid otherwise.

(ii)	on the credit of the Current Account,

(a)	an amount equal to the part of the Initial Purchase Price of the Sold Receivables due and payable on such date in accordance with the Receivables Purchase Agreements and within the limits set out in Article 12.3.1 12.3.1(i),

(b)	an amount equal to any Reduction of the Subordinated Deposit on such date,

(c)	an amount equal to any Reduction of the Complementary Deposit on such date, and

(d)	any other sums due by the Purchaser to the Centralising Unit acting on its own behalf or on behalf of the Sellers pursuant to the Transaction Documents, and not paid otherwise.

6.4.3	On each Funded Settlement Date during the Replenishment Period, the Purchaser shall enter:

(i)	on the debit of the Current Account,

(a)	an amount equal to any Increase in the Subordinated Deposit on such date,

(b)	an amount equal to any Increase in the Complementary Deposit on such date,

(c)	the amount of the Adjusted Collections calculated in respect of such date, less the amount of Collections for Set-off which has been set-off during the last Monthly Reference Period (or, during the last Funded Settlement Date Reference Period in the event Collections for Set-off have been set-off pursuant to Article 6.4.2 (i) (c) on the date identified as “Intermediary Settlement Date” under SCHEDULE 9 (List of Calendar Dates of the Transaction) that immediately precedes such Funded Settlement Date), in each case in accordance with the Receivables Purchase Agreements,

(d)	the amount of any payment due with respect to the repurchase of Doubtful Receivables on such date,

(e)

the amount of any payment due with respect to the rescission, on such Funded Settlement Date, of the transfer of Originated Ongoing Purchasable Receivables, pursuant to the relevant provisions of the French Receivables Purchase Agreement, the Spanish Receivables Purchase

Agreement and the German Receivables Purchase Agreement (in that latter case only if the transfer of said Originated Ongoing Purchasable Receivables was governed by French law), and

(f)	any other sums due by the Centralising Unit acting on its own behalf or on behalf of the Sellers, to the Purchaser pursuant to the Transaction Documents, and not paid otherwise.

(ii)	on the credit of the Current Account,

(a)	an amount equal to the part of the Initial Purchase Price of the Sold Receivables due and payable on such date in accordance with the Receivables Purchase Agreements and within the limits set out in Article 12.3.1 12.3.1(i),

(b)	an amount equal to any Deferred Purchase Price payable on such date,

(c)	an amount equal to any Reduction of the Subordinated Deposit on such date;

(d)	an amount equal to any Reduction of the Complementary Deposit on such date,

(e)	any sum due and payable on such date as Complementary Deposit Fee and Subordinated Deposit Fee, and

(f)	any other sums due by the Purchaser to the Centralising Unit acting on its own behalf or on behalf of the Sellers pursuant to the Transaction Documents, and not paid otherwise.

The Parties hereby agree that all entries on the Current Account are calculated, for any Settlement Date during the Replenishment Period, on the Calculation Date preceding such Settlement Date, and that, once entered in the Current Account, such entries shall constitute payments for the purposes of the Transaction Documents.

6.5	Termination of the Current Account

The current account relationship shall terminate, and the Current Account shall be closed, on the Commitment Expiry Date.

7.	AMOUNT OF THE PURCHASER’S FUNDING

7.1	Maximum Amount of the Purchaser’s Funding

7.1.1	The Purchaser shall fund Payments:

(a)	first, out of the applicable Refinanced Received Net Amount, if any;

(b)	second, out of a Senior Deposit (the “Purchaser’s Funding”), up to the then applicable Maximum Amount of the Purchaser’s Funding.

The Senior Deposit shall create an indebtedness of the Purchaser to the Depositor in relation to the repayment of such Senior Deposit.

7.1.2	The Maximum Amount of the Purchaser’s Funding shall be communicated by the Centralising Unit, acting in the name and on behalf the Sellers, to the Purchaser and to the Agent at the latest sixty (60) calendar days before the expiration date of the Liquidity Agreements and the Fund Subscription Agreements (as amended from time to time). For such purpose, the Centralising Unit, acting in the name and on behalf the Sellers, shall send to the Purchaser and the Agent a notice (in the form of SCHEDULE 17) indicating the new amount of the Maximum Amount of the Purchaser’s Funding (such new amount, for the avoidance of doubt, being not lower than the Minimum Amount of the Program and not greater than the Maximum Amount of the Program) that shall apply from the date of renewal of the Liquidity Agreements and the Fund Subscription Agreements through and including the new expiration date of the Liquidity Agreements and the Fund Subscription Agreements (as renewed) (the “Notice for Maximum Amount of the Purchaser’s Funding”).

7.1.3	The Maximum Amount of the Purchaser’s Funding for the period starting on the Funded Settlement Date of October 2014 (included) and ending on the Funded Settlement Date of October 2015 (excluded) shall be equal to EUR380,000,000.

7.1.4	In the event that any Liquidity Agreement is not renewed as a result of a Liquidity Commitment Non Renewal, the Maximum Amount of the Program shall be partially and automatically reduced by an amount equal to the commitment of the Liquidity Bank party to such Liquidity Agreement (except in circumstances where such Liquidity Bank would have renewed the Fund Subscription Agreement to which it is a party). Similarly, in the event that any Fund Subscription Agreement is not renewed as a result of a Subscription Commitment Non Renewal, the Maximum Amount of the Program shall be partially and automatically reduced by an amount equal to the commitment of the Fund Subscriber party to such Fund Subscription Agreement (except in circumstances where such Fund Subscriber would have renewed the Liquidity Agreement to which it is a party).

Such reduction of the Maximum Amount of the Program shall take effect on the Funded Settlement Date following the date upon which an event described above has occurred and shall be definitive and irrevocable.

7.2	Amount of the Purchaser’s Funding on the Initial Settlement Date

On the Initial Settlement Date, the amount of the Purchaser’s Funding shall be equal to the lower of the following amounts:

(a)	the Outstanding Amount of Eligible Receivables to be purchased by the Purchaser on such date, multiplied by the excess of:

•	one (1) less;

•	the sum of the Overcollateralisation Rate and the Discount Reserve Rate; and

(b)	the Requested Amount of the Purchaser’s Funding.

7.3	Change in the Purchaser’s Funding

On each Funded Settlement Date during the Replenishment Period other than the Initial Settlement Date, the Purchaser’s Funding shall be adjusted as follows:

(a)	if:

(i)	the lower of the following amounts:

(x)	the sum of (µ) the Outstanding Amount of Eligible Receivables on such date and (ß) the Outstanding Amount of Refinanced Eligible Receivables on such date, multiplied by the excess of:

•	one (1) less;

•	the sum of the Overcollateralisation Rate and the Discount Reserve Rate; and

(y)	the Requested Amount of the Purchaser’s Funding;

exceeds

(ii)	the amount of the Purchaser’s Funding outstanding on the preceding Funded Settlement Date;

then the Purchaser’s Funding shall be increased by an amount equal to such excess (the “Increase in the Purchaser’s Funding”); and

(b)	if:

(i)	the lower of the following amounts:

(x)	the sum of (µ) the Outstanding Amount of Eligible Receivables on such date and (ß) the Outstanding Amount of Refinanced Eligible Receivables on such date, multiplied by the excess of:

•	one (1) less;

•	the sum of the Overcollateralisation Rate and the Discount Reserve Rate; and

(y)	the Requested Amount of the Purchaser’s Funding;

is lower than

(ii)	the amount of the Purchaser’s Funding outstanding on the preceding Funded Settlement Date;

then the Purchaser’s Funding shall be reduced by the amount of such difference (the “Reduction in the Purchaser’s Funding”).

7.4	Amount of the Purchaser’s Funding in the event of a Potential Early Amortisation Event

In the event that a Potential Early Amortisation Event occurs, and as long as such Potential Early Amortisation Event is continuing, the amount of the Purchaser’s Funding shall be limited to the amount of the Purchaser’s Funding on the Funded Settlement Date before such Potential Early Amortisation Event has occurred.

8.	SUBORDINATED DEPOSIT

8.1	Subordinated Deposit

On the first Settlement Date following the 2008 Amendment Date, the Subordinated Depositor shall make a Subordinated Deposit in Euro with the Purchaser and on each following Settlement Date during the Replenishment Period, the amount of the Subordinated Deposit shall be increased or decreased in accordance with the calculations made by the Agent on each Calculation Date in accordance with the provisions of schedules 1 and 2 of the Master Subordinated Deposit Agreement.

On each Calculation Date during the Replenishment Period, the Agent shall calculate the difference between (i) the amount of the Subordinated Deposit to be made on the following Settlement Date and (ii) the amount of the Subordinated Deposit made on the preceding Settlement Date.

8.2	Pledge of the Subordinated Deposit

The Subordinated Deposit shall be pledged as cash collateral (affecté à titre de gage-espèces) by the Centralising Unit in favour of the Purchaser, to secure the payment of (i) any sum due by the Debtors to the Purchaser in respect of the Sold Receivables and the Refinanced Sold Receivables and (ii) any sum due to the Purchaser by any Seller, the Centralising Unit or the Refinanced Seller pursuant to the Transaction Documents.

8.3	Repayment of the Subordinated Deposit

The repayment of the Subordinated Deposit shall be carried out in accordance with the terms and conditions set forth in the Master Subordinated Deposit Agreement and Article 16 (Order of Priority during the Amortisation Period).

9.	COMPLEMENTARY DEPOSIT

9.1	Complementary Deposit

The Centralising Unit shall make a Complementary Deposit with the Purchaser in accordance with the terms and conditions of the Master Complementary Deposit Agreement.

On each Calculation Date during the Replenishment Period, the amount of the Complementary Deposit shall be calculated by the Agent in accordance with the provisions of schedule 1 of the Master Complementary Deposit Agreement.

9.2	Pledge of the Complementary Deposit

The Complementary Deposit shall be pledged as cash collateral (affecté à titre de gage-espèces) by the Centralising Unit in favour of the Purchaser, to secure the payment of (i) any sum due by the Debtors to the Purchaser in respect of the Sold Receivables and the Refinanced Sold Receivables and (ii) any sum due to the Purchaser by any Seller, the Centralising Unit or the Refinanced Seller pursuant to the Transaction Documents, provided that no party shall be entitled to receive, as a result of such pledge, any amounts in addition to those that it is entitled to receive pursuant to Article 16.

9.3	Repayment of the Complementary Deposit

The repayment of the Complementary Deposit shall be carried out in accordance with the terms and conditions set forth in the Master Complementary Deposit Agreement and Article 16 (Order of Priority during the Amortisation Period) hereunder.

CHAPTER IV

FEES

10.	FEES

10.1	On each Funded Settlement Date (except the Initial Settlement Date), the Centralising Unit shall pay to the Agent, the Management Fee which is due to compensate the Agent for its services under this Agreement.

10.2	Such Management Fee shall be equal to €15,000 per month to be increased to €18,333.33 per month during any Bi-monthly Management Period (VAT excluded), increased by the applicable VAT. In the event that the Centralising Unit decides to terminate the Securitisation Transaction and repurchases the Sold Receivables upon such termination (other than a termination after (i) the occurrence of an Early Amortisation Event, (ii) a drawing under a Liquidity Agreement or (iii) the exercice of the rights stated in a Bank Commitment Letter) and does not inform the Agent at the latest three (3) months beforehand, the Centralising Unit undertakes to pay an amount upon such termination equal to the lesser of (i) the Management Fee for three (3) months (i.e. €45,000) (VAT excluded), increased by the applicable VAT, from the date on which the notice of termination is delivered minus any Management Fee otherwise paid after notice of termination is delivered and (ii) the Management Fee that would otherwise have been payable from such termination until the expiration date of the Liquidity Agreements and the Fund Subscription Agreements.

10.3	The Agent shall notify the amount of the Management Fee to the Centralising Unit, at the latest before 5.00 pm on the Calculation Date immediately preceding any Funded Settlement Date.

10.4	On each Funded Settlement Date, the Centralising Unit shall pay the Management Fee by crediting the Agent’s Account before 12.00 (noon), for an amount equal to the Management Fee, as determined in accordance with Article 10.2. The Parties acknowledge that the payment of such Management Fee by the Centralising Unit to the Agent shall be expressly excluded from the Current Account mechanism.

10.5	In the event that the Centralising Unit fails to pay such Management Fee on a Funded Settlement Date, the Purchaser shall proceed forthwith with the payment of such Management Fee, on the Centralising Unit’s behalf to the extent of the Adjusted Collections received. As such, the Purchaser shall be, upon delivery of a subrogation notice by the Agent, subrogated in the rights of the Agent against the Centralising Unit to the extent of the sums paid to the Agent in respect of the Management Fee.

10.6	For the purposes of carrying out any of the audits referred to in Article 12.1.112.1.1(c)(vi), the Agent shall be entitled to receive a fee equal to €8,000 (VAT excluded) per audit plus the amount of expenses relating to the German, French, Spanish and UK audits (which shall be based on a on site audit for a duration of two (2) days). Such fee and expenses shall be paid by the Centralising Unit acting in the name and on behalf of the Sellers on the Funded Settlement Date immediately following the relevant annual audit(s).

CHAPTER V

REPRESENTATIONS AND WARRANTIES - GENERAL COVENANTS

11.	REPRESENTATIONS AND WARRANTIES

11.1	Each Seller and the Centralising Unit represents and warrants to the Purchaser at the 2014 Amendment Date as follows:

(i)

•	in the case of the French Seller, it is a limited company (société anonyme) duly incorporated and validly existing under French law, or

•	in the case of the German Seller, it is a limited liability company (Gesellschaft mit beschränkter Haftung) duly established and validly existing under German law, or

•	in the case of the Spanish Seller, it is a corporation (sociedad anónima) duly incorporated and validly existing under Spanish law, or

•	in the case of the UK Seller, it is a limited liability company duly incorporated and validly existing under the laws of England and Wales, or

•	in the case of the Centralising Unit, it is a limited liability company duly incorporated and validly existing under the laws of England and Wales;

(ii)	it has the capacity (a) to carry on its business, as currently conducted, and to own all of the assets appearing on its balance sheet, except where failure of such capacity would not be reasonably likely to result in a Material Adverse Effect, and (b) to enter into and perform its obligations under the Transaction Documents to which it is a party;

(iii)	it does not require any power or authorisation to execute the Transaction Documents to which it is a party or to perform its obligations under the Transaction Documents, that it has not already obtained, unless, in the case of any Governmental Authorisation, the failure to obtain such authorisation would not be reasonably likely to result in a Material Adverse Effect;

(iv)

•	except to the extent that no Material Adverse Effect would be reasonably likely to result, the execution of the Transaction Documents to which it is a party and the performance of its obligations under the Transaction Documents will not contravene (a) any of the provisions of its articles of association or of any other of its constitutional or organisational documents, (b) any laws or regulations applicable to it, or (c) any contractual obligations, negative pledges, agreements or undertakings to which it is a party or by which it is bound;

•	the execution of the Transaction Documents to which it is a party and the performance of its obligations under the Transaction Documents will not contravene (x) if such concept is applicable in the relevant jurisdiction, the corporate interest (intérêt social) of the Centralising Unit or the relevant Seller and (y) in the case of the German Seller, § 30 and seq. of the German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung);

(v)	the Transaction Documents to which it is a party constitute its legal, valid and binding obligations and are enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, moratorium and other laws affecting creditors’ right generally;

(vi)	all of the documents that it has provided to the Purchaser pursuant to the Transaction Documents are accurate and correct in all material respects as of their respective dates and as of the date of their delivery, and the audited, certified annual accounts were prepared in accordance with the relevant Accounting Principles and give, in all material respects, a true, accurate and fair view (comptes réguliers, sincères et qui donnent une image fidèle) of its results for the relevant fiscal year;

(vii)	it carries on its business in compliance with all of the relevant laws and regulations applicable to it, except where failure to do so would not be reasonably likely to have a Material Adverse Effect;

(viii)	there are no actions, suits or proceedings pending or, to its knowledge, threatened to be raised or brought against it, which are reasonably likely to result in a Material Adverse Effect, or any material litigation that challenges or seeks to prevent the Securitisation Transaction;

(ix)	except as specifically disclosed in writing to the Purchaser before the 2014 Amendment Date, no event has occurred since the closing date of its last fiscal year that is reasonably likely to adversely and materially affect, impede or prohibit the execution or the performance of its obligations under the Transaction Documents to which it is a party or that is otherwise reasonably likely to have a Material Adverse Affect;

(x)	no Early Amortisation Event of the type described in Article 13.3 has occurred and is continuing;

(xi)	GOODYEAR DUNLOP TIRES EUROPE BV holds directly or indirectly 100% in the Centralising Unit’s share capital and voting rights and more than 50% in each Seller’s share capital and voting rights and as such exercises effective control over the Centralising Unit and the Sellers within the meaning of article L.511-7.3 of the French Monetary and Financial Code (code monétaire et financier);

(xii)	it has received a certified true copy of the Transaction Documents and has full knowledge of the same;

(xiii)	it has carried out its own legal, tax and accounting analysis as to the consequences of the execution and performance of its obligations under the Transaction Documents, and agrees that the Purchaser, the Joint Lead Arrangers, the Issuers, the Liquidity Banks and the Fund Subscribers shall have no liability to any of the Sellers or the Centralising Unit in that respect;

(xiv)	it has entered into intercompany arrangements with the Centralising Unit and the other Sellers, pursuant to which it has undertaken (a) to reimburse the Centralising Unit for certain fees, including any amount paid on its behalf and any losses arising under the Transaction Documents, (b) to pay the Centralising Unit a direct and sufficient consideration for the making of the Subordinated Deposit and the Complementary Deposit and compensate the Centralising Unit as is appropriate in respect of all losses incurred by the latter arising from the making of the Subordinated Deposit and the Complementary Deposit, and (c) to ensure that fees and expenses or any other sums due by the Sellers under the Transaction Documents are allocated among the Sellers in accordance with their respective corporate interest, if such concept is applicable in the relevant jurisdiction (the “Intercompany Arrangements”), it being provided that the Intercompany Arrangements shall not provide or otherwise authorise any recourse against a German Seller with respect to the inability of a Debtor to pay the relevant Sold Receivables (keine Bonitätshaftung);

(xv)	it has entered into intercompany arrangements which shall, inter alia, if complied with, ensure due compliance by each of the German Seller, GOODYEAR DUNLOP TIRES EUROPE BV, GOODYEAR and/or any other shareholder or affiliate of the German Seller with the relevant applicable corporate capital maintenance provisions, including, without limitation, § 30 of the German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung);

(xvi)	no Lien exists (other than any Lien contemplated by the Transaction Documents) (a) in relation to any Sold Receivables (and related rights) assigned by it prior to their respective assignment to the Purchaser or in respect of the Collection Accounts, with the exception of those Liens which arise by operation of applicable laws and regulations, or (b) over the Subordinated Deposit and/or the Complementary Deposit;

(xvii)	its obligations under the Transaction Documents rank and will rank at least pari passu with all other present and future unsecured and unsubordinated obligations (with the exception of those preferred by law generally);

(xviii)	it is not entitled to claim immunity from suit, execution, attachment or other legal process in any proceeding taken in the jurisdiction of its incorporation in relation to any Transaction Documents;

(xix)	it is not subject to Insolvency Proceedings and is not insolvent within the meaning of applicable laws;

(xx)	in the case of the German Seller, (a) such German Seller has, to the extent permissible, opted for payment on a monthly basis of self-assessed or assessed VAT, (b) such German Seller having applied for a permanent extension for the filing of monthly returns (Dauerfristverlängerung) has posted a special advance estimated tax payment to the relevant tax office and (c) any such self-assessed or assessed VAT owed by such German Seller in accordance with applicable German VAT laws and regulations, has been paid to the relevant German tax administration when due;

(xxi)	in the case of the German Seller, there is no dispute, action, suit or proceeding pending or, to its knowledge, threatened to be raised or brought against it, except for disputes, actions, suits or proceedings that such German Seller disputes in good faith, by any German tax administration in relation to any VAT tax payment or the calculation of such VAT; and

(xxii)	in the case of the German Seller, (a) all commercial contracts in relation to the Sold Receivables, whether they are master agreements, general conditions of sale or other documents have been either executed between such German Seller and the relevant Debtors, or executed between another Seller and the relevant Debtors and transferred to such German Seller, and the relevant Debtors are situated in Belgium, England, France, Germany, Italy or Spain, (b) each commercial contract is concluded with either a single Debtor or Debtors that are Affiliates of each other, and (c) each commercial contract is governed by an Eligible Law, and (d) the jurisdiction clause, if any, of each commercial contract attributes jurisdiction to the competent courts of the jurisdiction whose laws are one of the Eligible Laws.

11.2	The above representations and warranties shall be deemed to be repeated by each Seller and the Centralising Unit, as applicable, on each Settlement Date during the Replenishment Period. Such representations and warranties shall remain in force until the Program Expiry Date.

12.	GENERAL COVENANTS

The following general covenants shall remain in force from the Signing Date until the Program Expiry Date.

12.1	Sellers

12.1.1	Affirmative covenants:

Each Seller undertakes:

(i)	to provide the Purchaser without undue delay, on a non consolidated basis, with:

(a)

its annual accounts (balance sheet, profit and loss accounts and annexes), as published and certified by its statutory auditors, the report of the board of directors and statutory auditors relating thereto and an extract of the minutes of the shareholders’ annual general meeting approving the said accounts, no later than forty-five (45) calendar days following the holding of its shareholders’ annual general meeting;

(b)	all published interim financial information ;

(c)	all other information, reports or statements as the Purchaser may at any time reasonably request in so far as is permitted by applicable laws and regulations, and depending on the type of information requested, in accordance with the different procedures applicable to the communication of information under this Agreement;

(ii)	to request promptly any authorisation as may become necessary for the performance of its obligations under this Agreement;

(iii)	to do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except to the extent that failures to keep in effect such rights, licenses, permits, privileges and franchises would not be reasonably likely to result in a Material Adverse Effect;

(iv)	upon knowledge by the relevant Seller that (a) an Early Amortisation Event defined in Article 13.3 has occurred, to notify or cause to be notified forthwith the Purchaser and provide a copy of the same to the Joint Lead Arrangers and (b) a Potential Early Amortisation Event has occurred, to notify or cause the Purchaser to be notified forthwith and provide a copy of the same to the Joint Lead Arrangers and, where applicable, of actions which the Seller has taken and/or proposes to take with respect thereto in order to prevent such Potential Early Amortisation Event from becoming an Early Amortisation Event;

(v)	to carry on its business in all material aspects in accordance with all applicable laws and regulations, except where failure to do so would not be reasonably likely to have a Material Adverse Effect;

(vi)	upon the Purchaser’s request, which shall be subject to a reasonable prior notice, to arrange forthwith for audit(s) to be carried out by the Purchaser or by any other entity appointed by the Purchaser for such purposes, of its receivables and collection procedures. The audits shall be conducted at the expense of and paid by the Centralising Unit, acting in the name and on behalf of the Sellers, within the limits set forth in Article 10.6, it being understood that:

•	the annual audit shall be carried out at the latest two (2) months before the anniversary date of the 2014 Amendment Date (with the exception of a New Seller acceding to the Securitisation Transaction in accordance with the provisions of Article 40, in relation to which the first audit carried out before the entry into the Securitisation Transaction of the New Seller shall be sufficient to satisfy the annual requirement referred to above for the first anniversary date of the 2014 Amendment Date falling after its accession);

•	further, upon unanimous written request from each of the Purchaser, the Liquidity Banks and the Fund Subscribers, the Agent shall carry out a second audit during that same year;

(vii)	with respect to any Seller, to deliver to the Purchaser an Auditors Certificate within twelve (12) calendar months after the date of delivery of the previous Auditors Certificate in the form set out in SCHEDULE 4;

(viii)	to notify forthwith the Purchaser, promptly upon becoming aware, of any material adverse change in relation to any Sold Receivable, and to promptly respond to any reasonable written request of the Purchaser, the Agent, any Back-Up Servicer (if and when appointed) concerning any event in relation to any Sold Receivable which is reasonably likely to endanger the payment of a sum under such Sold Receivable;

(ix)	to keep the Purchaser fully informed of the existence and progress of (a) any material litigation relating to a Sold Receivable, (b) any claim or litigation relating to the Sold Receivables before the courts or in arbitration for the purposes of recovering material sums due under such Sold Receivables, (c) any claim or litigation relating to the Sold Receivables before the courts or in arbitration for the purposes of recovering sums due under such Sold Receivable, upon written request of the Purchaser, the Agent or any Back-Up Servicer (if and when appointed), and (d) any action, suit or proceeding described in Article 11.1 (viii);

(x)	to submit to the Purchaser, as soon as practicable, on the Purchaser’s reasonable request and subject to the provisions of Article 20 (Identification of the contractual documentation for the Sold Receivables - Access to documents) and Article 31 (Confidentiality), all documents which enable the latter to verify that the Seller has properly fulfilled its contractual obligations concerning the collection of sums due under the Sold Receivables, to the extent permitted by applicable laws or regulations and in particular, in the case of the Protected Debtors, by the provisions of the Data Protection Trust Agreement;

(xi)	to transfer or cause to be transferred to the Purchaser all Adjusted Collections in accordance with the provisions of Article 23 (Application of payments and payments of collections);

(xii)	with respect to any Seller, to deliver to the Purchaser a Solvency Certificate (on a date which shall be a Funded Settlement Date during the Replenishment Period) on a semi-annual basis in accordance with the form set out in SCHEDULE 5;

(xiii)	to execute any and all further documents, agreements and instruments, and take all such further actions, as may be reasonably requested by the Purchaser in order to ensure that the sales of Ongoing Purchasable Receivables and Remaining Purchasable Receivables to the Purchaser under the Receivables Purchase Agreements constitute valid and perfected sales of such Ongoing Purchasable Receivables and Remaining Purchasable Receivables and the Liens created over the Collection Accounts for the benefit of the Purchaser constitute valid and perfected Liens;

(xiv)	to inform the Purchaser, as soon as possible and in so far permitted by applicable laws and regulations, of its intention to restructure such Seller leading to GOODYEAR DUNLOP TIRES EUROPE BV ceasing to hold directly or indirectly more than 50% in the voting rights of such Seller;

(xv)	to ensure that steps are taken to maintain the performance of the billing and recovery procedures and accountancy methods in relation to the customer account (compte client) of such Seller, with the same degree of skill and care as evidenced during the audits carried out on behalf of the Purchaser or any of their agents during the structuring phase of the Securitisation Transaction;

(xvi)	to ensure that any information transmitted by the Centralising Unit or such Seller during the term of this Agreement and pursuant to the Transaction Documents is true and accurate in all material respects;

(xvii)	to maintain effective and in full force at all times the Intercompany Arrangements with the Centralising Unit and the other Sellers, and not to change such Intercompany Arrangements in any way that may adversely affect the rights of the Purchaser under the Securitisation Transaction;

(xviii)	to maintain effective and in full force at all times, such internal arrangements between the German Seller, GOODYEAR DUNLOP TIRES EUROPE BV, GOODYEAR and/or any other shareholder or affiliate of the German Seller which are necessary to, if complied with, ensure due compliance of each of the German Seller, GOODYEAR DUNLOP TIRES EUROPE BV, GOODYEAR and/or any other shareholder or affiliate of the German Seller with the relevant applicable corporate capital maintenance provisions, including, without limitation, § 30 of the German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung);

(xix)	to keep any Bill of Exchange relating to a Sold Receivable as custodian of the Purchaser for collection purposes unless the Sellers’ Collection Mandate has been terminated and it has received notification from the Purchaser to deliver such Bill of Exchange to the Purchaser or any third party appointed by the Purchaser;

(xx)

in the case of the Spanish Seller, to take such steps and do all things as to notarise before a Spanish Notary Public, on each Funded Settlement Date during the Replenishment Period, any Transfer Deed executed and delivered pursuant to the French law governed Receivables Purchase Agreement executed by the Spanish Seller (specifying in such Transfer Deeds any promissory notes (pagarés) which must be transferred in accordance with this Agreement and such Receivables Purchase Agreement), it being understood that the costs of such notarisation shall, at all times, be borne by the Spanish Seller;

(xxi)	in the case of the German Seller, to take such steps and do all things as to notarise before a Spanish Notary Public on each Funded Settlement Date during the Replenishment Period, any Transfer Deed relating to Spanish law governed receivables and/or Spanish Debtors that has to be executed and delivered pursuant to the Receivables Purchase Agreement executed by the German Seller, it being understood that the costs of such notarisation shall, at all times, be borne by the German Seller;

(xxii)	(a) to instruct any Debtor, which has not been already informed, to pay any sum due under a Sold Receivable to the relevant Collection Account(s), (b) from the Signing Date, to collect any sums due under a Sold Receivable exclusively on the relevant Collection Account(s) and (c) to promptly transfer to the relevant Collection Account(s) any sums paid by a Debtor in a different manner than to the relevant Collection Account(s);

(xxiii)	in the case of the German Seller,

(a)	(w) to opt or continue to opt at all times for payment of self-assessed or assessed VAT on a monthly basis, (x) having applied for a permanent extension for the filing of monthly returns (Dauerfristverlängerung) post and maintain posted a special advance estimated tax payment to the relevant tax office, (y) to calculate and self-assess VAT on a monthly basis in accordance with German VAT laws and regulations and (z) to pay any VAT when due to the relevant German tax administration on a monthly basis;

(b)	to provide the Purchaser on each Information Date with (x) a monthly report detailing the calculation of VAT due in relation to the preceding calendar month in accordance with German VAT laws and regulations, and (y) evidence of the payment of any amounts of VAT when due to the relevant German tax administration, as described in such monthly report;

(c)	to submit promptly upon request of the Purchaser a statement and/or evidence in respect of any VAT payment; and

(d)	to ensure that, promptly upon request of the Purchaser at any time and in any event semi annually (x) its auditors or any qualified accountants carry out an audit in relation to its VAT assessment procedures and VAT payment in accordance with applicable law and regulations, detailing the calculation and the payment of VAT during the period since the previous audit or (as relevant) during the last six (6) calendar months and (y) the results of such audit are forthwith communicated to the Purchaser, whereby the costs of such audit shall be borne by such German Seller.

12.1.2	Negative covenants

Each Seller undertakes:

(i)	(a) not to sell, lease, transfer or dispose of, the whole or a substantial part of its business or assets whether in a single transaction or by a number of transactions. Such prohibitions do not however apply to: (w) disposals in the ordinary course of the business of the Centralising Unit or of any Seller; (x) disposals between the Centralising Unit and any Seller(s) or between any Sellers or within the GOODYEAR Group; (y) disposals for arm’s length consideration on normal commercial terms; or (z) other disposals which are not reasonably likely to materially prejudice the rights of the Purchaser hereunder or adversely and materially affect the collectibility of the Sold Receivables; and

(b) except for any intra-group mergers or reorganisations within the GOODYEAR Group, not to purchase all or part of the assets of any individual, undertaking or company, and not to enter into any merger (fusion), demerger (scission) or proceeding of a similar nature, which is reasonably likely to materially prejudice the rights of the Purchaser hereunder or adversely affects such Seller’s ability to collect the Sold Receivables;

(ii)	not to vary any of its collection procedures currently in operation on the date it becomes a Seller under the Transaction Documents, without the prior written consent of the Purchaser if such a variation is reasonably likely to adversely affect the quality of such collection procedures;

(iii)	not to deliver to the Purchaser any document containing information concerning the Sold Receivables which it knows to be inaccurate or incomplete;

(iv)	not to deliver to the Purchaser any document containing information concerning the Sold Receivables which it, in the exercise of reasonable diligence, should reasonably have known to be inaccurate or incomplete, in any material respect;

(v)	not to use any software for the management of the Sold Receivables unless the software user licence allows it to be used to monitor the Sold Receivables, except in cases that would not be reasonably likely to result in a Material Adverse Effect;

(vi)	to abstain from varying the corporate purposes or changing the legal form of such Seller, except to the extent related to any intra-group mergers or reorganisations within the GOODYEAR Group or to the extent that such variation or change would not be reasonably likely to result in a Material Adverse Effect;

(vii)	not to endorse, transfer or deliver to any person a Bill of Exchange relating to a Sold Receivable unless such an endorsement, transfer or delivery is made for the benefit of the Purchaser and, upon request of the Purchaser, to endorse, transfer or deliver, to the Purchaser or any third party designated by the Purchaser, acting pursuant to a power of attorney provided by a separate agreement, any and all Bills of Exchange corresponding to Sold Receivables and take all such measures deemed necessary by the Purchaser in order to preserve its rights hereunder; and

(viii)

not to create, incur, assume or permit to exist any Liens (other than any Lien contemplated by the Transaction Documents) (a) in relation to any Sold Receivables (and related rights) or in respect of the Collection Accounts, with the exception of those Liens required by applicable laws and regulations, or (b) over the Subordinated Deposit and/or the Complementary Deposit.

12.2	Centralising Unit

12.2.1	Affirmative covenants

The Centralising Unit undertakes:

(i)	to provide the Purchaser without undue delay, on a non consolidated basis, with:

(a)	its annual accounts (balance sheet, profit and loss accounts and annexes), as published and certified by its statutory auditors, the related report of the board of directors and statutory auditors, and an extract of the minutes of the shareholders’ annual general meeting approving the said accounts, no later than forty-five calendar days (45) following the holding of its shareholders’ annual general meeting;

(b)	all published interim financial information; and

(c)	all other information, reports or statements as the Purchaser may at any time reasonably request and depending on the type of information requested, in accordance with the procedures applicable to the communication of information under this Agreement;

(ii)	to request promptly any authorisation as may become necessary for the performance of its obligations under the Transaction Documents to which it is a party;

(iii)	to do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except to the extent that failure to keep in effect such rights, licenses, permits privileges and franchises would not be reasonably likely to result in a Material Adverse Effect;

(iv)	upon knowledge by the Centralising Unit that (a) an Early Amortisation Event has occurred, to notify forthwith the Purchaser of the same and (b) a Potential Early Amortisation Event has occurred, to notify forthwith the Purchaser of the same and, where applicable, of actions which the Centralising Unit has taken and/or proposes to take with respect thereto in order to prevent such Potential Early Amortisation Event from becoming an Early Amortisation Event;

(v)	to carry on its business in accordance with all applicable laws and regulations, except where failure to do so would not be reasonably likely to result in a Material Adverse Effect;

(vi)	to deliver to the Purchaser (on a date which shall be a Settlement Date during the Replenishment Period), a Solvency Certificate within six (6) calendar months after the date of delivery of the previous Solvency Certificate, in accordance with the form set out in SCHEDULE 5;

(vii)	(a) to provide the Agent two (2) Business Day before each Information Date preceding the applicable Funded Settlement Date (before 9.00 a.m.) with a copy of the List of Purchasable Receivables in the form agreed between the Parties to this Agreement and a copy of the Assessment Report (with the following tables filled: table 1, table 2, table 3, table 9 and table 11); (b) to provide the Agent on each Information Date preceding the applicable Funded Settlement Date (before noon) with a copy of the Assessment Report filled with the remaining tables left; and (c) to provide the Agent on each Information Date preceding the applicable Intermediary Settlement Date (before 11.00 p.m.) with a copy of the Assessment Report and a List of Purchasable Receivables in the form agreed between the Parties;

(viii)	to provide the Purchaser (or the Agent acting in the name and on behalf of the Purchaser) on each Funded Settlement Date during the Replenishment Period before 9.00 a.m., with the Transfer Deeds;

(ix)	to transmit to the Agent and the Purchaser a certificate evidencing compliance with the Financial Covenants at the time of delivery of such financial information described in points (a) and (b) of section 5.01 of the European Credit Facility;

(x)	to inform the Purchaser, as soon as possible, and in so far as is permitted by applicable laws and regulations of any restructuring leading to GOODYEAR DUNLOP TIRES EUROPE B.V. ceasing to hold directly or indirectly 100% in the voting rights of the Centralising Unit;

(xi)	to ensure that any information transmitted by the Centralising Unit or any of the Sellers during the course of the Securitisation Transaction and pursuant to the Transaction Documents is accurate and true in all material respects;

(xii)	to maintain effective and in full force at all times the Intercompany Arrangements with the Centralising Unit and the other Sellers, and not to change such Intercompany Arrangements in any way that may adversely affect the rights of the Purchaser under the Securitisation Transaction.

12.2.2	Negative covenants

The Centralising Unit undertakes:

(i)	to abstain from changing its legal form, its corporate existence and varying its corporate purposes, except to the extent that such variation or change would not be reasonably likely to adversely affect the performance of its obligations under the Transaction Documents;

(ii)	not to create, incur, assume or permit to exist any Lien in relation to any of its assets, except (x) for Liens provided under the Transaction Documents, (y) to the extent such Liens do not relate to any assets in relation to the Securitisaton Transaction, for Liens created or permitted by the European Credit Facility, or (z) to the extent required by applicable laws or regulations.

12.3	Agent

12.3.1	The Agent hereby agrees with the other Parties that it shall, at the latest on each Calculation Date:

(i)	identify a selection in the List of Purchasable Receivables sent by the Centralising Unit, acting in the name and on behalf of the Sellers and of the Refinanced Seller, on the preceding Information Date, in order to select, by way of priority,

(a)	the Refinanced Ongoing Purchasable Receivables title to which has passed and which have been transferred to the Purchaser from the Refinanced Seller between the last two (2) Assessment Dates and the Refinanced Remaining Purchasable Receivables which shall be purchased by the Purchaser from the Refinanced Seller on the next Settlement Date during the Replenishment Period,

(b)	the Ongoing Purchasable Receivables title to which has passed and which have been transferred to the Purchaser from the Sellers between the last two (2) Assessment Dates other than, if such Calculation Date immediately precedes a Funded Settlement Date, those Ongoing Purchasable Receivables the transfer of which shall be rescinded on such Funded Settlement Date in accordance with the provisions of the French Receivables Purchase Agreement, the Spanish Receivables Purchase Agreement or the German Receivables Purchase Agreement (in that latter case only if the transfer of said Originated Ongoing Purchasable Receivables was governed by French law), and then

(c)	if such Calculation Date immediately precedes a Funded Settlement Date, the Remaining Purchasable Receivables which shall be purchased by the Purchaser from the Sellers on such Funded Settlement Date during the Replenishment Period (it being provided that, for the purposes of this provision, the transfer of the Originated Ongoing Purchasable Receivables sold on the second Funded Settlement Date preceding such Calculation Date in accordance with the provisions of the French Receivables Purchase Agreement, the Spanish Receivables Purchase Agreement or the German Receivables Purchase Agreement (in that latter case only if the transfer of said Originated Ongoing Purchasable Receivables was governed by French law), will be assumed to be rescinded on the Funded Settlement Date following such Calculation Date so that such Originated Ongoing Purchasable Receivables will be treated as Remaining Purchasable Receivables to be purchased by the Purchaser on such Funded Settlement Date), so that the Outstanding Amount of Sold Receivables and Refinanced Sold Receivables (taking into account, without double counting, the Outstanding Amount of Refinanced Ongoing Purchasable Receivables title to which has passed and which have been transferred to the Purchaser from the Refinanced Seller between the last two (2) Assessment Dates, the Outstanding Amount of Ongoing Purchasable Receivables title to which has passed and which have been transferred to the Purchaser from the Sellers between the last two (2) Assessment

Dates, the Outstanding Amount of Remaining Purchasable Receivables to be purchased on the following Funded Settlement Date during the Replenishment Period and the Outstanding Amount of Refinanced Remaining Purchasable Receivables to be purchased on the following Funded Settlement Date during the Replenishment Period) shall not exceed the sum of the Requested Amount of the Purchaser’s Funding, the amount of the Subordinated Deposit, the Maximum Amount of the Complementary Deposit and the Discount Reserve;

(ii)	identify among the Remaining Purchasable Receivables, the Ongoing Purchasable Receivables, the Refinanced Remaining Purchasable Receivables and the Refinanced Ongoing Purchasable Receivables selected in accordance with point (i) above, Eligible Receivables and Refinanced Eligible Receivables, which shall be selected so that the Outstanding Amount of Eligible Receivables and Refinanced Eligible Receivables due by Debtors of the same Group on the following Settlement Date shall not exceed the Maximum Concentration Rate multiplied by the Outstanding Amount of the Eligible Receivables and the Refinanced Eligible Receivables on such date;

(iii)	if such Calculation Date immediately preceeds a Funded Settlement Date, send to the Centralising Unit, acting in the name and on behalf of the Sellers, before 5.00 pm on such Calculation Date a list containing the Remaining Purchasable Receivables and the Originated Ongoing Purchasable Receivables (and identifying specifically the Eligible Receivables) as at the next Funded Settlement Date during the Replenishment Period, along with the Outstanding Amount of Remaining Purchasable Receivables and the Outstanding Amount of Eligible Receivables (it being provided that, for the purposes of this provision, the transfer of the Originated Ongoing Purchasable Receivables sold on the second Funded Settlement Date preceding such Calculation Date in accordance with the provisions of the French Receivables Purchase Agreement, the Spanish Receivables Purchase Agreement or the German Receivables Purchase Agreement (in that latter case only if the transfer of said Originated Ongoing Purchasable Receivables was governed by French law), will be assumed to be rescinded on the Funded Settlement Date following such Calculation Date so that such Originated Ongoing Purchasable Receivables will be treated as Remaining Purchasable Receivables to be purchased by the Purchaser on such Funded Settlement Date);

(iv)	calculate, with respect to the following Settlement Date, and on the basis of the information received on the preceding Information Date:

(a)	the balance of the Current Account;

(b)	the Discount Amount;

(c)	the amount of the Discount Reserve;

(d)	the Outstanding Amount of Sold Receivables, the Outstanding Amount of Refinanced Sold Receivables, the Outstanding Amount of Eligible Receivables and the Outstanding Amount of Refinanced Eligible Receivables, globally and for each Seller individually and for the Italian Seller;

(e)	the amount of the Purchaser’s Funding, including any increase or reduction in the level of such funding if such Calculation Date precedes immediately a Funded Settlement Date;

(f)	the amount of the Subordinated Deposit;

(g)	the amount of the Complementary Deposit;

(h)	the amount of the Adjusted Collections and the Refinanced Adjusted Collections; and

(i)	any other amounts agreed between the Agent and the Centralising Unit.

(v)	give notice before 5.00 pm on such Calculation Date to the Centralising Unit acting, as the case may be, on its own behalf or on behalf of the Sellers, of the calculations (with supporting details) carried out pursuant to the above paragraph (iv) in order to provide the information needed, as the case may be, for the payment to be made on the following Settlement Date pursuant to Article 6.3, in accordance with the Calculation Letter described in SCHEDULE 13;

(vi)	communicate to the Depositor the calculation of any Increase in the Purchaser’s Funding or any Reduction in the Purchaser’s Funding in accordance with the provisions of Article 7.3.

The Parties agree that, in the event that any Party becomes aware of any error in the calculation carried out by the Agent pursuant to the present Article 12.3.1, such Party shall forthwith notify the Agent in order to rectify such an error.

12.3.2	At the latest on each Calculation Date, the Agent shall, at the request of any Joint Lead Arranger, forthwith transmit a copy of the Assessment Reports, the Lists of Purchasable Receivables or any reporting documents relating to the Sold Receivables and Refinanced Sold Receivables and provide the Joint Lead Arrangers with any information relating to the amount of Adjusted Collections and Refinanced Adjusted Collections received by the Purchaser on such Calculation Date.

12.3.3	On each Calculation Date before 5.00 pm, the Agent undertakes to deliver forthwith, to the Centralising Unit acting in the name and on behalf of the Sellers, a document relating to the Sold Receivables and the Refinanced Sold Receivables, in the form attached hereto as SCHEDULE 10.1, as modified from time to time by the Parties, and to provide a copy of such document to the Joint Lead Arrangers.

After each Settlement Date, the Agent undertakes to deliver forthwith to each Issuer, a report document relating to the Sold Receivables and the Refinanced Sold Receivables, in the form attached hereto as SCHEDULE 10.2, as modified from time to time between the Agent, the Purchaser and the Issuers.

For the purposes of the relevant reporting documents, the Parties agree that CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK shall be responsible for ensuring that such reporting requirements are carried out.

12.4	Failure to deliver Assessment Report or List of Purchasable Receivables

12.4.1	In the event that the Centralising Unit fails to provide the Agent with a copy of the Assessment Report and/or a List of Purchasable Receivables within one (1) Business Day after an Information Date, or provides the Agent with a copy of the Assessment Report and/or a List of Purchasable Receivables, that is incomplete in relation to one or several Sellers or Italian Seller (with respect to any Seller or to the Italian Seller, a “Delivery Failure”), the Agent shall carry out the identification and the calculations referred to in Articles 12.3.1 and 12.3.2 as follows:

•	in relation to Sellers or the Refinanced Seller for which there is no Delivery Failure, on the basis of the Assessment Report and the List of Purchasable Receivables provided to the Agent on such Information Date; and

•	in relation to Sellers or Refinanced Seller for which there is a Delivery Failure, on the basis of the Assessment Report and the List of Purchasable Receivables provided to the Agent on the preceding Information Date;

provided that the Centralising Unit has sent to the Agent a single consolidated Assessment Report and a single List of Purchasable Receivables. If the Agent has not received such single consolidated Assessment Report and such List of Purchasable Receivables, it shall make its calculations on the basis of the single consolidated Assessment Report and single List of Purchasable Receivables received on the previous Information Date.

12.4.2	In the event of any failure to comply with the provisions of Article 12.2.1(vi), the Centralising Unit shall comply with such provisions with respect to the documents required to be delivered on or before the next Information Date.

12.4.3	The Centralising Unit shall provide, on each Information Date, (i) the list of Sold Receivables which are Doubtful Receivables and to be retransferred to the relevant Seller in accordance with article 4.2 of the relevant Receivables Purchase Agreement and (ii) the list of Refinanced Sold Receivables which are Refinanced Doubtful Receivables and to be retransferred to the Refinanced Seller in accordance with article 3 of the Refinanced Receivables Purchase Agreement.

12.5	Purchaser

Other than as contemplated by the Transaction Documents, the Purchaser undertakes not to (a) sell, transfer or otherwise dispose of any Sold Receivables or any Refinanced Sold Receivables or (b) create, incur, assume or permit to exist any Liens over any Sold Receivables or any Refinanced Sold Receivables (and related rights), with the exception of those Liens required by applicable laws and regulations.

CHAPTER VI

EARLY AMORTISATION

13.	EARLY AMORTISATION

13.1	Early Amortisation Events in relation to the Securitisation Transaction:

The fact that the Purchaser’s Funding falls below the Minimum Amount of the Program shall constitute an Early Amortisation Event with respect to this Agreement and the Receivables Purchase Agreements.

13.2	Early Amortisation Event in relation to the Purchaser:

If any event occurs, which is not an event that is due to CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK or that could have been prevented by CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, and which, in the Rating Agencies’ opinion, jeopardises the “bankruptcy remote character” of the Purchaser, the Purchaser may or, if all the Liquidity Banks and the Fund Subscribers (which shall be consulted by the Purchaser upon the occurrence of such an Early Amortisation Event) instruct the Purchaser to do so, the Purchaser shall terminate its Commitment to purchase Ongoing Purchasable Receivables and Remaining Purchasable Receivables from the Sellers subject to notice made in writing to the Centralising Unit. In such an event, the Commitment Expiry Date shall be deemed to have occurred on the thirtieth (30th) calendar day following receipt by the Centralising Unit of the Purchaser’s Termination Notice. Such Purchaser’s Termination Notice shall state the reasons for the Rating Agencies’ opinion.

13.3	Early Amortisation Events in relation to any Seller or the Centralising Unit:

Each of the following events shall constitute an Early Amortisation Event with respect to this Agreement and the Receivables Purchase Agreements:

(i)	any Seller, the Centralising Unit, GOODYEAR DUNLOP TIRES EUROPE BV, GOODYEAR or any Material Subsidiary has entered into Insolvency Proceedings;

(ii)	any failure by a Seller, the Centralising Unit or GOODYEAR DUNLOP TIRES EUROPE BV to make a payment (including any deposit or transfer of Adjusted Collections to the Purchaser) when due under the Transaction Documents:

(w)	which is not remedied within two (2) Business Days, provided that such failure is due to a technical reason which affects the means of payment in the banking system used by such Seller or by the Centralising Unit and is not otherwise covered by clause (y) below;

(x)	which is not remedied within four (4) Business Days, where such failure arises in relation to the payment of the Management Fee or the Stand-By Fee;

(y)	which is not a scheduled payment under the Transaction Documents and which is not remedied within two (2) Business Days after written notice received from the Purchaser or, if earlier, after a Responsible Officer becoming aware thereof;

(z)	which is a scheduled payment (including a payment due pursuant to Article 6.3.2) and is not otherwise covered by clause (w) or (x) above;

(iii)	any restructuring of (a) a Seller leading to GOODYEAR ceasing to hold directly or indirectly more than 50% in the share capital and voting rights of such a Seller, or (b) GOODYEAR DUNLOP TIRES EUROPE BV leading to GOODYEAR ceasing to hold directly or indirectly more than 50% in the share capital and voting rights of GOODYEAR DUNLOP TIRES EUROPE BV, or (c) the Centralising Unit leading to GOODYEAR DUNLOP TIRES EUROPE BV ceasing to hold, directly or indirectly, 100% in the share capital and voting rights of the Centralising Unit;

(iv)	any default by any Seller, the Centralising Unit or GOODYEAR DUNLOP TIRES EUROPE BV (including any material default in the collection obligations set forth in Articles 21, 24, 25 and 26) other than the defaults referred to in paragraph (iii) above or paragraphs (vi) and (vii) below, in relation to any of their obligations under the Transaction Documents:

•	which is not remedied within one (1) Business Day after written notice received from the Purchaser or, if earlier, after a Responsible Officer becoming aware thereof, if such default is in relation to their respective obligations under Article 12.2.1 (vii), and the Centralising Unit does not comply with Article 12.4.2;

•	which is not remedied within one (1) Business Day after written notice received from the Purchaser or, if earlier, after a Responsible Officer becoming aware thereof, if such default is in relation to their respective obligations under 12.2.1 (vii);

•	which is not remedied within fifteen (15) Business Days after written notice received from the Purchaser or, if earlier, after a Responsible Officer becoming aware, if such default is in relation to their respective obligations under 12.1.1 (iv), 12.2.1 (x), 12.2.1 (xiii), 12.2.1 (xiv), 12.2.1 (xxi), and 12.2.1 (iv), 12.2.1 (xii);

•	which is a default of the obligations arising under 12.1.2 or 12.2.2, which (a) if capable of remedy, is not remedied within fifteen (15) Business Days after written notice received from the Purchaser or, if earlier, after a Responsible Officer becoming aware, or (b) if not capable of remedy, has not been waived by the Purchaser within five (5) Business Days after written notice received from the Purchaser or, if earlier, after a Responsible Officer becoming aware;

•	which is not remedied within thirty (30) Business Days after written notice received from the Purchaser, or, if earlier, after a Responsible Officer becoming aware;

(v)	any failure by any Seller to deliver an Auditors Certificate with respect to such Seller complying with the relevant form attached as SCHEDULE 4 (adapted mutatis mutandis in the case of a New Seller), as provided for under Article 12.1.1(vii), which is not remedied within fifteen (15) Business Days after written notice received from the Purchaser or, if earlier, after a Responsible Officer becoming aware;

(vi)	any failure by any Seller or the Centralising Unit with respect to such Seller, the Centralising Unit to deliver a Solvency Certificate, complying with the relevant form attached as SCHEDULE 5 (adapted mutatis mutandis in the case of a New Seller), as provided for under Article 12.1.1(xii) and 12.2.1(vi), which is not remedied within ten (10) Business Days after written notice received from the Purchaser or, if earlier, after a Responsible Officer becoming aware;

(vii)	any representation and warranty made by any Seller, the Centralising Unit or GOODYEAR DUNLOP TIRES EUROPE BV under the Transaction Documents (other than under Article 19), or any information contained in any document delivered by any Seller or the Centralising Unit or GOODYEAR DUNLOP TIRES EUROPE BV to the Purchaser pursuant thereto, is found to have been inaccurate on the date on which it was made or delivered, if such inaccuracy (a) is not remedied or waived accordingly within thirty (30) days after written notice received from the Purchaser, or, if earlier, after a Responsible Officer becoming aware and (b) is reasonably likely to result in a Material Adverse Effect;

(viii)	any Material Indebtedness of GOODYEAR DUNLOP TIRES EUROPE BV, or any of its subsidiaries, or GOODYEAR (a) has not been paid or repaid when due (after giving effect to any applicable grace period) or (b) has become due and payable before its stated date of payment as a result of a declared default and after the expiry of any applicable grace period provided that, in each case, such default has not been waived pursuant to the terms of the relevant agreement;

(ix)	there is an attachment, freezing or seizure (saisie) order against all or any material part of the property, assets or revenues of the Centralising Unit, any of the Sellers or GOODYEAR DUNLOP TIRES EUROPE BV or in the event that the Centralising Unit, any of the Sellers or GOODYEAR DUNLOP TIRES EUROPE BV has become subject at any time to any court order or other court process having similar effect and such attachment, seizure (saisie), court order or court process remains in effect and is not discharged during a period of forty-five (45) calendar days following the date on which it was served;

(x)	any change of any kind in any Seller’s or Centralising Unit’s articles of association, business or assets, which would be reasonably likely to result in a Material Adverse Effect;

(xi)	the validity of the Transaction Documents or a Transfer Deed issued pursuant to any Receivables Purchase Agreement or any Payment hereunder or thereunder is successfully challenged by any enforcement order issued or judgment obtained as a result of proceedings before any court (including arbitration proceedings);

(xii)	whenever on three (3) successive Funded Settlement Dates the Overcollateralisation Rate is higher than the Maximum Overcollateralisation Rate and such event is not waived within thirty (30) days after notice received from the Purchaser or, if earlier, after a Responsible Officer becoming aware of such event;

(xiii)	(a) any of the Transaction Documents becomes illegal or, cannot, for any reason whatsoever, be performed pursuant to their respective terms, and such illegality or inability to be performed is reasonably expected to prejudice the rights of the Purchaser in any material respect;

(b) a Transfer Deed becomes illegal or, cannot, for any reason whatsoever, be performed pursuant to its terms, and such illegality or inability to be performed is reasonably expected to prejudice the rights of the Purchaser;

(xiv)	the ratio at the end of any fiscal quarter of (x) Consolidated Net J.V. Indebtedness to (y) Consolidated European J.V. EBITDA for the most recent period of four consecutive fiscal quarters for which financial statements have been prepared (as contemplated under the European Credit Facility, is greater than 3.00 to 1.00, and there has been no Applicable Waiver or Amendment on or prior to the 60th calendar day after the occurrence of any such event. In addition, this General Master Purchase Agreement shall be automatically deemed amended, with no further actions required by the Parties, to reflect the changes made in any Applicable Waiver or Amendment).

Capitalized terms used in this Article 13.3 (xiv) and not defined in SCHEDULE 14 shall have meanings set forth for such terms in SCHEDULE 1;

(xv)	if all Sellers withdraw from the Agreement in accordance with the provisions of Article 39;

(xvi)	the three-month rolling average of the Delinquency Percentage exceeds 3.5%, and such event is not waived within thirty (30) days after notice received from the Purchaser, or, if earlier, after a Responsible Officer becomes aware thereof;

(xvii)	the three-month rolling average of the Default Percentage exceeds 2.4%, and such event is not waived within thirty (30) days after notice received from the Purchaser, or, if earlier, after a Responsible Officer becomes aware thereof;

(xviii)	the three-month rolling average of the Dilution Percentage exceeds 10.5%, and such event is not waived within thirty (30) days after notice received from the Purchaser, or, if earlier, after a Responsible Officer becomes aware thereof;

(xix)	with respect to any Ongoing Purchasable Receivable and/or Remaining Purchasable Receivable assigned to the Purchaser on any Funded Settlement Date (for the purposes of this clause, the “Reference Funded Settlement Date”), the Initial Purchase Price has not been paid in full at the latest on the third Funded Settlement Date following such Reference Funded Settlement Date, it being provided that, on the Calculation Date preceding, the second Funded Settlement Date following such Reference Funded Settlement Date, the Agent shall have communicated to the Centralising Unit the amount of the Initial Purchase Price of the Ongoing Purchasable Receivable and/or Remaining Purchasable Receivable sold on such Reference Funded Settlement Date that would remain unpaid on the third Funded Settlement Date following the Reference Funded Settlement Date, should the Maximum Amount of Complementary Deposit not be increased.

13.4	Consequences of Early Amortisation Events

Except for the Early Amortisation Event described in Article 13.2, the effect of which is set out in such Article, the consequences of the Early Amortisation Events shall be as follows:

(i)	If an Early Amortisation Event referred to in Articles 13.1 or 13.3 occurs and has not been waived, the Purchaser may or, if all the Liquidity Banks and the Fund Subscribers (which shall be consulted by the Purchaser upon the occurrence of such an Early Amortisation Event) instruct the Purchaser to do so, the Purchaser shall terminate by notice in writing to the Centralising Unit (the “Purchaser’s Termination Notice”), its Commitment to purchase Ongoing Purchasable Receivables and Remaining Purchasable Receivables from the Sellers. Upon knowledge by the Purchaser of the occurrence of an Early Amortisation Event and provided such Early Amortization Event has not been waived and as soon as the Purchaser has determined that such an occurrence shall entail the occurrence of the Commitment Expiry Date, a Purchaser’s Termination Notice may be sent forthwith. In such an event, the Commitment Expiry Date shall be deemed to have occurred on the date of receipt of the Purchaser’s Termination Notice by the Centralising Unit.

However, if upon consultation of the Liquidity Banks and the Fund Subscribers in accordance with the above paragraph or Article 13.2 or Article 21.3.1, no agreement can be reached among such Liquidity Banks and Fund Subscribers as to the termination by the Purchaser of its Commitment or with respect to Article 21.3.1, the termination of the appointment of each Seller for collection of the Sold Receivables, and where the Purchaser has not already decided in its own discretion to terminate, each Liquidity Bank and each Fund Subscriber may decide to terminate its own commitments under the Liquidity Agreement and/or Fund Subscription Agreement to which it is a party (any such party, the “Terminating Bank”), upon notice in writing to the Centralising Unit, the Purchaser, the other Liquidity Bank(s) and the other Fund Subscriber no later than on the Information Date preceding the Funded Settlement Date on which such termination is to be effective.

In the event of the termination by a Terminating Bank of its commitments under the Liquidity Agreement and, as the case may be, the Fund Subscription Agreement to which it is a party, the Maximum Amount of the Program shall be partially and automatically reduced by an amount equal to the commitments of such Terminating Bank under such Liquidity Agreement and, as the case may be, such Fund Subscription Agreement (without double-counting in respect of a Terminating Bank that would be a party to both a Liquidity Agreement and a Fund Subscription Agreement). Such reduction of the Maximum Amount of the Program shall take effect on the Funded Settlement Date on which the termination of its commitment by such Terminating Bank is effective and shall be definitive and irrevocable.

(ii)

By way of further exception to the foregoing, if an Early Amortisation Event set forth in Article 13.3 13.3(iii), 13.3(iv), 13.3(v), 13.3(vi), 13.3(ix), 13.3(x), 13.3(xi), and 13.3(xiii) occurs exclusively in relation to certain but not all Sellers, the Purchaser shall give notice thereof to the relevant Seller(s) and the Centralising Unit. The Parties hereby agree that upon receipt by the relevant Seller(s) and the Centralising Unit of such notice, the Purchaser shall not be entitled to purchase any further Ongoing Purchasable Receivable or Remaining Purchasable Receivable from the relevant Seller(s) (the “Excluded Seller(s)”). The Purchaser’s Commitment shall not otherwise be affected, except that if the aggregate amount of Sold Receivables assigned by the Excluded Seller(s) on the preceding three (3) Funded Settlement Dates (or the preceding six (6) Settlement Dates in the event a Bi-monthly Management Period is outstanding) represents more than 45% of the aggregate amount of Sold Receivables assigned by all Sellers on such dates, the Commitment Expiry Date shall be deemed to have occurred on the date of receipt of the notice referred to above.

For the avoidance of doubt, any Potential Early Amortisation Event shall not constitute an Early Amortisation Event if a suitable agreement between the Parties has been reached within the grace period (if any) provided for the related Early Amortisation Event in Article 13.3.

CHAPTER VII

TAXES - CHANGES IN CIRCUMSTANCES

14.	TAXES

14.1	All payments to be made by each Seller, acting as Seller or as servicer of the Sold Receivables, or by the Centralising Unit, to the Purchaser under this Agreement, the Receivables Purchase Agreements, the Master Subordinated Deposit Agreement and the Master Complementary Deposit Agreement shall be made free, clear of and without deduction for or on account of tax (not being tax imposed on the general income of the Purchaser), unless the relevant Seller or the Centralising Unit is required by mandatory provisions of law to make such a payment subject to the deduction or withholding of tax, in which case the sum to be paid by the relevant Seller or the Centralising Unit in respect of which such deduction or withholding is required to be made shall, to the extent permitted by law, be increased to the extent necessary to ensure that, after the making of the required deduction or withholding, the Purchaser receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

In the event that any payment made by the Centralising Unit or any of the Sellers hereunder is subject to any withholding or deduction, the Purchaser shall use reasonable efforts to recover any tax credit that it may be entitled to on account of such withholding or deduction and shall remit to the Centralising Unit any amounts so recovered, up to the amount necessary for the Seller to be (after that payment) in the same after-tax position as it would have been if such withholding or deduction had not been made, but such amount shall in any event not exceed the sums so recovered by the Purchaser.

If the increase referred to above is contrary to any applicable law, the Purchaser and the Centralising Unit, acting in the name and on behalf of the Sellers, shall work together as soon as possible and in good faith to seek a solution acceptable to the Parties.

If no suitable agreement has been reached within thirty (30) calendar days following the coming into force of such deduction or withholding of tax, the Commitment Expiry Date shall be deemed to have occurred on the thirtieth day after such deduction or withholding comes into force. The Parties hereby agree that during the thirty-day period provided in the foregoing sentence, no Ongoing Purchasable Receivable and no Remaining Purchasable Receivable shall be sold to the Purchaser by the Sellers concerned by such deduction for or on account of tax or by all the Sellers if such deduction for or on account of tax relates to the Centralising Unit, on a Funded Settlement Date.

14.2	Each Seller shall bear any VAT (a “VAT Payment”) to which any transaction contemplated under the Securitisation Transaction may be subject or give rise and which applies to any party having entered into the Securitisation Transaction (other than the Sellers and the Centralising Unit); and each Seller shall fully indemnify the Purchaser or any party having entered into the Securitisation Transaction (other than the Sellers or the Centralising Unit), in respect of any liability to pay such VAT Payment and from and against any losses or liabilities which any of them may properly incur or otherwise suffer as a result of any delay in paying or omission to pay such VAT Payment.

If a Seller makes a VAT Payment and a credit against, relief or remission for, or repayment of taxes is attributable to that VAT Payment (a “VAT Credit”), the Purchaser shall use reasonable efforts to obtain the repayment of such VAT Credit, and once the Purchaser has obtained the repayment of such VAT Credit, the Purchaser shall transfer such amount to the relevant Seller so that the Seller will be (after that payment) in the same after-tax position as it would have been in had the VAT Payment not been made by the Seller, but such amount shall in any event not exceed the sums actually paid to the Purchaser under the repayment of such VAT Credit.

14.3	In the event of any Insolvency Proceedings opened against the German Seller, if the insolvency administrator is involved in the enforcement of any pledge over the Collection Account(s) for the benefit of the Purchaser and if such insolvency administrator is entitled to claim a deduction of fees (“Enforcement Fees”) from the credit balance recorded on such Collection Account(s) at the date of institution of such Insolvency Proceedings, the German Seller and/or the Centralising Unit shall pay to the Purchaser any sums corresponding to such Enforcement Fees.

14.4	In the event that the Purchaser, the Refinanced Seller, a Liquidity Bank, a Fund Subscriber, an Issuer, the Management Company, the Custodian, the Fund, the Depositor or the Agent (each a “Tax Indemnified Party”) has to bear any new tax or withholding tax or any other tax related charge not yet in force on any sum which it owes and in relation to the Securitisation Transaction, the Centralising Unit, acting in the name and on behalf of the Sellers, undertakes to indemnify such Tax Indemnified Party up to the amount of this new taxation or withholding tax or other tax charge, in the currency in which such deduction, withholding or other tax charge must be paid.

In the event that the Purchaser or the Refinanced Seller (each a “Refinanced Tax Indemnified Party”) has to bear any deduction or withholding tax or any other tax related charge on any sum which it owes and in relation to the Refinanced Receivables Purchase Agreement, the Centralising Unit, acting in the name and on behalf of the Sellers, undertakes to indemnify such Refinanced Tax Indemnified Party up to the amount of this taxation or withholding tax or other tax charge, in the currency in which such deduction, withholding or other tax charge must be paid.

In the event that any payment is made by the Centralising Unit to the Purchaser pursuant to this Article 14.4, the Purchaser shall use reasonable efforts to recover any tax credit that it may be entitled to on account of such tax and shall remit to the Centralising Unit any amounts so recovered up to the amount necessary for the Seller to be (after that payment) in the same after-tax position as it would have been if such new tax had not been paid, within the limit of the sums so recovered by the Purchaser.

14.5	In the event that any Tax Indemnified Party (including, in particular, the Purchaser) has incurred any losses or liability resulting from or in relation to any recourse by any German tax administration against the Purchaser with respect to any Sold Receivable, the German Seller shall indemnify such Tax Indemnified Party up to the amount of such losses or liability incurred and in the currency in which such loss or liability has been incurred, provided that the recourse by such German tax administration against the Purchaser is based on section 13c of the German VAT Act or on any related or equivalent provision of German law.

14.6	Nothing in this Article 14 shall be construed so as to oblige the Purchaser to bear costs and expenses of whatever nature or to disclose confidential information relating to, inter alia, the organisation of its activities nor affect in any way its right to organise its tax affairs in a manner which it considers most beneficial.

15.	CHANGES IN CIRCUMSTANCES

15.1	To the extent not already indemnified under Article 14, if, as a result of (i) the implementation, after the 2014 Amendment Date, of any change in the applicable laws, regulations, accounting standards or regulatory requirements or any change in the interpretation or application of the aforementioned and/or (ii) the implementation, after the 2014 Amendment Date, of any applicable directive, request or requirement (whether or not having the force of law) of any central bank, self-regulating organisation, governmental, fiscal, monetary or other authority (including inter alia directives, requests, instructions, accounting standards or requirements which affect the manner in which any bank is required to maintain equity capital (own funds), taking into account its assets, liabilities, contingent liabilities or commitments):

(i)	the cost of the Purchaser, the Refinanced Seller, any Liquidity Bank, any Fund Subscriber, any Issuer, the Management Company, the Custodian, the Fund, the Depositor or the Agent making available, agreeing to make available, maintaining or funding any Payment and/or assuming or maintaining their Commitment or otherwise giving effect to this Agreement shall be increased; and/or

(ii)	any sum received or receivable by the Purchaser, the Refinanced Seller, any Liquidity Bank, any Fund Subscriber, any Issuer, the Management Company, the Custodian, the Fund, the Depositor or the Agent under the Transaction Documents shall be reduced (except for tax imposed on the general income of the Purchaser or default of a Debtor under any Sold Receivables or Refinanced Sold Receivables); and/or

(iii)	the Purchaser, the Refinanced Seller, any Liquidity Bank, any Fund Subscriber, any Issuer, the Management Company, the Custodian, the Fund, the Depositor or the Agent shall become liable to make any payment on account of tax (except for tax imposed on its general income), or shall be compelled or obliged to forego any interest or other return, on or calculated by reference to the Commitment or any payment under this Agreement, the Receivables Purchase Agreement and/or the Refinanced Receivables Purchase Agreement;

as soon as such event has occurred and provided that such information is publicly available, the Purchaser, the Refinanced Seller, any Liquidity Bank, any Fund Subscriber, the Issuer, the Management Company, the Custodian, the Fund, the Depositor or the Agent shall be entitled to claim from the Centralising Unit, acting as the case may be on its own behalf or on behalf of the Sellers, an indemnity equal to (a) the increased costs referred to in (i) above, and/or (b) the reduction referred to in (ii) above and/or (c) the amount referred to in (iii) above. To this effect, the Purchaser shall give notice to the Centralising Unit, by delivering to the latter a certificate specifying in sufficient detail the occurrence of the changes in circumstances and, if possible, the estimated amount and the actual amount and the reason(s) for the indemnity payable under this Article.

15.2	In the event of any dispute as to the amount of such an indemnity, the Purchaser and the Centralising Unit acting in the name and on behalf of the Sellers, shall work together as soon as possible and in good faith to seek a solution acceptable to the Parties; in the event of a dispute, such indemnity shall nevertheless be paid by the Centralising Unit, acting on its own behalf and on behalf of the Sellers, who shall make the payment of such indemnity forthwith following receipt of the notice sent by the Purchaser.

If no suitable agreement has been reached within thirty (30) calendar days following the coming into force of such event, the Commitment Expiry Date shall be deemed to have occurred on the thirtieth day after such an event. The Parties hereby agree that during the thirty-day period provided in the foregoing sentence, no Remaining Purchasable Receivable or Ongoing Purchasable Receivable shall be sold to the Purchaser on a Funded Settlement Date.

CHAPTER VIII

ORDER OF PRIORITY - PAYMENTS

16.	ORDER OF PRIORITY DURING THE AMORTISATION PERIOD

16.1	Without prejudice to Article 16.2, on each Settlement Date during the Amortisation Period, the Purchaser shall apply the Distributed Amounts, in the following order:

1.	to the payment of any of the following sums that are due and payable on such date in accordance with the provisions of the Master Senior Deposit Agreement:

1.1	the Margin due to ESTER FINANCE;

1.2	the Immobilisation Indemnity due pursuant to article 8.1 of the Master Senior Deposit Agreement;

1.3	the Deposit Fee due pursuant to article 8.2 of the Master Senior Deposit Agreement;

until their full payment;

provided that, on each Intermediary Settlement Date the sums referred to in this point 1. to be paid on the next Funded Settlement Date, calculated prorata temporis, shall be excluded from the Distributed Amounts available on such Intermediary Settlement Date and shall be reserved by the Purchaser in order to be paid on such Funded Settlement Date;

2.	to the payment of any sum due and payable prior to such date, by the Sellers or the Centralising Unit to the Purchaser under the Transaction Documents and which remains unpaid on such date, until its full repayment;

3.	to the payment of any sum due and payable in respect of the Purchaser’s Funding, in accordance with the provisions of the Master Senior Deposit Agreement and, pari passu, in respect of the Complementary Deposit, in accordance with the provisions of the Master Complementary Deposit Agreement, until their full payment;

4.	provided that, on each Intermediary Settlement Date the sums referred to in this point 4., due in respect of the Purchaser’s Funding and to be paid on the next Funded Settlement Date shall be excluded from the Distributed Amounts available on such Intermediary Settlement Date and reserved by the Purchaser in order to be paid on such Funded Settlement Date;

5.	to the payment of any outstanding Initial Purchase Price to be made pursuant to the provisions of each Receivables Purchase Agreement and which has not been made before the Amortisation Period;

6.	to the payment of any outstanding Deferred Purchase Price to be made pursuant to the provisions of each Receivables Purchase Agreement;

7.	to the repayment of the Subordinated Deposit.

16.2	On each Settlement Date during the Amortisation Period, if any Seller and/or the Centralising Unit fail(s) to make a payment when due under the Transaction Documents in respect of the Adjusted Collections and, pursuant to the provisions of Article 21.3, the collection mandate given to the Sellers has been terminated, the Purchaser shall apply the Distributed Amounts, in the following order:

1.	to the payment of any sums due and payable on such date in respect of the Purchaser’s Funding, in accordance with the provisions of the Master Senior Deposit Agreement, as follows:

1.1	the Margin due to ESTER FINANCE;

1.2	the Immobilisation Indemnity due pursuant to article 8.1 of the Master Senior Deposit Agreement;

1.3	the Deposit Fee due pursuant to article 8.2 of the Master Senior Deposit Agreement;

until their full payment;

provided that, on each Intermediary Settlement Date the sums referred to in this point 1. to be paid on the next Funded Settlement Date, calculated prorata temporis, shall be excluded from the Distributed Amounts available on such Intermediary Settlement Date and reserved by the Purchaser in order to be paid on such Funded Settlement Date;

2.	to the payment of any sum due and payable prior to such date, by the Sellers or the Centralising Unit to the Purchaser under the Transaction Documents and which remains unpaid on such date, until its full repayment;

3.	to the payment of any sum due and payable in respect of the Purchaser’s Funding, up to an amount equal to the sum due under the Transaction Documents in respect of the Adjusted Collections and which any Seller and/or the Centralising Unit has failed to pay (the “Priority Amount”);

provided that, on each Intermediary Settlement Date the sums referred to in this point 3. to be paid on the next Funded Settlement Date shall be excluded from the Distributed Amounts available on such Intermediary Settlement Date and be reserved by the Purchaser in order to be paid on such Funded Settlement Date;

4.	to the payment of any sum remaining due and payable in respect of the Purchaser’s Funding, in accordance with the provisions of the Master Senior Deposit Agreement and, pari passu, in respect of that portion of the Complementary Deposit that exceeds the Priority Amount, in accordance with the provisions of the Master Complementary Deposit Agreement, until their full payment;

provided that, on each Intermediary Settlement Date the sums referred to in this point 4., due in respect of the Purchaser’s Funding and to be paid on the next Funded Settlement Date shall be excluded from the Distributed Amounts available on such Intermediary Settlement Date (and reserved by the Purchaser in order to be paid on such Funded Settlement Date;

5.	to the repayment of any residual sum due in respect of the Complementary Deposit;

6.	to the payment of any outstanding Initial Purchase Price to be made pursuant to the provisions of each Receivables Purchase Agreement and which has not been made before the Amortisation Period;

7.	to the payment of any Deferred Purchase Price to be made pursuant with the provisions of each Receivables Purchase Agreement;

8.	to the repayment of the Subordinated Deposit.

17.	PAYMENTS

17.1	For the purpose of the payment of any sum due under this Agreement, the Agent, the Purchaser, each Seller and the Centralising Unit acting, as the case may be, on its own behalf or on behalf of the Sellers, expressly agree to use exclusively the following bank accounts:

(i)	the Purchaser’s Account;

(ii)	the Centralising Unit’s Account;

(iii)	the Collection Accounts;

(iv)	the Purchaser’s Collection Accounts; and

(v)	the Agent’s Account.

The Parties acknowledge that such accounts shall be used exclusively for the purposes and in accordance with the terms of this Agreement.

17.2	The Euro is the currency of payment for each and every sum due at any time under the Transaction Documents.

17.3	Without prejudice to other provisions of the Transactions Documents related to set-off, the Purchaser shall be entitled to set-off (i) any amount due and payable by the Purchaser to the Centralising Unit on its behalf or on behalf of the Sellers under the Transaction Documents and (ii) any amount due and payable by the Centralising Unit on its behalf or on behalf of the Sellers to the Purchaser under the Transaction Documents.

Without prejudice to other provisions of the Transactions Documents related to set-off, the Centralising Unit, acting on its behalf or on behalf of the Sellers, shall be entitled to set-off (i) any amount due and payable by the Purchaser to the Centralising Unit on its behalf or on behalf of the Sellers under the Transaction Documents and (ii) any amount due and payable by the Centralising Unit on its behalf or on behalf of the Sellers to the Purchaser under the Transaction Documents.

17.4	For the purposes of this Article, any payments falling due on a day which is not a Business Day shall instead fall due on the following Business Day.

17.5	The Centralising Unit acting, as the case may be, on its own behalf or on behalf of any Seller, shall give to its bank before 12.00 (noon) on the Business Day following each Calculation Date, an irrevocable instruction to transfer (ordre de virement irrévocable), from the Centralising Unit’s Account to the Purchaser’s Account, any amount due to the Purchaser on the following Settlement Date in accordance with the Transaction Documents, to be credited with immediately available funds, before 12.00 (noon), on the said Settlement Date.

The Purchaser shall give to its bank one (1) Business Day before any Settlement Date, before 10.00 am, an irrevocable instruction to transfer (ordre de virement irrévocable), from the Purchaser’s Account to the Centralising Unit’s Account, any amount due, as the case may be, to the Centralising Unit on such Settlement Date, in accordance with the Transaction Documents, to be credited with immediately available funds, before 12.00 (noon), on the said Settlement Date.

17.6	Any default by the Centralising Unit acting, as the case may be, on its own behalf or on behalf of any Seller, in the fulfilment of its payment obligations under this Agreement shall automatically entitle the Purchaser, without having to give prior notice, to receive interest on any amounts payable and remaining unpaid (excluded), calculated from the date when such payment was due (included) until the date of actual payment, at a rate of EURIBOR 1 month + 2% per annum payable on the date of actual payment (excluded).

CHAPTER IX

PURCHASE OF ONGOING PURCHASABLE RECEIVABLES AND REMAINING

PURCHASABLE RECEIVABLES

18.	CONDITIONS IN RELATION TO ANY PURCHASE OF ONGOING PURCHASABLE RECEIVABLES AND REMAINING PURCHASABLE RECEIVABLES

18.1	Conditions precedent in relation to any purchase of Ongoing Purchasable Receivables and Remaining Purchasable Receivables

The Purchaser shall not be obliged on any Funded Settlement Date during the Replenishment Period, to purchase from any Seller, Ongoing Purchasable Receivables and/or Remaining Purchasable Receivables unless each of the following conditions have been fulfilled on such Funded Settlement Date:

(i)	the representations and warranties made by the Seller and the Centralising Unit referred to in Article 11 (Representations and Warranties) remain valid and accurate on such Funded Settlement Date;

(ii)	the Centralising Unit has transmitted the Assessment Report to the Agent and delivered the List of Purchasable Receivables to the Purchaser on the Information Date immediately preceding such Funded Settlement Date and on the Information Date immediately preceding the precedent Intermediary Settlement Date (if such Information Date and Intermediary Settlement Date fall during a Bi-monthly Management Period);

(iii)	the amount of the Subordinated Deposit, the Complementary Deposit and any Increase in the Subordinated Deposit and any Increase in the Complementary Deposit applicable on such Funded Settlement Date and on the preceding Intermediary Settlement Date (if such Intermediary Settlement Date falls during a Bi-monthly Management Period), has been recorded on the debit balance of the Current Account;

(iv)	the Payment to be made and the Transfer Deeds to be delivered pursuant hereto do not violate any law or regulation in force on such Funded Settlement Date;

(v)	such Funded Settlement Date is not later than the Commitment Expiry Date;

(vi)	the Purchaser has received to its satisfaction, on or before such Funded Settlement Date, (a) an Auditors Certificate in relation to each of the Sellers, not older than twelve (12) calendar months, (b) a Solvency Certificate in relation to the Centralising Unit and in relation to each of the Sellers not older than six (6) calendar months;

(vii)	no Early Amortisation Event has occurred on such date;

(viii)	the selection of the Remaining Purchasable Receivables and Refinanced Remaining Purchasable Receivables to be purchased from the Sellers by the Purchaser on such Funded Settlement Date has been carried out in accordance with the selection procedure set forth in Article 12.3.1; and

(ix)	the Centralising Unit, acting on behalf of the Sellers, has transferred the Adjusted Collections to the Purchaser, to the extent required by Article 23 (Application of payments and payments of collections).

18.2	Conditions subsequent to any Purchase of Ongoing Purchasable Receivables and Remaining Purchasable Receivables on a Funded Settlement Date during the Replenishment Period

In the event that any of the following conditions have not been fulfilled on any Funded Settlement Date during the Replenishment Period, such a failure shall constitute an automatic and immediate termination (condition résolutoire de plein droit) of the assignment by the Sellers to the Purchaser of the Sold Receivables sold on such Funded Settlement Date:

(i)	the Centralising Unit has not credited the Purchaser’s Account for an amount equal to any debit balance of the Current Account in accordance with the provisions of Article 6.3.3. on such date before 12.00 (noon);

(ii)	the Depositor has not duly made or increased the Senior Deposit in respect of its commitment to effect a Senior Deposit in accordance with and subject to the terms of the Master Senior Deposit Agreement;

(iii)	the Purchaser has not received from the Refinanced Seller any Refinanced Received Net Amount to be paid by the Refinanced Seller to the Purchaser on such Funded Settlement Date, in accordance with the terms and conditions of the Refinanced Receivables Purchase Agreement.

19.	CONFORMITY WARRANTIES FOR ONGOING PURCHASABLE RECEIVABLES AND REMAINING PURCHASABLE RECEIVABLES

19.1	Each Seller represents and warrants to the Purchaser that:

(i)	as of the Assessment Date preceding the Funded Settlement Date on which a Remaining Purchasable Receivable shall be sold (the “Reference Funded Settlement Date”), such Remaining Purchasable Receivable (other than a Net Miscellaneous Receivable or with respect to the Initial Settlement Date a Defaulted Receivable) shall exist, and, to its knowledge, except as specifically identified on the Assessment Report preceding such Reference Funded Settlement Date (it being provided that even if such Remaining Purchasable Receivables are so identified, this shall be without prejudice to the rights of the Purchaser to exercise any recourse against the relevant Seller as provided for under this Agreement and, in particular, shall not prevent the Purchaser from exercising any recourse in connection with Article 28) shall conform with the description as it appears on the Transfer Deed and the electronic support relating to such Transfer Deed and with the applicable characteristics specified in SCHEDULE 11; and

(ii)	on the day on which title to an Ongoing Purchasable Receivable shall pass and shall be transferred to the Purchaser in accordance with any Receivables Purchase Agreement, such Ongoing Purchasable Receivable shall, to its knowledge and except as specifically identified on the last Assessment Report drawn up on the Information Date following such Assessment Date (it being provided that even if such Ongoing Purchasable Receivables are so identified, this shall be without prejudice to the rights of the Purchaser to exercise any recourse against the relevant Seller as provided for under this Agreement and, in particular, shall not prevent the Purchaser from exercising any recourse in connection with Article 28), shall conform with the description as it appears on the Transfer Deed and, when originated, with the applicable characteristics specified for Remaining Purchasable Receivables in SCHEDULE 11 (mutatis mutandis).

Each Seller and the Purchaser agree that the Conformity Warranties set out in this Article:

(iii)	shall be given by each Seller to the Purchaser and shall apply to all of its Ongoing Purchasable Receivables and Remaining Purchasable Receivables designated on any Transfer Deed and the related support;

(iv)	shall take effect upon the mere transfer by each Seller or the Centralising Unit to the Purchaser of a Transfer Deed and the related supports, in accordance with and subject to the relevant Receivables Purchase Agreement;

(v)

shall be valid (x) for any Ongoing Purchasable Receivable on the Information Date following the date on which title to such Ongoing Purchasable Receivable shall pass to the Purchaser in accordance with any Receivables Purchase Agreement and (y) for any Remaining Purchasable Receivable on the Information

Date preceding the Funded Settlement Date on which such Remaining Purchasable Receivable shall be sold;

(vi)	shall remain in force until the Purchaser’s Funding has been repaid in full.

19.2	For the avoidance of doubt, notwithstanding any other provision of the Transaction Documents, no term of this Agreement, and more generally of any other Transaction Document, shall oblige any Seller to sell or assign to the Purchaser any receivable or contract providing for any prohibition or restriction in respect of the sale or assignment of such receivable or contract to the Purchaser (to the extent such prohibition or restriction has not been waived or otherwise amended in order to permit such sale or assignment) it being understood that pursuant to § 354a subsection 1 of the German Commercial Code (Handelsgesetzbuch) the assignment of a German law governed receivable arising from a mutual commercial transaction (beiderseitiges Handelsgeschäft) will be valid notwithstanding any contractual prohibition to assign said receivables pursuant to § 399 German Civil Code (Bürgerliches Gesetzbuch).

20.	IDENTIFICATION OF THE CONTRACTUAL DOCUMENTATION FOR THE SOLD RECEIVABLES - ACCESS TO DOCUMENTS

The Parties irrevocably agree that each purchase of Sold Receivables carried out pursuant to this Agreement and the relevant Receivables Purchase Agreement shall entitle the Purchaser or any other agent appointed in a discretionary way by the same, solely in order to protect and/or to enforce its right in connection with the Securitisation Transaction, to access the original copies of the contractual documentation or the computer or paper information underlying the Sold Receivables and, the support listing the Sold Receivables and to make duplicate copies of such documents; provided that (i) the Purchaser or its agent shall have the right to obtain the original copies of such documents to the extent required to enforce their rights under the Transaction Documents and (ii) in respect of the Protected Debtors, the provisions of the present Article shall only apply if the conditions set forth in the Data Protection Trust Agreement are met.

Each Seller irrevocably agrees to allow the Purchaser or any other person appointed by it unrestricted access to the said documents provided that (i) such Seller has been given two (2) Business Days prior notice thereof, (ii) the Purchaser or any other person, whom the Purchaser appoints undertakes not to disclose any confidential information except where permitted in the circumstances provided for by Article 31 (Confidentiality) and (iii) in respect of the Protected Debtors, subject to the provisions of the Data Protection Trust Agreement.

The Purchaser or any other person, whom the Purchaser appoints, shall in no way be obliged to reimburse the Centralising Unit or the Sellers, for any expense incurred by the Centralising Unit or the Sellers when allowing access to use the relevant documents, nor to compensate the Centralising Unit or the Sellers for any loss which such access or use might cause, other than any loss resulting from the gross negligence (faute lourde) or willfull misconduct (dol) of the Purchaser or such other person or the breach by the Purchaser of its material obligations under the Transaction Documents.

CHAPTER X

COLLECTION OF SOLD RECEIVABLES

21.	COLLECTION OF SOLD RECEIVABLES

21.1	Seller’s Collection Mandate

The Purchaser hereby appoints each Seller, who accepts, to act as the Collection Agent for the purposes of the collection of Sold Receivables under a Collection Mandate in accordance with the terms and subject to the conditions of this Agreement and the relevant Receivables Purchase Agreement. Each Seller hereby irrevocably renounces resigning from its role as Collection Agent for the duration of this Agreement.

In addition, the Purchaser hereby appoints the Sellers, who hereby accept to act on its behalf for the purposes of Articles 24 and 25 or where expressly provided for in this Agreement or any of the Receivables Purchase Agreements.

No Seller shall have any authority to act on behalf of the Purchaser except as provided in this Agreement or the Receivables Purchase Agreements.

21.2	Collection Support

Upon the occurrence of a Collection Rating Trigger Event, the Purchaser may request any Stand-by Servicer(s) to provide the relevant Sellers with logistic support to carry out the collection of Sold Receivables with greater efficiency, provided that the Stand-by Servicer(s) shall not be obliged to provide such logistic support. If the Centralising Unit, acting in the name and on behalf of the Sellers, accepts such offer and the relevant Stand-by Servicer(s) accept(s) to provide such logistic support, the Centralising Unit shall reimburse the Stand-by Servicer(s) with any duly documented costs incurred in connection with the setting up of such logistic support.

21.3	Termination of the Collection Mandate

21.3.1	Solely in the event of:

(i)	any Early Amortisation Event under Article 13.3 (xv);

(ii)	any failure of any of the Sellers to comply with their respective obligations under Article 12.1.2 (vi), which is not remedied within fifteen (15) Business Days after written notice received from the Purchaser, or, if earlier, after a Responsible Officer becoming aware;

(iii)	entry of any Seller, the Centralising Unit, GOODYEAR DUNLOP TIRES EUROPE BV, GOODYEAR or any Material Subsidiary into Insolvency Proceedings;

(iv)	any failure by a Seller or the Centralising Unit or GOODYEAR DUNLOP TIRES EUROPE BV to make a payment (including any deposit or transfer of Adjusted Collections to the Purchaser) when due under the Transaction Documents:

(a)	which is not remedied within two (2) Business Days, provided that such failure is due to a technical reason which affects the means of payment in the banking system used by such Seller or by the Centralising Unit and is not otherwise covered by clause (c) below;

(b)	which is not remedied within four (4) Business Days, where such failure arises in relation to the payment of the Management Fee or the Stand-by Fee;

(c)	which is not a scheduled payment under the Transaction Documents and which is not remedied within two (2) Business Days after written notice received from the Purchaser or, if earlier, after a Responsible Officer becoming aware thereof;

(d)	which is a scheduled payment (including a payment due pursuant to Article 6.3.2.) and is not otherwise covered by clause (a) or (b) above;

(v)	any restructuring of (a) a Seller leading to GOODYEAR ceasing to hold directly or indirectly more than 50% in the share capital and voting rights of such a Seller, or (b) GOODYEAR DUNLOP TIRES EUROPE BV leading to GOODYEAR ceasing to hold directly or indirectly more than 50% in the share capital and voting rights of GOODYEAR DUNLOP TIRES EUROPE BV, or (c) the Centralising Unit leading to GOODYEAR DUNLOP TIRES EUROPE BV ceasing to hold directly or indirectly 100% in the share capital and voting rights of the Centralising Unit;

(vi)	any failure by any Seller to deliver an Auditors Certificate, complying with the relevant form attached as SCHEDULE 4, as provided for under Article 12.1.1 (vii), which is not remedied within fifteen (15) Business Days after written notice received from the Purchaser or, if earlier, after a Responsible Officer becoming aware thereof;

(vii)	any failure by any Seller or the Centralising Unit to deliver a Solvency Certificate, with respect to such Seller complying with the relevant form attached as SCHEDULE 5, as provided for under Article 12.1.1 (xii) and 12.2.1 (vi), which is not remedied within ten (10) Business Days after written notice received from the Purchaser or, if earlier, after a Responsible Officer becoming aware thereof;

(viii)	any Material Indebtedness of GOODYEAR TIRES EUROPE BV or any of its subsidiaries, or GOODYEAR (a) has not been paid or repaid when due (after giving effect to any applicable grace period) or (b) has become due and payable before its stated date of payment as a result of a declared default and after the expiry of any applicable grace period, provided that, in each case, such default has not been waived pursuant to the terms of the relevant agreement;

(ix)	any change of any kind, in any Seller’s or Centralising Unit’s articles of association, business or assets, which would be reasonably likely to result in a Material Adverse Effect;

(x)	any representation and warranty made by any Seller, the Centralising Unit or GOODYEAR DUNLOP TIRES EUROPE BV under the Transaction Documents (other than under Article 19), or any information contained in any document delivered by any Seller or the Centralising Unit or GOODYEAR DUNLOP TIRES EUROPE BV to the Purchaser pursuant thereto, is found to have been inaccurate on the date on which it was made or delivered, if such inaccuracy (a) is not remedied or waived accordingly within thirty (30) days after written notice received from the Purchaser or, if earlier, after a Responsible Officer becoming aware thereof, and (b) is reasonably likely to result in a Material Adverse Effect;

(xi)	there is an attachment, freezing or seizure (saisie) order against all or any material part of the property, assets or revenues of the Centralising Unit or any of the Sellers or GOODYEAR DUNLOP TIRES EUROPE BV or in the event that either the Centralising Unit or any of the Sellers or GOODYEAR DUNLOP TIRES EUROPE BV has become subject at any time to any court order or other court process having similar effect and such attachment, seizure (saisie), court order or court process remains in effect and is not discharged during a period of forty five (45) calendar days following the date on which it was served;

(xii)	the validity of the Transaction Documents or a Transfer Deed issued pursuant to the Receivables Purchase Agreement or any Payment hereunder or thereunder is successfully challenged by any enforcement order issued or judgment obtained as a result of proceedings before any court (including arbitration proceedings);

(xiii)	any of the Transaction Documents becomes illegal or, cannot, for any reason whatsoever, be performed pursuant to their respective terms, and such illegality or inability to be performed is reasonably expected to prejudice the rights of the Purchaser in any material respect;

(xiv)	a Transfer Deed becomes illegal or, cannot, for any reason whatsoever, be performed pursuant to its terms, and such illegality or inability to be performed is reasonably expected to prejudice the rights of the Purchaser;

(xv)	any Collection Account Agreement is terminated for whatever reason and such Collection Account Agreement is not replaced by (a) a then existing Collection Account Agreement or (b) an equivalent collection account agreement that has been approved by the Purchaser, the Agent, the Issuers, the Liquidity Banks and the Fund Subscribers (such consent not to be unreasonably withheld or delayed);

then the Purchaser may or, if all the Liquidity Banks and the Fund Subscribers (which shall be consulted by the Purchaser upon the occurrence of such an Early Amortisation Event) instruct the Purchaser to do so, the Purchaser shall terminate the appointment of each Seller for collection of the Sold Receivables by issuing or causing any other entity it has appointed for such purpose to issue to this effect:

(a)	a letter sent by registered mail with acknowledgement of receipt to each Seller; and

(b)	subsequently, a Notice of Transfer to each of the Debtors, in accordance with the relevant Receivables Purchase Agreement, provided that the cost of delivery of a

Notice of Transfer is borne exclusively by the Centralising Unit, acting in the name and on behalf of the Sellers and shall be reasonable and duly documented.

The appointment of any Seller for the purpose of the collection of any Sold Receivable shall terminate automatically on the date of receipt by the Centralising Unit, acting in the name and on behalf of the relevant Seller, of the letter referred to under point (a) above. As of such date, the Seller shall forthwith transfer to the credit of the relevant Purchaser’s Collection Account any amount received from the relevant Debtors relating to the Sold Receivables, in accordance with the provisions of the Collection Account Agreements (without prejudice to the rights of the Purchaser to collect sums directly from any Collection Account(s), in accordance with the relevant provisions of the Collection Account Agreement(s)).

The termination of the appointment of a Seller as collection agent shall not affect the obligations of such Seller under this Agreement or the relevant Receivables Purchase Agreement, with the exception of those relating to the collection of the Sold Receivables. Notwithstanding any other provisions of this Agreement, neither the Purchaser nor any of its agents shall, at any time other than following the termination of the collection mandate of the Sellers pursuant to this Article 21.3.1, contact or communicate with any Debtor in respect of any Sold Receivable or the Securitisation Transaction.

21.3.2	In addition, the Purchaser shall be entitled to appoint a (or several) Back-Up Servicer(s) for the collection of all or part of the Sold Receivables for which a Notice of Transfer has been delivered to the relevant Debtors in accordance with Article 21.3.1 above.

The Purchaser confirms that, as a condition precedent to its(their) appointment(s), the Back-Up Servicer(s) have (or will have) agreed with the Purchaser to comply with the provisions of this Agreement.

Each Seller, upon being notified of the exercise of such a right by the Purchaser undertakes:

(i)	to take all steps and do all things to enable the Back-Up Servicer(s) to take over the Seller’s undertakings as collection agent(s);

(ii)	to deliver in accordance with the provisions of Article 20 (Identification of the contractual documentation for the Sold Receivables - Access to documents) and Article 31 (Confidentiality) to the Back-Up Servicer(s) any and all original copies of the contractual documentation or the computer information concerning the Sold Receivables as well as any other document as might be reasonably requested by the Back-Up Servicer(s) in order to perform its(their) obligations as servicer(s);

(iii)	to transfer forthwith to the credit of the relevant Purchaser’s Collection Account, any Actual Collections relating to Sold Receivables it may directly receive from any Debtor;

(iv)	to indemnify forthwith the Purchaser, for any reasonable costs and expenses duly evidenced and incurred by the latter in relation to the Notice of Transfer; and

(v)	to indemnify forthwith the Purchaser, for any reasonable costs incurred by the latter due to the appointment of the Back-Up Servicer(s) to act as collection agent(s), provided that the Back-Up Servicer(s) furnishes(furnish) any documents evidencing such costs within the limits set forth in Article 27.3.

The Purchaser shall, immediately upon payment by the Centralising Unit, acting on its own behalf and on behalf of the Sellers, of all amounts owed to the Purchaser, (i) take all steps necessary to terminate any rights it may have with respect to any Collection Accounts, and (ii) if the Sellers’ collection mandate has been terminated pursuant to the terms of this Article, revoke any collection mandate granted to the Back-Up Servicers or any other agent of the Purchaser.

21.3.3	Each of the Sellers hereby irrevocably renounces resigning from its role under the Collection Mandate referred to in this Article 21 for the duration of this Agreement. Such Collection Mandate may only be terminated in the circumstances and in accordance with the procedures provided for in the present Article or, with respect to a particular Seller, if it has ceased to be a party to this Agreement in accordance with the provisions herein, when all Sold Receivables originated by such Seller have been collected, repurchased in accordance with this Agreement or determined to be uncollectible.

21.4	Currency Exchange Rate

The German Seller and the UK Seller shall, each for the purposes of its role as collection agent pursuant to the Collection Mandate, transfer collections of the Sold Receivables received from English Debtors to the Purchaser and the Agent shall convert such collections in Euro at the Exchange Rate applicable at close of business on the Business Day preceding the last Assessement Date prior to such collections.

22.	ASSESSMENT REPORT AND BACK-UP SERVICER REPORT

22.1	As long as a Seller acts as collection agent in respect of any Sold Receivable, such Seller shall draw up or cause to be drawn up, an Assessment Report in the form set out in SCHEDULE 3, which shall be delivered by the Centralising Unit acting in the name and on behalf of the Sellers to the Agent on each Information Date.

22.2	In the event of the termination of the Collection Mandate, in accordance with the provisions of Article 21.3, the Purchaser or, as the case may be, the Back-Up Servicers shall draw up a Back-Up Servicer Report on each Information Date.

23.	APPLICATION OF PAYMENTS AND PAYMENTS OF COLLECTIONS

23.1	Application of Payments

Subject to any applicable laws and to the provisions of the Collection Account Agreements, any payment received by a Seller from any of its Debtors shall be applied first to Sold Receivables (before being applied to other obligations of such Debtor), unless the said Debtor has given express instruction otherwise.

23.2	Payment of collections

23.2.1	In so far as a Seller acts as collection agent in respect of any Sold Receivable, the Parties agree that:

(i)	during the Replenishment Period, on each Settlement Date, Adjusted Collections shall be recorded and applied in the manner provided for in Article 6;

(ii)	during the Replenishment Period, on each Funded Settlement Date, the Cash Collections Advance shall be transferred by the Centralising Unit to the Purchaser’s Account before 12.00 (noon) on such Settlement Date;

(iii)	on each Business Day during the Amortisation Period, the Centralising Unit shall transfer to the Purchaser’s Account the Actual Collections collected on such day.

If a Seller no longer acts as collection agent in respect of any Sold Receivable, the Parties agree that the relevant Back-Up Servicer shall transfer to each relevant Purchaser’s Collection Account the Actual Collections made in relation to the Sold Receivables purchased from such Seller. Such Actual Collections shall be applied to the payments in the manner provided for in Article 6 until the Commitment Expiry Date, and thereafter, as provided for in Article 16.

23.2.2	Except as provided for in Article 23.2.1, the Sellers and the Centralising Unit shall not be required to transfer any collections to the Purchaser.

23.3	Collection Accounts

The Sellers and the Purchaser have agreed to put in place Collection Accounts in each jurisdiction in which a Seller is located in order to segregate any cash received by the Sellers, when acting in their capacity as collection agent under the foregoing provisions and the relevant Receivables Purchase Agreement. A list of the Collection Accounts as of the 2014 Amendment Date is attached in SCHEDULE 18 (List of the Collection Accounts (as of the 2014 Amendment Date)). Without prejudice and subject to the provisions of any Collection Account Agreement, the Centralising Unit shall inform the Purchaser as soon as possible of any intent to change any existing Collection Account.

A Collection Account Agreement shall be concluded in relation to each Collection Account. Further, from the 2014 Amendment Date, all Collection Accounts used by the French Seller for the purposes of the Securitisation Transaction shall be subject to the New Collection Account Agreement or any agreement substantially in the form of the New Collection Account Agreement.

Notwithstanding the provisions of Article 23.1 hereof and of the Collection Account Agreements, the Purchaser agrees that, in the event that the Centralising Unit provides reasonably satisfactory evidence that a payment made to any Collection Account does not relate to Sold Receivables or Retransferred Receivables, the Purchaser shall promptly authorise the return of such payment to the Centralising Unit, within the limit of the credit balance of the relevant Collection Account.

24.	RENEGOTIATION

24.1	Authorisation to renegotiate in Insolvency Proceedings

Each Seller acting on behalf of the Purchaser may, in the context of Insolvency Proceedings relating to any Debtor (if Insolvency Proceedings apply to such Debtor), participate in the setting up of a voluntary rescheduling and may make proposals for that purpose, provided that:

(i)	it complies with its obligations under Article 26 (Obligations of care); and

(ii)	in the event that the Outstanding Amount of the Sold Receivables subject to such renegotiation exceeds € 1,500,000, it has obtained the prior written consent of the Purchaser to renegotiate.

24.2	Renegotiations as to amount and maturity date

The Purchaser agrees that each Seller, acting on behalf of the Purchaser, may issue Credit Notes, Year End Rebates or Commercial Discounts in accordance with its management procedures and accordingly modify the amount and Maturity Date of the Sold Receivables for which such Credit Notes, Year End Rebates or Commercial Discounts have been issued, provided that the Seller performs its obligations set forth under Article 28 (Deemed collections).

24.3	Other renegotiations

Subject to the provisions of Articles 24.1 and 24.2, the Purchaser authorises each Seller, acting in the name and on behalf of the Purchaser, to agree to new terms in relation to any Sold Receivable:

(a)	if the Purchaser expressly consents in writing;

(b)	without prior notification to or consent of the Purchaser, provided that such renegotiation:

(i)	complies with its obligations under Article 26 (Obligations of care); and

(ii)	does not adversely affect the rights of the Purchaser under such Sold Receivables, including any security interests, privileges and ancillary rights attached thereto; or

(c)	without prior notification to or consent of the Purchaser, if such Sold Receivable is a Defaulted Receivable.

25.	REPRESENTATION MANDATE

The Purchaser hereby appoints each Seller as its agent to undertake and to conduct, in the name and on behalf of the Purchaser, all proceedings in court or out of court as are necessary for the collection of the Sold Receivables, including those deeds and formalities required for such proceedings, subject to compliance with its obligations set out in Article 26 (Obligations of care). In particular, each Seller shall freely issue and conduct, in the name and on behalf of the Purchaser, all writs, pleadings, arguments, enforcement proceedings, interventions by agreement or order, defences, defences to third party proceedings, and appeals, as may be necessary in its opinion to recover the sums due under the Sold Receivables.

The Purchaser agrees that it shall intervene in any claims or proceedings initiated upon such Seller’s request to assist such Seller in any claims or proceedings initiated by the latter, in the event that such Seller deems it necessary or whenever required by the applicable statutory or regulatory provisions.

Each Seller agrees that it shall intervene in any claim or proceedings initiated upon the Purchaser’s request to assist the Purchaser in any claims or proceedings initiated by the Purchaser, in the event that the Purchaser deems it necessary or whenever required by the applicable statutory or regulatory provisions, provided that the Purchaser shall only be entitled to initiate any such claim or proceeding in the event that (i) the collection mandate of the Sellers has been terminated pursuant to the provisions of Article 21.3 or (ii) after the Program Expiry Date, any amount remains due to the Purchaser under any of the Transaction Documents.

Furthermore, the Purchaser authorises each Seller to issue, as appropriate, a subrogation receipt to any third party in return for any full and irrevocable payment made by that third party in substitution for any Debtor.

Any expenses incurred by each Seller in carrying out its mandate shall be borne exclusively by such Seller.

26.	OBLIGATIONS OF CARE

Each Seller undertakes to act in the collection of the sums due under the Sold Receivables in accordance with the standards of a prudent and informed businessman, and to be no less diligent than it would be in collecting sums due under its own receivables, and in particular:

(i)	to apply to the collection of the sums due under the Sold Receivables, procedures that comply in all material respects with all applicable laws and regulations and the contracts underlying the Sold Receivables;

(ii)	to take such measures as may reasonably be required to ensure that all Liens, rights, claims, privileges and other benefits (droits accessoires) attached to the Sold Receivables, remain in force and are exercised in a timely fashion;

(iii)	to take such steps as are reasonably necessary to oppose any claim challenging the existence, validity, amount or maturity of the Sold Receivables or the Liens, rights, claims, privileges and other benefits attached thereto, if any;

(iv)	to take such steps, including without limitation any legal actions such as proceedings in court, as may be reasonably necessary and appropriate for the collection of the sums due under the Sold Receivables; and

(v)	to take such steps to cause any attachment, seizure (saisie) or any other enforcement measure levied or applied against any accounts where the sums due pursuant to the collection of Sold Receivables are received, to be released or withdrawn within thirty (30) calendar days.

27.	COMMISSION FOR AND COSTS OF COLLECTION

27.1	The Parties agree that the Sellers to whom such tasks are delegated shall not receive a commission or remuneration for providing the collection service.

27.2	Each Seller shall bear its own costs incurred in the course of providing the collection service, without any claim against the Purchaser, for reimbursement. The termination of the mandate granted to the Sellers in Article 21 (Collection of Sold Receivables) shall not give to the Sellers any right to compensation.

27.3	In the event that a (or several) Back-Up Servicer(s) is(are) appointed to act as agent for the collection of all or part of the Sold Receivables pursuant to the terms of Article 21.3, such Back-Up Servicer(s) shall be entitled to receive from the Centralising Unit, acting on behalf of the Sellers, a fee to be agreed from time to time between the Purchaser and the Back Up Servicer on any Funded Settlement Date following its appointment until the Program Expiry Date. The Parties acknowledge that the payment of such fee shall be expressly excluded from the Current Account mechanism.

In the event that the Centralising Unit fails to pay the amounts referred to under this Article 27.3 on any Funded Settlement Date, the Purchaser shall proceed forthwith to the payment of such amounts, on the Centralising Unit’s behalf. As such, the Purchaser shall be, upon delivery of a subrogation notice (quittance subrogative) by the Back-Up Servicer(s), subrogated in the rights of the Back-Up Servicer(s) against the Centralising Unit to the extent of the sums paid to the Back-Up Servicer(s).

27.4	Stand-by servicing

27.4.1	Upon the occurrence of a Collection Rating Trigger Event, the Purchaser shall be entitled to appoint any Stand-By Servicer(s) for the preparation and putting in place of any back-up servicer procedure.

27.4.2	On each Funded Settlement Date as from the appointment of any Stand-By Servicer(s) and until the appointment of a Back-Up Servicer pursuant to Article 21.3, the Centralising Unit shall pay to such Stand-By Servicer(s) a Stand-By Fee whose aim shall be to compensate the Stand-By Servicer’s undertaking to act as back-up servicer upon request during the term of the Agreement. The maximum amount of such Stand-By Fee shall be equal to, for the first year following the 2014 Amendment Date, €200,000 (exclusive of VAT) (for the up-front part), and €200,000 per annum (exclusive of VAT) (for the on-going part) and, if different, shall afterwards be agreed on or about each anniversary date of such 2008 Amendment Date between the Purchaser and the Stand-By Servicer. The Parties acknowledge that the payment of such Stand-By Fee shall be expressly excluded from the Current Account mechanism.

27.4.3

In addition, in the event that the Purchaser exercises any of its rights to collect sums directly from any Collection Account(s), in accordance with the relevant provisions of the Collection Account Agreement(s), the Centralising Unit shall pay to the Agent a fee equal to € 500 per Collection Account (VAT excluded) on the Funded Settlement Date following the exercise by the Purchaser of such right. The Parties acknowledge that the payment of such fees shall be expressly excluded from the Current Account mechanism.

27.4.4	In the event that the Centralising Unit fails to pay any fees described in the present Article 27.4 in a timely manner, the Purchaser shall proceed forthwith with the payment of such fees, on the Centralising Unit’s behalf to the extent of the Adjusted Collections received. As such, the Purchaser shall be, upon delivery of a subrogation notice by the Stand-By Servicer, subrogated in the rights of the Stand-By Servicer against the Centralising Unit to the extent of the sums paid to the Stand-By Servicer in respect of these fees.

27.5	Data Protection Trustee

27.5.1	The Data Protection Trustee Agreement provides that, upon the occurrence of a Collection Rating Trigger Event, the Purchaser shall be entitled to replace the then existing Data Protection Trustee by any substitute Data Protection Trustee. The Centralising Unit, acting on behalf of the German Seller, shall pay to the Data Protection Trustee the compensation contemplated in the Data Protection Trustee Agreement. The Parties acknowledge that the payment of such compensation shall be expressly excluded from the Current Account mechanism.

27.5.2	In the event that the Centralising Unit fails to pay the compensation described in the present Article 27.5, the Purchaser shall proceed with the payment of such compensation, on the Centralising Unit’s behalf to the extent of the Adjusted Collections received. As such, the Purchaser shall be, upon delivery of a subrogation notice by the Data Protection Trustee, subrogated in the rights of the Data Protection Trustee against the Centralising Unit to the extent of the sums paid to the Data Protection Trustee in respect of this compensation.

CHAPTER XI

DEEMED COLLECTIONS

28.	DEEMED COLLECTIONS

28.1	Upon the occurrence of any one of the following events:

(i)	the issue of any Credit Notes or Commercial Discounts as referred to in Article 24.2, in relation to any Sold Receivables;

(ii)	any contract, which gives rise to a Sold Receivable, has been terminated and the relevant goods have been billed but remain to be delivered by any Seller, in whole or in part, on the termination date of such contract;

(iii)	any set-off agreed by any Seller or by operation of law or by a court decision between debts owed to any Debtor and the Sold Receivables against such Debtor;

(iv)	any Sold Receivable has been cancelled, in whole or in part;

(v)	any Amended Invoice arises;

(vi)	the issue of any Credit Note over Snow Tires, in relation to any Sold Receivables; or

(vii)	the issue of any Year End Rebates, in relation to any Sold Receivables, unless such Year End Rebates have been cancelled or paid in cash by the relevant Seller;

the relevant Seller shall be deemed to have received the amount it would have collected if such event had not occurred (the “Deemed Collection”), provided that no Deemed Collection shall be due as a result of a Debtor’s failure, independent from and beyond one Seller’s control and from any of (i) through (vii) above, to make payments in respect of Sold Receivables.

Moreover, given the internal billing procedures of each Seller, it may be the case that certain Sold Receivables are declared by a Seller as being extinguished partially or completely, in an Assessment Report and/or in any electronic file attached thereto, even though such Sold Receivables have not been fully paid by their respective Debtors (the “Deemed Extinguished Receivables”). Therefore, in order to offset the absence of any payment of cash collections arising in relation to such Deemed Extinguished Receivables, such Deemed Extinguished Receivables shall be considered as a Deemed Collection and shall be paid pursuant to Articles 28.2 and 28.3.

28.2	The relevant Sellers, the Centralising Unit and the Agent shall cooperate to determine the amount of Deemed Collections, provided that:

(i)	during the Replenishment Period, the amount of Deemed Collections shall be debited from the Current Account through the adjustment of Adjusted Collections (as provided in the definition of such term);

(ii)	during the Amortisation Period, the amount of Deemed Collections shall be transferred by the Centralising Unit to the Purchaser’s Account on each Funded Settlement Date and on each Intermediary Settlement Date.

28.3	In the event that any Seller or, as the case may be, the Centralising Unit, acting in the name and on behalf of the Sellers, fails to pay any Deemed Collections as required pursuant to Article 28.2 (ii), the Purchaser may automatically set-off (a) the amount of such Deemed Collections against (b) any amount due or thereafter to become due to such Seller or, as the case may be, to the Centralising Unit, under the Transaction Documents. As soon as practicable, the Purchaser shall notify the Centralising Unit after exercise of its right of set-off.

In the event that, notwithstanding such set-off, Deemed Collections still remain unpaid, the Purchaser shall have recourse against the relevant Seller’s assets or, as the case may be, against the Centralising Unit’s assets, but only to the extent of the amounts remaining unpaid.

Any unpaid Deemed Collection shall remain outstanding until it has been paid in full in accordance with the present Article 28.3.

CHAPTER XII

MISCELLANEOUS

29.	FEES AND EXPENSES

The Centralising Unit acting in the name and on behalf of the Sellers shall reimburse the Purchaser, acting for its own account and/or as proxy for (i) any reasonable and duly documented expenses (including legal fees, costs and expenses) arising out of any modification, waiver or amendment of the Transaction Documents to which the Centralising Unit and/or the Sellers are a party and requested by the Centralising Unit, acting in the name and on behalf of the Sellers, or the Rating Agencies, (ii) any reasonable and duly documented expenses, claims, damages and liabilities (including legal fees, costs and expenses) incurred in connection with the perfection, preservation and/or enforcement of the rights of the Purchaser, the Issuers, the Liquidity Banks and the Fund Subscribers under the Securitisation Transaction or (iii) any reasonable and duly documented expenses (including legal fees, costs and expenses) incurred in connection with the renewal of any Liquidity Agreement or Fund Subscription Agreement and, as the case may be, in connection with the implementation of an alternative funding described in any Bank Commitment Letter, subject to prior communication by the Purchaser to the Centralising Unit of an estimate of fees in the event that the Centralising Unit requests this estimate.

30.	SUBSTITUTION AND AGENCY

Each Party shall have the right to be assisted by, to appoint or to substitute for itself one or more third parties in the performance of certain tasks provided that:

(i)	such Party has given prior written notice to the other Party and, in any case, the Purchaser has notified the Rating Agencies;

(ii)	such Party remains liable to the other Party for the proper performance of those tasks and the relevant third party (parties) has (have) expressly renounced any right to any contractual claim against the other Party;

(iii)	the relevant third party (parties) undertake(s) to comply with all obligations binding upon such Party under this Agreement;

(iv)	the Rating Agencies have confirmed that the contemplated change will not entail a downgrading or withdrawal of the current rating of the Notes issued by the Issuers or that the contemplated change will reduce such downgrading or prevent such withdrawal; and

(v)	each other Party has given prior written consent to this appointment and/or substitution, such consent not to be unreasonably withheld.

31.	CONFIDENTIALITY

Each Party agrees to treat all information of any kind transmitted by any other Party in connection with the Securitisation Transaction as confidential. The Parties agree not to disclose such information to any other person and to ensure that their respective personnel similarly respect the confidential nature of such information.

This provision shall not prevent:

(i)	either Party from transmitting such information as may be required by its statutory auditors, public organisations or any governmental, regulatory, fiscal, or monetary institution or other authority, in so far as it is obliged to do so by the applicable laws and regulations in force;

(ii)	the Purchaser from transmitting such information to any person who will provide or will undertake to provide directly or indirectly funds to the Purchaser or any agent appointed by the Purchaser pursuant to Article 20 (Identification of the contractual documentation for the Sold Receivables - Access to Documents), provided that the Purchaser undertakes that such person shall be bound to treat such information as confidential under the same terms and subject to the same conditions as provided for in the Transaction Documents;

(iii)	the Purchaser from using any original or duplicate copy of the contractual documentation or any computer information referred to in Article 20 (Identification of the contractual documentation for the Sold Receivables-Access to documents) of this Agreement in order to take all such measures deemed necessary by the Purchaser to preserve, and/or enforce its rights under the Transaction Documents, including without limitation any legal actions;

(iv)	either Party from providing the Rating Agencies with any information they may require;

(v)	either Party from transmitting such information as may be in the public domain other than as a result of a breach of this Article or a breach of any other confidentiality obligation;

(vi)	subject to GOODYEAR’s prior written consent, CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, the Issuers, the Liquidity Banks and the Fund Subscribers from using exclusively the following information: the amount involved in the Securitisation Transaction, the countries concerned, the number of Sellers, the structure of the transaction, the identity of the legal counsel involved in the Securitisation Transaction, the closing date of the Securitisation Transaction, the maturity of the Securitisation Transaction and the identity of the parties to the Securitisation Transaction; and

(vii)	the Purchaser and CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK from transmitting such information to any other person involved in the Securitisation Transaction, provided that the Purchaser and the CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK undertake that such person shall be bound to treat such information as confidential under the same terms and subject to the same conditions as provided for in the Transaction Documents.

This obligation to preserve confidentiality shall remain valid for ten (10) years from the Program Expiry Date.

32.	NOTICES

32.1	Except as otherwise set forth in the Transaction Documents, all notices, requests or communications which must or may be made pursuant to this Agreement shall be by way of writing, mail or fax.

32.2	All notices, requests or communications to be made and all documents to be delivered from one Party to the other Party under the Transaction Documents shall be made and delivered to the addressees referred to in SCHEDULE 6 (and in the case of the Sellers, to the Centralising Unit, acting in the name and on behalf of the Sellers).

32.3	All notices, requests or communications made and all documents delivered under the Transaction Documents shall only take effect upon the date of their receipt by its addressee.

32.4	Each of the Parties may at any time modify the addressee of the notices, requests or communications to be made and the documents to be delivered to it under the Transaction Documents by sending to that effect a letter or fax to the other Party indicating the name of the new addressee.

32.5	The Parties agree that the Centralising Unit shall be responsible for receiving written notice on behalf of the Sellers, and that any notice given to the Centralising Unit shall be deemed validly received by all of the Sellers upon receipt by the Centralising Unit.

32.6	The Parties agree that the Purchaser shall be responsible for receiving written notice on behalf of the Agent, the Joint Lead Arrangers and the Calculation Agent, and that any notice given to the Purchaser shall be deemed validly received by the Agent, the Joint Lead Arrangers and the Calculation Agent upon receipt by the Purchaser.

33.	EXERCISE OF RIGHTS – RECOURSE – NO PETITION

33.1	All rights conferred on the Purchaser by this Agreement or by any other document delivered pursuant to or incidental to this Agreement, including rights conferred by law, shall be cumulative and may be exercised at any time.

33.2	The fact that a Party does not exercise a right or delays doing so shall in no way be treated as a waiver of that right. The exercise of one right or a partial exercise shall not prevent any Party from exercising such a right in the future, or from exercising any other right.

33.3	Limited Recourse

The Centralising Unit, the Agent, the Joint Lead Arrangers and the Sellers waive any right that they may have to initiate any proceeding whatsoever in relation to the contractual liability (responsabilité contractuelle) of the Purchaser, except in the case of its own gross negligence (faute lourde) or willful misconduct (dol) and agree to limit their claims and recourse against the Purchaser (including in the event of a breach by the Purchaser of any of its representations and warranties, or any of its obligations hereunder) to the amount of the Available Funds on the relevant date.

33.4	Any recourse of the Purchaser against the Sellers, the Centralising Unit or any of their respective Affiliates, directors, officers and employees in relation to the non payment by any Debtors of any sums due under the Sold Receivables, shall be limited to the amount of the Subordinated Deposit and, to the extent provided in Article 16, the Complementary Deposit.

33.5	Non Petition

The Centralising Unit, the Agent, the Joint Lead Arrangers and the Sellers irrevocably and unconditionally undertake and agree not to institute any legal proceedings, take other steps or institute other proceedings against ESTER FINANCE, the purpose of which is the appointment of a conciliator or an ad hoc agent, or the opening of receivership proceedings or insolvency proceedings or any other similar proceedings.

34.	TRANSFERABILITY OF THIS AGREEMENT

This Agreement is entered into on the intuitu personae of the Parties. It is agreed that none of the Parties may transfer this Agreement, or the rights and obligations under this Agreement, to any third party whatsoever without the prior written consent of all the other Parties.

35.	AMENDMENT TO THE TRANSACTION DOCUMENTS

35.1	No amendment to the Transaction Documents may be made without the written consent of each other party thereto and (a) unless the Rating Agencies (i) have been informed and provided by the Joint Lead Arrangers with all necessary details they may require in respect of such contemplated amendment and (ii) have confirmed that the contemplated amendment will not entail a downgrading or withdrawal of the current ratings of the Notes issued by the Issuer and, as the case may be, of the senior units issued by the Fund, or that the contemplated amendment will reduce such downgrading or prevent such withdrawal, and (b) each Issuer, each Liquidity Bank and each Fund Subscriber has given its prior written consent to such amendment (such consent not being unreasonably withheld or delayed).

35.2	Without prejudice to the foregoing, the Transaction Documents may be amended with the prior consent of the Joint Lead Arrangers, the Agent, the Purchaser (having obtained the prior consent of the Refinanced Seller) and the Centralising Unit, acting for itself and in the name and on behalf of each of the Sellers and without the explicit specific prior written consent of the Sellers in each of the following cases :

(i)	the accession of any New Seller, provided that the conditions of Article 40 (Accession of New Sellers) are met;

(ii)	amendments to the definition of Eligible Receivable, Eligible Debtor, Remaining Purchasable Receivable, Ongoing Purchasable Receivables, Refinanced Eligible Receivable, Refinanced Remaining Purchasable Receivable, Refinanced Ongoing Purchasable Receivables and other definitions relating to the inclusion of cross border receivables, and amendments to related representations and warranties, provided that any such amendment shall require the explicit written consent of the Seller or Sellers that shall sell such cross border receivables;

(iii)	addition of new Liquidity Banks, Fund Subscribers and Issuers to the Securitisation Documents;

(iv)	any changes to the calculation formulae of the Discount Rate, the Discount Reserve Rate and the Deferred Purchase Price under the Receivables Purchase Agreements and changes to the provisions of Article 10 above; and

(v)	any changes in SCHEDULE 3, SCHEDULE 9, SCHEDULE 10, SCHEDULE 12 and SCHEDULE 13.

Each Seller hereby appoints the Centralising Unit as its agent, to act in its name and on its behalf, to negotiate and execute any amendment to any of the Transaction Documents referred to above and for this purpose exempts the Centralising Unit from the restrictions of section 181 of the German Civil Code (Bürgerliches Gesetzbuch – BGB) and similar restrictions under the laws of other juridsidctions, in each case to the extent permitted by applicable law.

35.3	Moreover, the Purchaser shall not accept any amendment to any Collection Account Agreement to which it is a party without the prior written consent of the Issuers, the Liquidity Banks and the Fund Subscribers (such consent not to be unreasonably withheld or delayed) (except where such amendment to any Collection Account Agreement consists exclusively of changing the bank at which such account is held and the financial rating of such bank is at least AA (Standard & Poor’s) and Aa1 (Moody’s Investor Services)).

The Purchaser hereby covenants to the Centralising Unit and the Sellers that none of the Securitisation Documents, to which the Centralising Unit, the Sellers, GOODYEAR DUNLOP TIRES EUROPE BV or GOODYEAR are not party, shall be amended or otherwise modified in a way adverse to the interests of the Centralising Unit, any Seller, GOODYEAR DUNLOP TIRES EUROPE BV or GOODYEAR without their prior written consent (such consent or denial thereof not to be unreasonably delayed).

36.	INDEMNITIES

Without limiting any other rights which the Indemnified Parties may have under the Transaction Documents or any related documents or under applicable law, each of the Centralising Unit and each Seller hereby agrees to indemnify the Purchaser, the Refinanced Seller, the Agent, the Joint Lead Arrangers, the Calculation Agent, the Depositor, the Issuers, the Liquidity Banks and the Fund Subscribers, each of their respective affiliates and each officer, director, employee and agent of any of the foregoing (each an “Indemnified Party”) from and against any and all damages, losses, claims, liabilities, costs and expenses (including reasonable attorneys’ fees and disbursements) (and, in each case, any value added tax thereon) in any way arising out of the Transaction Documents or any documents related to the Securitisation Transaction (excluding, however, any of the foregoing (a) to the extent resulting from the gross negligence (faute lourde) or willful misconduct (dol) on the part of such Indemnified Party or the breach by an Indemnified Party of material obligations under any Transaction Document or any related document, as finally determined by a court of competent jurisdiction), or (b) constituting recourse for Sold Receivables which are not paid or are uncollectible on account of the insolvency, bankruptcy or inability to pay of the applicable obligor) (collectively, “Indemnified Amounts”), including, without limitation, any and all damages, losses, claims, liabilities, costs and expenses incurred by or asserted against any Indemnified Party as a result of:

(a)

any claims, actions, suits or proceedings commenced by any Debtor or any of its affiliates or any third party in connection with any of the Sold Receivables, the Refinanced Sold Receivables, the transactions out of which they arose or the goods or services the sale or provision of which gave rise to any Sold Receivables and any Refinanced Sold Receivables;

(b)	reliance on any representation or warranty or statement made or deemed made by or on behalf of any Seller, the Centralising Unit or GOODYEAR DUNLOP TIRES EUROPE BV under or in connection with any Transaction Document or any related agreement or any certificate or report delivered pursuant hereto or thereto that, in either case, shall have been false or incorrect when made or deemed made;

(c)	any failure of any Seller, the Centralising Unit or GOODYEAR DUNLOP TIRES EUROPE BV to perform its duties or obligations under this Agreement or the other Transaction Documents;

(d)	any governmental investigation, litigation or proceeding related to this Agreement or in respect of any Sold Receivable and/or any Refinanced Sold Receivables;

(e)	the failure by any Seller (or any of its affiliates) to comply with any applicable law with respect to any Sold Receivable or Refinanced Sold Receivable (or any contract by which it arose or by which it is evidenced or governed), or the nonconformity of any Sold Receivable or any Refinanced Sold Receivable (or such contract) with any such applicable law, or any action taken by any of the Sellers (or their affiliates or agents) in the enforcement or collection of any Sold Receivable or any Refinanced Sold Receivable;

(f)	any failure of the Purchaser to have and maintain ownership of the Sold Receivables or the Refinanced Sold Receivables, free and clear of any Liens other than those contemplated in the Transaction Documents, or any attempt by any person to avoid, rescind or set aside any sale of Ongoing Purchasable Receivables, Refinanced Ongoing Purchasable Receivables, Remaining Purchasable Receivables and/or Refinanced Remaining Purchasable Receivables to the Purchaser as contemplated by the Transaction Documents;

(g)	any dispute, claim, offset or defense (other than discharge in bankruptcy or similar defense arising from the Debtor’s insolvency or inability to pay) of any Debtor to the payment of any Sold Receivable or Refinanced Sold Receivable;

(h)	the failure of any Seller to pay when due any value added taxes or other taxes payable in connection with any of the Receivables or the transactions out of which they arose;

(i)	any commingling of collections on Sold Receivables and/or Refinanced Sold Receivables with any other monies of the Sellers, the Centralising Unit or any of their Affiliates;

(j)	the use by the Sellers or their Affiliates of any monies received by them in payment of the purchase price of Sold Receivables or Refinanced Sold Receivables;

(k)	any products liability or environmental claim, or personal injury or property damage claim, or other similar or related claim or action of any sort whatsoever arising out of or in connection with goods, merchandise or services which relates to any Sold Receivables or Refinanced Sold Receivables;

(l)	(i) a Payment and/or a Transfer Deed ceases to achieve a perfect transfer of Remaining Purchasable Receivables as set out in the relevant Receivables Purchase Agreement; (ii) a payment and/or a transfer deed ceases to achieve a perfect transfer of Refinanced Purchasable Receivables as set out in the Refinanced Receivables Purchase Agreement;

(m)	any Conformity Warranty for Sold Receivables made by a Seller under Article 19 (Conformity Warranties for Ongoing Purchasable Receivable and Remaining Purchasable Receivables) (without regard to any knowledge therein) is found to have been inaccurate at the date it was made.

The Sellers and the Centralising Unit shall pay on demand to the Purchaser or, at the Purchaser’s direction, to the relevant Indemnified Parties all amounts necessary to indemnify the Indemnified Parties from and against any and all Indemnified Amounts.

37.	INDIVISIBILITY

Each party acknowledges that this Agreement, the Master Subordinated Deposit Agreement and the Master Complementary Deposit Agreement shall form a single set of contractual rights and obligations and that, if the Master Subordinated Deposit Agreement, or the Master Complementary Deposit Agreement becomes void or ceases to be effective and enforceable for any reason whatsoever, this Agreement shall also become void or cease to be effective and enforceable accordingly. Any payment already made by the Centralising Unit acting in the name and on behalf of the Sellers or on its own behalf to the Purchaser under this Agreement, the Receivables Purchase Agreements, the Master Subordinated Deposit Agreement and the Master Complementary Deposit Agreement shall not be affected by such a nullity, ineffectiveness or unenforceability.

38.	EXECUTION AND EVIDENCE

38.1	The Parties hereby agree that, due to the Assemblact R.C. procedure, which prevents any substitution or addition of any page, each party shall only (i) initial the first and last page of this Agreement and (ii) sign on the execution page.

38.2	The Parties hereby agree not to register this Agreement with the French tax administration, although if one party elects to do so, it shall carry out such a registration at its own expense.

38.3	In accordance with article 1325 of the French Civil Code, the Sellers, having the same interest in this Agreement, hereby agree that one (1) executed copy of this Agreement, to be kept by the Centralising Unit, shall form title and represent the obligation of each Seller as if a separate original copy had been executed by him.

39.	WITHDRAWAL OF SELLERS

39.1

The Centralising Unit acting in the name and on behalf of the Sellers, may notify the Purchaser and the Joint Lead Arrangers in writing, in the form set out in SCHEDULE 7, of any request for the withdrawal of one or more Sellers from the Securitisation Transaction and the Transaction Documents to which it is a party. Such request for withdrawal shall be examined as soon as possible and shall be subject to the following conditions:

(i)	confirmation by the Rating Agencies that such withdrawal shall not entail a deterioration or withdrawal of the current rating of the Notes issued by the Issuers;

(ii)	the obtaining of the prior written consent of each Liquidity Bank and each Fund Subscriber;

(iii)	the conclusion of any amendment to the Transaction Documents, necessary in the Purchaser’s opinion; and

(iv)	the signature by the Seller or Sellers of any document or agreement enabling the relevant Seller to withdraw as a party to this Agreement and the relevant Receivables Purchase Agreement. The Parties agree that such Seller or Sellers shall not be bound by any new obligations in respect of this Agreement and the relevant Receivables Purchase Agreement(s), without prejudice to the obligations arising before such Seller(s) withdrawal from this Agreement and the relevant Receivables Purchase Agreement(s).

39.2	The withdrawal of any Seller or Sellers shall (i) be requested by the Centralising Unit at least two (2) calendar months before the date contemplated for the withdrawal of such Seller(s) and (ii) take effect on the first Funded Settlement Date following the fulfilment of the foregoing conditions precedent. The Parties agree that each Joint Lead Arranger shall use its best efforts (dans le cadre d’une obligation de moyens) to respond as soon as possible.

39.3	Any reasonable and duly documented cost (including legal fees) and commissions incurred by the Purchaser and/or the Joint Lead Arrangers in connection with the withdrawal of one or more Sellers shall be borne by the Centralising Unit acting in the name and on behalf of the Sellers. The Parties agree that prior to notification by the Centralising Unit to the Purchaser of the request for the withdrawal of such Sellers, the Centralising Unit shall be entitled to request the Purchaser to indicate the costs to be borne in connection with such withdrawal. The Purchaser shall respond within ten (10) calendar days following such request, after which the Centralising Unit shall have five (5) calendar days to notify the Purchaser of its acceptance or refusal of such costs.

40.	ACCESSION OF NEW SELLERS

40.1	By way of exception to Article 35, the Parties hereby agree that in the event of the accession of a New Seller to this Agreement, the Purchaser, acting for itself and in the name and on behalf of each of the Joint Lead Arrangers and the Agent, who hereby authorize the Purchaser to enter into the relevant accession agreement and for this purpose exempt the Purchaser from the restrictions of section 181 of the German Civil Code (Bürgerliches Gesetzbuch – BGB) and similar restrictions under the laws of other jurisdictions, in each case to the extent permitted by applicable law, and the Centralising Unit, acting for itself and in the name and on behalf of each of the Sellers, who hereby authorize the Centralising Unit to negotiate and enter into the relevant accession agreement and for this purpose exempt the Centralising Unit from the restrictions of section 181 of the German Civil Code (Bürgerliches Gesetzbuch – BGB) and similar restrictions under the laws of other jurisdictions, in each case to the extent permitted by applicable law, may agree to such accession by letter and in writing, subject to prior written notification by the Centralising Unit, duly authorized for the purposes hereof, to the Purchaser of this accession in the form set out in SCHEDULE 7.

40.2	The accession of the New Seller shall take effect on the Settlement Date immediately following provided that the following conditions are met :

(i)	the New Seller is an entity in which GOODYEAR DUNLOP TIRES EUROPE BV holds directly or indirectly more than 50% of the share capital and voting rights and as such exercises effective control witin the meaning of article L.511-7.3 of the Monetary and Financial Code;

(ii)	the receipt by the Purchaser from (a) the Centralising Unit of evidence of the necessary corporate authorisations to cause the accession of the New Seller to this Agreement and (b) the New Seller of all the documents referred to in Article 5 in order to enable the accession of the New Seller to this Agreement and the relevant Receivables Purchase Agreement;

(iii)	the receipt by the Purchaser of evidence that the existing Sellers are bound by the accession of the New Seller as a Seller under this Agreement and by the resulting amendments to the Securitisation Documents negotiated and executed on their behalf by the Centralising Unit in accordance with Article 35.2;

(iv)	the receipt by the Purchaser, in a form satisfactory to the Purchaser, of all amendments required or necessary under the Transaction Documents in connection with the accession of the New Seller to this Agreement and the relevant Receivables Purchase Agreement, including the signature by the New Seller of any letter, document or amendment necessary, in the opinion of the Purchaser, to enable the New Seller to accede to the General Master Purchase Agreement and the Receivables Purchase Agreement in connection with the accession of the New Seller thereto;

(v)	the receipt or the carrying out by the Purchaser , in a form and content satisfactory to the Purchaser, of an audit on the receivables and collection procedures of the New Seller;

(vi)	any tests of the proposed New Seller’s information technology systems as may be requested by the Joint Lead Arrangers, the Purchaser or the Agent have been carried out with results satisfactory to Joint Lead Arrangers, the Purchaser and the Agent;

(vii)	the prior written consent of the Liquidity Banks and of the Fund Subscribers and, if necessary, the Rating Agencies.

40.3	Any reasonable and documented costs (including legal fees) and fees in connection with the accession of a New Seller as Seller incurred by the Issuer, the Purchaser or the Arranger shall be borne by such New Seller or the Centralising Unit acting in the name and on behalf of the New Seller.

CHAPTER XIII

GOVERNING LAW - JURISDICTION

41.	GOVERNING LAW - JURISDICTION

41.1	This Agreement shall be governed by French law.

41.2	Any dispute as to the validity, interpretation, performance or any other matter arising out of this Agreement shall be subject to the jurisdiction of the competent courts of Paris (Cour d’appel de Paris).

SCHEDULE 1

MASTER DEFINITIONS SCHEDULE

“2008 Amendment Date” means 23 July 2008.

“2014 Amendment Date” means 25 September 2014.

“Accounting Principles” means generally accepted accounting principles (GAAP) in the United States or any other accounting principles which may be adopted by the Centralising Unit or any of the Sellers and which apply in their relevant jurisdiction.

“Actual Collections” means all cash collections actually received by any Seller in respect of the Sold Receivables.

“Adjusted Collections” means, in relation to all the Sellers and with respect to the Sold Receivables:

(a)	on any Settlement Date (other than the Initial Settlement Date) as long as the Sellers act as collection agents in respect of any Sold Receivables and in relation to the Seller(s) acting as collection agents and for which an Assessment Report and a List of Purchasable Receivables have been provided pursuant Article 12.2.1 (vii):

(i)	• any File Collections during the period between the Assessment Date relating to the immediately preceding Settlement Date and the immediately preceding Assessment Date;

•   less any amount received on each of the Purchaser’s Collection Accounts (net of any debit made on such Purchaser’s Collection Account, corresponding to errors, reverse entries, unpaid amounts and returns in relation to payments already made on such Collection Account) by the debiting of such Collection Accounts during the period between the Assessment Date relating to the immediately preceding Settlement Date and the immediately preceding Assessment Date;

•   less, if such Settlement Date is a Funded Settlement Date, the Cash Collections Advance calculated by the Calculation Agent on the Calculation Date preceding such Funded Settlement Date and to the extent paid by the Centralising Unit on the Purchaser’s Account; plus

(ii)	all Deemed Collections determined to have occurred in accordance with Article 28.2 during the period between the Assessment Date relating to the immediately preceding Settlement Date and the immediately preceding Assessment Date;

(b)	on any Settlement Date other than the Initial Settlement Date during the Replenishment Period, as long as the Sellers act as collection agents in respect of any Sold Receivables and in relation to the Seller(s) acting as collection agents, and for which an Assessment Report and a List of Purchasable Receivables have not been provided pursuant Article 12.2.1 (vii):

(i)	• any Actual Collections during the period between the Assessment Date relating to the immediately preceding Settlement Date and the immediately preceding Assessment Date;

•   less any amount received on each of the Purchaser’s Collection Accounts (net of any debit made on such Purchaser’s Collection Account, corresponding to errors, reverse entries, unpaid amounts and returns in relation to payments already made on such Collection Account) by the debiting of such Collection Accounts during the period between the Assessment Date relating to the immediately preceding Settlement Date and the immediately preceding Assessment Date;

•   less, if such Settlement Date is a Funded Settlement Date, the Cash Collections Advance calculated by the Calculation Agent for such Settlement Date and to the extent paid by the Centralising Unit on the Purchaser’s Account; plus

(ii)	all Deemed Collections determined to have occurred in accordance with Article 28.2 during the period between the Assessment Date relating to the immediately preceding Settlement Date and the immediately preceding Assessment Date;

(c)	at any time, in the event of the termination of the collection mandate given to any Seller and in relation to the Sellers for which the collection mandate has been terminated and until the Program Expiry Date:

(i)	all cash collections received by the Purchaser which have actually been paid by the Debtors or by any other person obliged to make payment in respect of such Sold Receivables; plus

(ii)	all Deemed Collections determined to have occurred in accordance with Article 28.2; and

(d)	at any time after the Program Expiry Date, all cash collections received by the Purchaser which have actually been paid by the Debtors or by any other person obliged to make payment in respect of such Sold Receivables, increased by all Actual Collections kept by the Purchaser and which have actually been paid by the Sellers daily up to the preceding Assessment Date.

“Affiliate” means, in relation to any entity, any other entity, which either directly or indirectly controls, is controlled by, or is under common control with, such an entity:

(i)	for the purposes of those entities located within the French jurisdiction, the term “control”, shall have the meaning set out in article L.233.3 of the French Commercial Code (Code de commerce); and

(ii)	for the purposes of those entities which are not located in France, the term control, shall mean the relationship between a parent company and a subsidiary as defined in article 1 of Directive 83/349/EEC.

“Agent” means CREDIT AGRICOLE LEASING & FACTORING in its capacity as agent of the transaction.

“Agent’s Account” means the account number [Intentionally Omitted], opened by the Agent in the books of CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK.

“Agreement” means this general master purchase agreement, as amended and/or supplemented from time to time.

“Amended Invoice” means the sums corresponding to any Sold Receivable, which has been the subject of an issued invoice, and which, in order to (i) take into account the commercial practices of the Sellers or (ii) amend any material errors appearing on such invoice, has been cancelled and replaced by a new invoice.

“Amortisation Period” means the period of time commencing on the Commitment Expiry Date and ending on the Program Expiry Date.

“Applicable Lenders” means the lenders or other providers of funding under the European Credit Facility.

“Applicable Waiver or Amendment” means a waiver concerning, or amendment of, any of the events set forth in Article 13.3(xv) (including the related definitions) and the corresponding provision and definitions of the European Credit Facility that is approved by any combination of the lenders under the European Credit Facility, the Liquidity Banks and the Fund Subscribers representing more than 50% of the aggregate amount of (i) all loans and unused commitments under the European Credit Facility plus (ii) commitments pursuant to Liquidity Agreements and Fund Subscription Agreements (without double-counting in respect of Liquidty Banks that are parties to both a Liquidity Agreement and a Fund Subscription Agreement) to provide the outstanding amount of the Purchaser’s Funding, in each case as of the date of such approval.

“Assessment Date” means each of the dates identified as such in SCHEDULE 9 (List of Calendar Dates of the Transaction), it being provided that for as long as no Bi-monthly Management Period is outstanding, only those dates identified as “Funded Assessment Date” in SCHEDULE 9 (List of Calendar Dates of the Transaction) shall be considered as “Assessment Date”.

“Assessment Report” means the assessment report drawn up on each Information Date as of the preceding Assessment Date in accordance with Article 22, substantially in the form of SCHEDULE 3 or as modified by mutual agreement between the Centralising Unit, the Purchaser, and the Agent.

“Assignment Costs” means the amount calculated in accordance with SCHEDULE 16 - B of this Agreement.

“Auditors Certificate” means the certificate issued by any of the Sellers’ statutory auditors for the benefit of the Purchaser, as set out in the form of SCHEDULE 4.

“Available Funds” means, on any date, and with regard to the Securitisation Transaction, any sums received by or on behalf of the Purchaser and required to be held by or on behalf of the Purchaser or paid to the Centralising Unit, the Sellers or GOODYEAR DUNLOP TIRES EUROPE BV pursuant to the

Securitisation Transaction after the allocations of funds, and subject to the order of priority, provided for under Article 16.

“Back-Up Servicer” means any entity appointed by the Purchaser to replace or assist the Sellers in the collection and servicing of the Sold Receivables.

“Back-Up Servicer Report” means the assessment report to be drawn up, as the case may be, by the Back-Up Servicer on each Information Date.

“Bank Commitment Letter” means, in relation to CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, in its capacity as Liquidity Bank and Fund Subscriber, and in relation to NATIXIS, in its capacity as Liquidity Bank, the commitment letters entered into between each such entity, on the one hand, and the Centralising Unit and the Sellers on the other hand, on the 2014 Amendment Date pursuant to which each of CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK and NATIXIS undertakes, vis-à-vis the Centralising Unit and the Sellers, to provide the Purchaser with an alternative funding, subject to the conditions provided in such letter, as may be amended or supplemented from time to time.

“BARCLAYS BANK PLC” means BARCLAYS BANK PLC, a public limited company incorporated under the laws of England and Wales with registered number is 01026167, acting through its office at 5 The North Colonnade, Canary Wharf, London, E14 4BB, United Kingdom.

“Beginning of Month Purchase Date” means the first Business Day of each calendar month during the Replenishment Period.

“Bill of Exchange” means (a) any negotiable instrument in the form of a bill of exchange (lettre de change, effet de commerce, letra de cambio) or promissory note (billet à ordre, pagaré) or (b) in the case of any UK Seller, a bill of exchange as defined in the Bills of Exchange Act 1882 or (c) in the case of the German Seller, any bills of exchange (gezogene Wechsel) issued by such German Seller (with full liability) and accepted by the relevant debtor and blank-endorsed by such German Seller at a place in Germany or promissory notes (eigene Wechsel) issued and accepted by the relevant debtor and blank-endorsed by such German Seller at a place in Germany (with full liability), provided that (i) any such bill of exchange has been issued pursuant to the German Bills of Exchange Act (as in effect on the relevant purchase date), and complies with all requirements as to form under the German Bills of Exchange Act (formell ordnungsgemäßer Wechsel) and is free of any corrections; (ii) the currency of the Bill of Exchange is Euro; and (iii) the Bill of Exchange is fully enforceable against the relevant debtor, freely transferable, and free from any liens or other rights of third parties, or their equivalent issued by a Seller in connection with any Remaining Purchasable Receivables.

“Bi-monthly Management Period” means any period:

(i)	starting from the first date identified as an “Intermediary Assessment Date” on SCHEDULE 9 (List of Calendar Dates of the Transaction) following the occurrence of a Collection Rating Trigger Event; and

(ii)	ending on the earlier of the date on which such Collection Rating Trigger Event is no longer outstanding or has been waived by the Purchaser;

it being provided that if the ending date of such Bi-monthly Management Period intervenes between an Information Date relating to a date identified as an “Intermediary Settlement Date” on SCHEDULE 9 (List of Calendar Dates of the Transaction) and such latter date, such ending date shall deem to occur on the Business Day following such date identified as an “Intermediary Settlement Date” on SCHEDULE 9 (List of Calendar Dates of the Transaction).

“Business Day” means any day other than a Saturday or a Sunday on which banks are open for business in Paris, Brussels, Madrid, Frankfurt, Rome, London, Jersey and New York and which is a TARGET Day.

“Calculation Agent” means CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK.

“Calculation Date” means each of the dates identified as such in SCHEDULE 9 and on which, in particular, the Agent shall make the calculations specified in Article 12.3, it being provided that for as long as no Bi-monthly Management Period is outstanding, only those dates identified as “Funded Calculation Date” in SCHEDULE 9 (List of Calendar Dates of the Transaction) shall be considered as a “Calculation Date”.

“Calculation Letter” means any letter substantially in the form of SCHEDULE 13, to be sent by the Agent in accordance with Article 12.3.1 12.3.1(c)(v).

“Cash Collections Advance” means an amount equal to the aggregate amount of the Assignment Costs, as defined in SCHEDULE 16 B.

“Centralising Unit” means DUNLOP TYRES LTD which shall act on behalf of the Sellers in relation to the implementation of the Securitisation Transaction.

“Centralising Unit’s Account” means the account number [Intentionally Omitted] opened by the Centralising Unit in the books of CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK.

“Closing Date” means 10 December 2004.

“Collection Account” means any collection account opened in any of the jurisdictions concerned by the Securitisation Transaction held by any Seller and/or the Purchaser and which is governed by and/or subject to the relevant Collection Account Agreement, it being provided that a list of the Collection Accounts as of the 2014 Amendment Date is attached in SCHEDULE 18 (List of the Collection Accounts (as of the 2014 Amendment Date)).

“Collection Account Agreement” means any of the agreements to which, inter alia, the Purchaser and the relevant Seller are parties and relating to the collection of the Sold Receivables and the related security agreements over the balance of the relevant Collection Account governed by the respective laws of the jurisdiction in which such Collection Account is located (including any deeds of charge executed between inter alia the Purchaser and the UK Seller and any compte d’affectation spécial entered into by the French Seller), as amended and restated from time to time.

“Collections for Set-off” means, with respect to any Seller and with respect to any Funded Settlement Date Reference Period, Intermediary Settlement Date Reference Period or Monthly Reference Period, the sum of the Actual Collections received by such Seller and of the Deemed Collections deemed to have been received by such Seller during such period.

“Collection Mandate” means the mandate granted by the Purchaser to each Seller pursuant to Article 21.1.

“Collection Rating Trigger Event” means the occurrence of any of the following events:

•	the financial rating assigned by Moody’s Investor Services to GOODYEAR and known as the “LT Corp Family Rating” become B1 or lower;

•	the financial rating assigned by Standard & Poor’s to GOODYEAR and known as the “LT Foreign Issuer Credit Rating” become B+ or lower.

“Comfort Letter” means any of the comfort letters granted by GOODYEAR DUNLOP TIRES EUROPE BV in the form agreed between the Parties.

“Commercial Discount” means, in relation to any Sold Receivable, any decrease in the face value of such receivable resulting from the granting of a discount for prompt payment, for quantity or as fidelity premium.

“Commitment” means the commitment of the Purchaser to purchase Ongoing Purchasable Receivables and Remaining Purchasable Receivables from the Sellers, in accordance with this Agreement and the Receivables Purchase Agreements, subject to the conditions precedent and conditions subsequent set forth hereunder and thereunder.

“Commitment Expiry Date” means the earliest of the following dates:

(i)	upon the occurrence of any Commitment Non Renewal in relation to all Liquidity Agreements and all Fund Subscription Agreements, the expiry of all such Liquidity Agreements and Fund Subscription Agreements;

(ii)	25 September 2019;

(iii)	the date on which the Commitment is terminated in accordance with Articles 7.1.2., 13, 14 and 15; and

(iv)	the date on which the Centralising Unit requests the termination of the Replenishment Period

“Commitment Non Renewal” means either (i) a Liquidity Commitment Non Renewal or a (ii) Subscription Commitment Non Renewal.

“Complementary Deposit” means any complementary deposit effected by the Centralising Unit with the Purchaser in accordance with the terms of Article 9 and the Master Complementary Deposit Agreement.

“Complementary Deposit Fee” means the fee contemplated under article 6.1 of the Master Complementary Deposit Agreement.

“Conformity Warranties” means the warranties given by each Seller to the Purchaser in accordance with Article 19 (Conformity Warranties for Ongoing Purchasable Receivable and Remaining Purchasable Receivables).

“CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK” means a company incorporated under French law and authorised as a credit institution (établissement de crédit), having its registered office at 9 quai du Président Paul Doumer, 92920 Paris La Défense Cedex, France, registered with the trade and companies registry (registre du commerce et des sociétés) of Nanterre under the number 304 187 701.

“CREDIT AGRICOLE LEASING & FACTORING” means a company incorporated under French law and authorised as a financing company (société de financement), having its registered office at 12, place des Etats-Unis – CS 20001, 92548 Montrouge Cedex, France, registered with the trade and companies registry (Registre du commerce et des sociétés) of Nanterre under the number 692 029 457.

“Credit Note” means, in relation to any Sold Receivable, any decrease in the face value of such receivable or any cancellation of such receivable granted by any Seller in accordance with its management procedures, other than a Credit Note over Snow Tyres and a credit note resulting from Year End Rebates.

“Credit Note over Snow Tyres” means, in relation to any Sold Receivable, any decrease in the face value of such receivable or any cancellation of such receivable granted by any Seller (i) in accordance with its respective management procedures and (ii) to a customer subsequent to the taking back by the said Seller of snow tyres.

“Current Account” means the current account relationship established between the Centralising Unit, acting in the name and on behalf of the Sellers and the Purchaser pursuant to the provisions of Article 6 (Current Account).

“Custodian” means CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, acting in its capacity as Custodian (dépositaire) of the assets of the Fund within the meaning of article L.214-183 II of the French Monetary and Financial Code (code monétaire et financier).

“Data Protection Trust Agreement” means (i) the agreement dated on or about the 2008 Amendment Date entered into between the German Seller, the Agent and the Data Protection Trustee or (ii) any substitute agreement to be entered into upon the occurrence of a Collection Rating Trigger Event pursuant to the terms of such Data Protection Trust Agreement, as amended or amended and restated from time to time.

“Data Protection Trustee” means Dr. Gustav Adolf Lange or any substitute appointed in accordance with the provisions of the Data Protection Trust Agreement.

“Debtor” means, in relation to any Sold Receivable or Refinanced Sold Receivable, the person obligated to make payment of the underlying trade receivable.

“Deemed Collections” means any amount that any Seller is deemed to have received in the circumstances set out in Article 28 (Deemed Collections), and notably any Deemed Extinguished Receivables.

“Deemed Extinguished Receivables” has the meaning set forth in Article 28 (Deemed Collections).

“Default Percentage” means on any Assessment Date preceding a Funded Settlement Date, the ratio expressed as a percentage of:

(i)	the sum of (a) the Outstanding Amount of Defaulted Receivables and Doubtful Receivables that were neither Defaulted Receivables nor Doubtful Receivables as of the Assessment Date relating to the preceding Funded Settlement Date and (b) the Outstanding Amount of Refinanced Defaulted Receivables and Refinanced Doubtful Receivables that were neither Refinanced Defaulted Receivables nor Refinanced Doubtful Receivables as of the Assessment Date relating to such preceding Funded Settlement Date; and

(ii)	the Outstanding Amount of the Sold Receivables and Refinanced Sold Receivables purchased by the Purchaser between the 6th Funded Settlement Date (excluded) preceding such Funded Settlement Date and the 5th Funded Settlement Date (included) preceding such Funded Settlement Date.

“Defaulted Receivable” means, on any Calculation Date, any Sold Receivable which, as of the preceding Assessment Date, is not a Doubtful Receivable transferred back to the Sellers and which has any of the following characteristics:

(i)	the Sold Receivable remains unpaid by its relevant debtor for more than ninety (90) days after the Maturity Date of such Sold Receivable;

(ii)	the Sold Receivable is owed by a Debtor which is subject to Insolvency Proceedings and has not been counted under paragraph (i) above; or

(iii)	the Sold Receivable has been or, under the relevant Seller’s credit and collection policies, would have been written off as uncollectible and has not been counted under paragraph (i) or (ii) above.

“Deferred Purchase Price” means the relevant amount determined in accordance with the formula set forth in schedule 3 of the French Receivables Purchase Agreement, in schedule 4 of the German Receivables Purchase Agreement, in schedule 3 of the UK Receivables Purchase Agreement, and in schedule 3 of the Spanish Receivables Purchase Agreement.

“Delinquency Percentage” means on any Assessment Date preceding a Funded Settlement Date, the ratio expressed as a percentage of:

(i)	the sum of (a) the Outstanding Amount of Delinquent Receivables and Doubtful Receivables that were neither Delinquent Receivables nor Doubtful Receivables as of the Assessment Date relating to the preceding Funded Settlement Date and (b) the Outstanding Amount of Refinanced Delinquent Receivables and Refinanced Doubtful Receivables that were neither Refinanced Delinquent Receivables nor Refinanced Doubtful Receivables as of the Assessment Date relating to the preceding Funded Settlement Date; and

(ii)	the Outstanding Amount of the Sold Receivables and Refinanced Sold Receivables purchased by the Purchaser between the 5th Funded Settlement Date (excluded) before such Funded Settlement Date and the 4th Funded Settlement Date (included) before such Funded Settlement Date.

“Delinquent Receivable” means, on any Assessment Date, any Sold Receivable which is not a Doubtful Receivable transferred back to the Sellers and which has any of the following characteristics:

(i)	the Sold Receivable remains unpaid by its relevant Debtor for more than sixty (60) days after the Maturity Date of such Sold Receivable;

(ii)	the Sold Receivable is owed by a Debtor which is subject to Insolvency Proceedings and has not been counted under paragraph (i) above; or

(iii)	the Sold Receivable has been or, under the relevant Seller’s credit and collection policies, would have been written off as uncollectible and has not been counted under paragraph (i) or (ii) above.

“Deposit Fee” means the fee due to CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, in the conditions set forth in article 8 of the Master Senior Deposit Agreement and which shall be paid by ESTER FINANCE to CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, or any credit institution which replaces the latter for the purposes of carrying out its functions under the Master Senior Deposit Agreement, as a remuneration for its undertaking to make the Senior Deposit on a periodic basis during the Replenishment Period. It is agreed that the Deposit Fee shall be paid to CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, or any other credit institution which replaces the latter for the purposes of carrying out its functions under the Master Senior Deposit Agreement, even after the transfer to the Fund of receivables in repayment of the Senior Deposit.

“Depositor” means CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK acting in its capacity as depositor pursuant to the Master Senior Deposit Agreement and any successor, transferee or assignee.

“Dilution Percentage” means as calculated on any Calculation Date preceding a Funded Settlement Date, the ratio expressed as a percentage of:

(i)	the aggregate amount of Credit Notes and Refinanced Credit Notes issued between the Assessment Date (included) preceding such Funded Settlement Date and the Assessment Date (excluded) preceding the preceding Funded Settlement Date; and

(ii)	the Outstanding Amount of the Sold Receivables and Refinanced Sold Receivables purchased by the Purchaser between the Funded Settlement Date (excluded) before the last Assessment Date and the last Funded Settlement Date (included) preceding such last Assessment Date.

“Discount Amount” means the relevant amount determined in accordance with the formula set forth in schedule 2 of the French Receivables Purchase Agreement, in schedule 3 of the German Purchasable Receivables Agreement, in schedule 2 of the UK Receivables Purchase Agreement, and in schedule 2 of the Spanish Receivables Purchase Agreement.

“Discount Rate” has the meaning set forth in SCHEDULE 16 C.

“Discount Reserve” means the amount calculated in accordance with SCHEDULE 16 A.

“Discount Reserve Rate” means the amount calculated in accordance with schedule 1 of the Master Subordinated Deposit Agreement.

“Distributed Amounts” means, on any Settlement Date during the Amortisation Period, the sum of:

•	the amount of Adjusted Collections as determined as of such date;

•	the amount in the Purchaser’s Account as of the last Assessment Date, within the limit of the sums in the Purchaser’s Account on such Settlement Date;

•	the amount in each Purchaser’s Collection Account (net of any debit made on such Purchaser’s Collection Account, corresponding to errors, reverse entries, unpaid amounts and returns in relation to payments already made on the corresponding Collection Account) as of the last Assessment Date, within the limit of the sums in each Purchaser’s Collection Account on such Settlement Date;

•	the amount of the Refinanced Received Net Amount, as calculated for such Settlement Date, in accordance with the provisions of the Refinanced Receivables Purchase Agreement; and

•	any investment proceeds of the Actual Collections received by the Purchaser in accordance with Article 23.2 and not yet allocated in accordance with Article 16.

“Doubtful Receivable” means on any Assessment Date any Sold Receivable which is, according to the Accounting Principles, doubtful given the situation of the Debtor or open to challenge.

“Downgrading Event” means, in relation to a Liquidity Bank, the downgrading of its rating by a Rating Agency under A1 (for Moody’s Investors Services), P1 (for Standard & Poors) or F1 (for Fitch Ratings).

“Early Amortisation Event” means any of the events set out in Article 13 (Early Amortisation).

“Eligible Debtor” means a Debtor having the characteristics described in detail in article 8 of each Receivables Purchase Agreement.

“Eligible Laws” means in respect of receivables assigned or transferred by the German Seller, Belgian law, English law, French law, German law, Italian law and Spanish law.

“Eligible Receivable” means any Sold Receivable which has the following characteristics on the Settlement Date during the Replenishment Period:

(i)	such Sold Receivable corresponds to a delivery of goods which has been made or to a service which has been performed and such Sold Receivable has been invoiced;

(ii)	the Maturity Date of such Sold Receivable is not later than 180 days after the Assessment Date preceding such Settlement Date;

(iii)	the Sold Receivable has not remained unpaid by the relevant Debtor for more than 72 days after the Maturity Date of such Sold Receivable;

(iv)	the debtor of such Sold Receivable has a V.A.T or a CMS identification number indicated in the electronic support attached to the relevant Transfer Deed delivered to the Purchaser in relation to such Sold Receivable and such Sold Receivable is identified on such electronic support in a manner which complies with the electronic exchange procedures agreed between the Agent, the Purchaser, the Centralising Unit and the Sellers; and

(v)	the Sold Receivable is not a Net Miscellaneous Receivable.

“End of Month Cut-Off Date” means the last calendar day of each calendar month.

“ESTER FINANCE” means ESTER FINANCE TITRISATION S.A., company incorporated under French law and authorised as a specialized credit institution (établissement de crédit spécialisé), having its registered office at 9 quai du Président Paul Doumer, 92920 Paris La Défense Cedex, France, registered with the trade and companies registry (registre du commerce et des sociétés) of Nanterre under the number 414 886 226.

“EURIBOR 1 month” means the reference rate known as the “European Inter-Bank Offered Rate” in the form of the rate listed under the aegis of the European Banking Federation and published at approximately 11.00 am (Brussels time), by REUTERS (page EURIBOR01 or EURIBOR365 or whatever page that may be substituted therefore) for a one (1) month period.

“Euro”, “€” or “EUR” means the currency of the participating Member States in accordance with the definition given under article 119-2 of the Treaty on the Functioning of the European Union and in Council Regulation (EC) n. 974/98 of May 3, 1998 on the introduction of the euro.

“European Credit Facility” means the Amended and Restated Revolving Credit Agreement, dated as of 20 April 2011 as amended and restated, refinanced, replaced or otherwise modified from time to time, among GOODYEAR DUNLOP TIRES EUROPE BV, the other borrowers thereunder, the lenders thereunder, JPMorgan Europe Limited, as administrative agent, and the other parties thereto.

“Event of Separation of Flows” means any Early Amortisation Event and , in any case, the starting of the Amortisation Period.

“Exchange Rate” means, at any time, the rate of exchange of GBP for Euro, as it appears on the Internet site of the Banque de France at close of business on the Business Day preceding the last Assessment Date.

“Excluded Debtor” means any debtor mentioned in the list set forth in SCHEDULE 12, as may be modified by mutual agreement between the Centralising Unit, the Purchaser and the Agent, in accordance with the provisions of Article 35.

“File Collections” means, with respect to any period, all collections (excluding Deemed Collections) on Sold Receivables which, on the basis of the information included in any Assessment Report and the electronic date file attached thereto, were expected to be received during such period by a Seller as calculated by the Agent on the basis of the Assessment Reports and the electronic support attached thereto.

“Financial Covenants” means the financial covenants set forth in Article 13.3(xv) and the related definitions.

“Financial Indebtedness” means, in relation to any person:

(i)	any indebtedness for monies borrowed or raised by that person;

(ii)	any indebtedness (actual or contingent) of that person under any guarantee, security, indemnity or other commitment designed to protect any creditor against loss in respect of any Financial Indebtedness of any third party;

(iii)	any indebtedness under or in respect of any acceptance credit opened on behalf of that person;

(iv)	any indebtedness under any debenture, note, bond, certificate of deposit, cash certificate, bill of exchange, commercial paper or similar instrument on which that person is liable as drawer, acceptor, endorser, issuers or otherwise;

(v)	any indebtedness for money owing in respect of any interest rate swap or currency swap, such indebtedness to be measured on a marked-to-market basis at the relevant time and to include, vis-à-vis any particular counterparty, application of the relevant ISDA or FBF netting procedures; and

(vi)	any payment obligations under any lease entered into for the purpose of obtaining or raising finance.

“Free Equity Amount” shall have the meaning as set forth in Article 3.6.3.

“French Seller” means GOODYEAR DUNLOP TIRES FRANCE S.A. or any New Seller that is organized under French law.

“Fund” means FCT Triple P, a fonds commun de titrisation, set up by the Management Company and CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (as depositary) in accordance with the provisions of articles L.214-168 to L. 214-175 and L. 214-180 to L. 214-186 and articles R. 214-217 to R. 214-235 of the French Monetary and Financial Code (code monétaire et financier) for the purposes of the Securitisation Transaction.

“Fund Subscriber” means any of:

(a)	CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK; and

(b)	BARCLAYS BANK PLC.

“Fund Subscriber Option” has the meaning ascribed to such term in paragraph (F) of the preamble of the Agreement.

“Fund Subscription Agreement” means any subscription agreement entered into between the Fund and the relevant Fund Subscriber pursuant to which such Fund Subscriber has undertaken to subscribe for units issued by the Fund.

“Funded Assessment Date” means each of the Assessment Dates relating to a Funded Settlement Date as identified in SCHEDULE 9 (List of Calendar Dates of the Transaction).

“Funded Settlement Date” means the Initial Settlement Date and each of the dates identified as “Funded Settlement Date” in SCHEDULE 9 (List of Calendar Dates of the Transaction) falling on or prior to the Program Expiry Date.

“Funded Settlement Date Reference Period” means, with respect to any Reference Funded Settlement Date before the Commitment Expiry Date, during any Bi-monthly Management Period, the period starting on the Intermediary Assessment Date (excluded) of the calendar month immediately following such Reference Funded Settlement Date and ending (i) on the following Funded Assessment Date (included) or (ii) if an Early Amortisation Event occurs before such Funded Assessment Date, on the date of such Early Amortisation Event.

“GAAP” means, in relation to any person, the generally accepted accounting principles in the jurisdiction in which such person is organized.

“GBP” means the currency which is legal tender in the United Kingdom at the present time, or any other currency that may replace it.

“German Party” shall have the meaning given to such term under the version of this Agreement executed on the Closing Date.

“German Seller” means GOODYEAR DUNLOP TIRES GERMANY GmbH or any New Seller that is organized under German law.

“GOODYEAR” means the parent company of the Goodyear Group, i.e. THE GOODYEAR TIRE & RUBBER COMPANY, a company incorporated under the laws of Ohio, having its registered office at 200 Innovation Way, Akron, Ohio, United States of America.

“GOODYEAR Group” means the group of entities comprised of GOODYEAR and its Affiliates.

“GOODYEAR DUNLOP TIRES EUROPE BV” means the Goodyear Dunlop Tires Europe B.V., parent company of the French, German, UK and Spanish Sellers, incorporated under the laws of the Netherlands, having its registered office at De Boelelaan 7, 1083 HJ, Amsterdam, The Netherlands, and registered with the Companies Registry of Amsterdam under the number 33225215.

“Governmental Authorisation” means any authorization given by any “Governmental Authority” as such term is defined in the European Credit Facility.

“Group” means, in relation to any Debtor, the group of entities comprised of this Debtor and its Affiliates.

“Immobilisation Indemnity” means any immobilisation indemnity paid by ESTER FINANCE to the Depositor in accordance with the Master Senior Deposit Agreement.

“Increase in the Complementary Deposit” means, on any Settlement Date during the Replenishment Period, the excess of (a) the amount of the Complementary Deposit on such Settlement Date in accordance with the Master Complementary Deposit Agreement over (b) the amount of the Complementary Deposit on the preceding Settlement Date.

“Increase in the Subordinated Deposit” means, on any Settlement Date during the Replenishment Period, the excess of (a) the amount of the Subordinated Deposit on such Settlement Date in accordance with the Master Subordinated Deposit Agreement over (b) the amount of the Subordinated Deposit on the preceding Settlement Date.

“Information Date” means each of the dates identified as such in SCHEDULE 9 and on which the Centralising Unit, acting in the name and on behalf of the Sellers, is required to transmit to the Agent the Assessment Report prepared as of the preceding Assessment Date, as well as the List of Purchasable Receivables, it being provided that for as long as no Bi-monthly Management Period is outstanding, only those dates identified as “Funded Information Date” in SCHEDULE 9 (List of Calendar Dates of the Transaction) shall be considered as “Information Date”.

“Initial Purchase Price” means, in relation to any Remaining Purchasable Receivable or Ongoing Purchasable Receivable acquired or to be acquired by the Purchaser in respect of each Seller, the Outstanding Amount of such Remaining Purchasable Receivable or Ongoing Purchasable Receivable less, in each case, the applicable Discount Amount.

“Initial Settlement Date” means 21st December 2004.

“Insolvency Proceedings” means:

(i)	in relation to any person being resident in France or having its principal place of business in France:

•	a reference to such person being unable to pay its debt as they fall due (cessation des paiements) or initiating voluntary arrangements with its creditors (règlement amiable) or being subject to insolvency proceedings opened by a competent court (sauvegarde, sauvegarde accélérée, sauvegarde financière accélérée, redressement or liquidation judiciaire), all of which as construed by articles L.611-1 et seq. of the French Commercial Code or, as the case may be, by articles L.620-1 et seq. of the French Commercial Code, it being provided that such provisions shall not apply to MAGENTA (unless (y) MAGENTA happens not being a French securitisation company (société de titrisation), within the meaning of articles L. 214-179 et seq. of the French Monetary and Financial Code (code monétaire et financier), anymore or (z) Book VI of the French Commercial Code happens to be applicable to French securitisation companies (sociétés de titrisation), within the meaning of articles L. 214-179 et seq. of the French Monetary and Financial Code (code monétaire et financier));

•	whenever any auditor of such person has declared an alert procedure (procédure d’alerte) within the meaning of article 234-1 of the French Commercial Code (code de commerce);

(ii)	in relation to any person being resident in Germany or having its principal place of business in Germany, a reference to such person that is overindebted (überschuldet), unable to pay its debts as they fall due (zahlungsunfähig) or such status is imminent (drohende Zahlungsunfähigkeit) or is subject to insolvency (including preliminary insolvency proceedings) or dissolution proceedings;

(iii)	in relation to any person being resident in Spain or having the center of its interests in Spain, (hereinafter, the “Spanish Resident”):

•	the Spanish Resident is unable to pay its debts as they fall due, on regular basis, within the meaning of article 2 of the Spanish law 22/2003, dated July 9, 2003;

•	the Spanish Resident files an application with a court to be declared to be subject to creditors’ composition (concurso) within the meaning of the Spanish law 22/2003, dated July 9, 2003, or subject to any equivalent situation as provided by any law that could complement, replace or amend it;

•	a third party applies to a court for a declaration that the Spanish Resident is subject to creditors’ composition (concurso) within the meaning of the Spanish law 22/2003 and the court accepts to follow the creditors’ composition proceedings, or any other equivalent situation as provided by any other law that could complement, replace or amend them;

•	the Spanish Resident is subject to governmental or judicial administration in Spain (intervención administrativa or administración judicial);

•	any insolvency proceeding, as defined in Council Regulation (EC) No 1346/2000, of 29 May 2000 on Insolvency Proceedings is taken in any jurisdiction regarding the Spanish Resident;

(iv)	in relation to any person being resident in Italy or having the center of its interests in Italy, (hereinafter, the “Italian Resident”):

•	the Italian Resident is insolvent, being unable to fulfil its obligations regularly, namely in due time and with usual means, pursuant to article 5 of the Italian Bankruptcy Law (insolvenza);

•	the Italian Resident is declared bankrupt upon its own application or petition of the creditor/s or petition of the Public Prosecutor, pursuant to articles 6 et seq. of the Italian Bankruptcy Law (fallimento);

•	the Italian Resident, being insolvent, files an application for arrangement with creditors with the competent judge, proposing an arrangement pursuant to articles 160 et seq. of the Italian Bankruptcy Law (concordato preventivo e accordi di ristrutturazione);

•	the Italian Resident is under Compulsory administrative liquidation pursuant to articles 194 et seq. of the Italian Bankruptcy Law (liquidazione coatta amministrativa);

•	the Italian Resident, being a large undertaking, is under extraordinary administration pursuant to Law 270/1999 (amministrazione straordinaria);

•	if and when applicable, the Italian Resident, being eligible for the extraordinary administration and meeting additional requirements set by law, is under reorganization pursuant to Legislative Decree no. 347 of 23 December 2003, as amended subsequently (ristrutturazione industriale di grandi imprese in stato di insolvenza);

•	any of the above insolvency proceeding is taken in any jurisdiction regarding the Italian Resident pursuant to Council Regulation (EC) no. 1346/2000 of 29 May 2000 on insolvency proceedings;

(v)	in relation to any person being resident in the Netherlands or having its principal place of business in the Netherlands, (hereinafter, the “Dutch Resident”), a reference to such person that is subject to any bankruptcy (faillissement), suspension of payments (surséance van betaling) or any other insolvency proceedings listed in Annex A of the Council Regulations (EC) No. 1346/2000 on Insolvency Proceedings or any other insolvency proceedings or analogous proceeding in each case opened by a competent court, including, but not limited to, emergency regulations (“noodregeling”) pursuant to Chapter 3.5 (Bijzondere regels en maatregelen ten aanzien van financiële ondernemingen werkzaam op de financiële markten) of the Dutch Act on Financial Supervision (Wet op het financieel toezicht), as amended.

(vi)	in relation to any person being resident in the United States or having its principal place of business in the United States:

(a)

an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (x) liquidation, reorganization, bankruptcy, moratorium, suspension of payment or other relief in respect of such person or its debts, or of a substantial part of its assets, under any U.S. federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (y) the appointment of a receiver, trustee in bankruptcy, custodian, sequestrator, conservator or similar official for such person or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered;

(b)	such person (v) voluntarily commences any proceeding or files any petition seeking liquidation, reorganization, bankruptcy, moratorium, suspension of payment or other relief under any U.S. federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (w) consents to the institution of, or fails to contest in a timely and appropriate manner, any proceeding or petition described in clause (a) of this section, (x) applies for or consents to the appointment of a receiver, trustee in bankruptcy, custodian, sequestrator, conservator or similar official for such person or for a substantial part of its assets, (y) makes a general assignment for the benefit of creditors or (z) takes any action for the purpose of effecting any of the foregoing;

(c)	such person admits in writing its inability or fails generally to pay its debts as they become due;

(vii)	in relation to any person resident in Belgium or having its centre of main interest in Belgium (as the term “centre of main interest” is defined in the Council Regulations (EC) No.1346/2000 on insolvency proceedings) any situation where:

•	a meeting of such person is convened for the purpose of considering any resolution for (or to petition for) its winding-up or any such resolution is passed or any person presents a petition for the winding-up (liquidation/vereffening), save where such person is in good faith contesting such petition by appropriate proceedings;

•	any court decision ordering the winding-up (liquidation/vereffening) of such person is taken;

•	any liquidateur (liquidateur/vereffenaar), trustee in bankruptcy (curateur/curator) is appointed in respect of such person or the directors of such person request such appointment (in each case, by reason of actual or anticipated financial difficulties);

•	such person is declared bankrupt (en faillite/in staat van faillissement) or such person applies for or is subject to insolvency proceedings (faillite/faillissement), any judicial reorganisation, between creditors (réorganisation judiciaire/gerechtelijke reorganisatie) or any other insolvency proceedings listed from time to time in Schedule A of the Council Regulations (EC) No.1346/2000 on Insolvency Proceedings;

(viii) in relation to any person incorporated under the laws of England and Wales:

•	such person stops payment or threatens in writing to stop payment of its debts by reason of actual or anticipated financial difficulties, becomes or is, or admits in writing to being, or is deemed to be for the purpose of the Insolvency Act 1986, unable to pay its debts within the meaning of Section 123(1) of the Insolvency Act 1986 or is otherwise unable to pay its debts as they fall due;

•	a moratorium is declared in respect of any part of its indebtedness or it makes any general arrangement, compromise, assignment or composition for the benefit of its creditors;

•	any formal step is taken or proceeding is instituted (unless frivolous or vexatious and dismissed or discharged within 30 days of being presented) by any competent person seeking (x) to adjudicate such person insolvent or bankrupt, (y) the liquidation, winding-up, dissolution, administration, reorganisation (other than for the purpose of a voluntary solvent reorganisation or liquidation approved in writing by the relevant entity), arrangement, adjustment, re-scheduling (such rescheduling to be effected by reason of actual or anticipated financial difficulties), protection, relief or composition of such person or its debts or (z) the entry of an order for relief or the appointment of a receiver, administrative receiver, administrator, liquidator, custodian, trustee in bankruptcy, examiner or other similar official of the person or a substantial part of its assets; or

•	any meeting is convened by any creditor, shareholder, member or participant or any other corporate action is taken pursuant to which any of the preceding actions is proposed to be approved;

(ix)	in relation to any other person, any similar provision applicable to it.

“Intercompany Arrangements” shall have the meaning set forth in Article 11.1. (xiv).

“Intermediary Assessment Date” means each of the Assessement Dates referring to an “Intermediary Assessment Date”, as identified as such in SCHEDULE 9 (List of Calendar Dates of the Transaction) falling on or prior to the Program Expiry Date.

“Intermediary Settlement Date” means each of the dates identified as an “Intermediary Settlement Date” on SCHEDULE 9 (List of Calendar Dates of the Transaction) falling on or prior to the Program Expiry Date and falling within a Bi-monthly Management Period.

“Intermediary Settlement Date Reference Period” means, with respect to any Reference Funded Settlement Date before the Commitment Expiry Date, the period starting on the Funded Assessment Date (excluded) immediately following such Reference Funded Settlement Date and ending (i) on the next Intermediary Assessment Date (included) or (ii) if an Early Amortisation Event occurs before such Intermediary Assessment Date, on the date of such Early Amortisation Event.

“Issuers” means:

(i)	LMA S.A., a French limited company (société anonyme) having its registered office at 9 quai du Président Paul Doumer Paris, 92920 Paris La Défense Cedex, France, registered with the trade and companies registry (registre du commerce et des sociétés) of Nanterre, under the number 383 275 187; or

(ii)	MANAGED AND ENHANCED TAP (MAGENTA) FUNDING S.T., a French limited securitisation company (société anonyme de titrisation) governed by articles L. 214-168 et seq. of the French Monetary and Financial Code (code monétaire et financier), having its registered office at 127, rue Amelot, 75011 Paris, registered with the trade and companies registry (registre du commerce et des sociétés) of Paris under number 520 563 479(“MAGENTA”); or

(iii)	SHEFFIELD RECEIVABLES CORPORATION, a Delaware corporation with its registered office at GSS LLC, 68 South Service Road, Suite 120, Melville, NY 11747 (“Sheffield”); or

(iv)	any other person who may enter the Securitisation Transaction from time to time in order to subscribe to units issued by the Fund and to finance such subscription by issuing Notes.

“Italian Bankruptcy Law” means the Italian Royal Decree No. 267 of 16th March, 1942, as amended and supplemented from time to time.

“Italian Receivables Purchase Agreement” means the Italian law governed receivables purchase agreement entered on 23 July 2008, as last amended and restated on or about the 2014 Amendment Date between the Italian Seller and the Refinanced Seller for the purchase of the Refinanced Ongoing Purchasable Receivables and Refinanced Remaining Purchasable Receivables originated by the Italian Seller.

“Italian Seller” means GOODYEAR DUNLOP TIRES Italia S.P.A. or any New Seller organized under Italian law and becoming a party to the Italian Receivables Purchase Agreement.

“Joint-Lead Arranger” means each of CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK and NATIXIS, acting in its capacity as joint-lead arranger of the Securitisation Transaction.

“Lien” means, in respect to any asset, any mortgage, deed of trust, lien, delegation of claims, pledge, hypothecation, encumbrance, charge of security interest in, on or of such asset including, for the avoidance of doubt, any right created over a bank account in accordance with article L. 214-173 of the French Monetary and Financial Code (code monétaire et financier).

“Liquidity Agreement” means (i) any unit purchase agreement (promesse d’achat et de revente de parts), as amended and/or supplemented from time to time, entered into between an Issuer and a Liquidity Bank pursuant to which the Liquidity Bank has undertaken to purchase from such Issuer, all or part of the units of the Fund held by the Issuer, or (ii) any credit facility agreement, as amended and/or supplemented from time to time, entered into between an Issuer and a Liquidity Bank pursuant to which the Liquidity Bank has undertaken to make loans to an Issuer secured by such units, or (iii) a swap agreement, repurchase agreement or other financial instrument, as amended and/or supplemented from time to time, entered into between an Issuer and a Liquidity Bank, pursuant to which the Liquidity Bank has undertaken to make certain payments to an Issuer in relation to such units.

“Liquidity Bank” means a bank or any other credit institution (établissement de crédit) (or any successor, transferee and assignee thereof), in each case rated at least A1, P1 and/or F1 by the relevant Rating Agencies at the time when it enters into or renews its commitment under a Liquidity Agreement, that has undertaken to purchase from an Issuer, all or part of the units of the Fund held by such Issuer or to make loans to an Issuer secured by such units or otherwise to make payments to an Issuer in relation to such units.

“Liquidity Commitment Non Renewal” means, in relation to any Liquidity Bank:

(a)	the non renewal of the Liquidity Agreement to which it is a party in any of the following cases:

(i)	such Liquidity Agreement is not renewed at its expiry date, and the relevant Liquidity Bank has not been replaced with another bank that is rated at least A1, P1 and/or F1 by the relevant

Rating Agencies;

(ii)	as a result of Market Disruption, a drawing is made under such Liquidity Agreement in order to acquire all or part of the units of the Fund, and (y) such drawing remains outstanding until the expiry date of such Liquidity Agreement;

(iii)	as a result of a Downgrading Event, a drawing is made under such Liquidity Agreement in order to acquire all or part of the units of the Fund, (y) such drawing remains outstanding until the expiry date of such Liquidity Agreement, and (z) the relevant Liquidity Bank has not been replaced with another bank that is rated at least A1, P1 and/or F1 by the relevant Rating Agencies; or

(iv)	(x) a drawing is made under any Liquidity Agreement for any reason other than those listed above, (y) such drawing remains outstanding until the expiry date of such Liquidity Agreement, and (z) the relevant Liquidity Bank has not been replaced with another bank that is rated at least A1, P1 and/or F1 by the relevant Rating Agencies; or

(b)	if a Bank Commitment Letter was executed by such Liquidity Bank, the expiry of the commitment of such Liquidity Bank under such Bank Commitment Letter.

“List of Purchasable Receivables” means any list of Remaining Purchasable Receivables and Refinanced Remaining Purchasable Receivables existing on the Assessment Date preceding the delivery of such list, and of Ongoing Purchasable Receivables and Refinanced Ongoing Purchasable Receivables title to which has passed and has transferred to the Purchaser between the two (2) last Assessment Dates preceding the delivery of such list, in the form agreed between the Parties, to be provided by the Centralising Unit, acting in the name and on behalf of the Sellers, to the Purchaser, it being provided that the Ongoing Purchasable Receivables title to which has passed and has transferred to the Purchaser between the two (2) last Assessment Dates preceding the delivery of such list and the transfer of which shall be rescinded on the next Funded Settlement Date in accordance with the provisions of the French Receivables Purchase Agreement, the Spanish Receivables Purchase Agreement or the German Receivables Purchase Agreement (in that latter case only if the transfer of said Originated Ongoing Purchase Receivables was governed by French law) will be identified in such list as Remaining Purchasable Receivables.

“Management Company” means ABC Gestion, a limited company (société anonyme), authorised to manage mutual securitisation funds (fonds commun de titrisation) as a Management Company (Société de Gestion), in accordance with the provisions of article L.214-183 of the French Monetary and Financial Code (code monétaire et financier), having its registered office at 9, quai du Président Paul Doumer, 92220 Paris - La Défense registered with the trade and companies registry (registre du commerce et des sociétés) of Nanterre under the number 353 716 160.

“Management Fee” means the management fee set out in Article 10 (Fees).

“Margin” means the margin which aims to cover any administrative, financial and management costs incurred by ESTER FINANCE, equal to 0.01 % of the Maximum Amount of the Purchaser’s Funding per year, 1/12° of such amount being payable on each Funded Settlement Date.

“Market Disruption” means the occurrence of any event leading to any placement agent acting for an Issuer being unable to find investors to purchase whole or part of the Notes that would otherwise be issued by that Issuer.

“Master Complementary Deposit Agreement” means the agreement dated 23 July 2008, as amended and/or supplemented from time to time, entered into between the Purchaser and the Centralising Unit, under which the Centralising Unit shall effect a Complementary Deposit with the Purchaser.

“Master Definitions Schedule” means this master definitions schedule which determines the meaning of the terms and expressions used in the Transaction Documents.

“Master Senior Deposit Agreement” means the agreement dated 15 December 2004, as amended and/or supplemented from time to time, entered into between the Purchaser and the Depositor under which the Depositor has agreed to make a Senior Deposit with the Purchaser.

“Master Subordinated Deposit Agreement” means the agreement dated 23 July 2008, as amended and/or supplemented from time to time, entered into between the Purchaser and the Centralising Unit, under which the Centralising Unit shall effect a Subordinated Deposit with the Purchaser.

“Material Adverse Effect” means a material adverse change in or effect on (i) the ability of the Sellers and the Centralising Unit, taken as a whole, or of GOODYEAR DUNLOP TIRES EUROPE BV to perform their obligations under the Securitisation Documents that are material to the rights or interests of the Purchaser, the Refinanced Seller, the Depositor, the Issuers, the Liquidity Banks and the Fund Subscribers under the Securitisation Documents to which they are parties, (ii) the ability of the Purchaser to collect the amounts due under the Sold Receivables and/or Refinanced Sold Purchasable Receivables or the rights and interests of the Purchaser in the Sold Receivables, or (iii) the rights of or benefits available to the Purchaser, the Depositor, the Issuers, the Liquidity Banks and the Fund Subscribers under the Securitisation Documents that are material to the rights or interests of such parties thereunder including as a result of any material adverse change in or effect on the business, operations, properties, assets or financial condition (including as a result of the effects of any contingent liabilities) of GOODYEAR and its Subsidiaries (including the Sellers), taken as a whole.

“Material Indebtedness” means Financial Indebtedness of GOODYEAR and any of its subsidiaries in an aggregate principal amount exceeding USD 100,000,000 (or the equivalent in any other currency or currencies).

“Maturity Date” means, in relation to any Sold Receivable or Refinanced Sold Receivable, the date on which such Sold Receivable or Refinanced Sold Receivable becomes due and payable by the relevant debtor.

“Material Subsidiary” means, at any time, each subsidiary of GOODYEAR DUNLOP TIRES EUROPE BV other than subsidiaries that do not represent more than 5% for any such individual subsidiary, or more than 10% in the aggregate for all such subsidiaries, of either (a) the consolidated total assets of GOODYEAR and its subsidiaries or (b) the consolidated revenues of GOODYEAR and its subsidiaries for the period of four (4) fiscal quarters most recently ended, in each case determined in accordance with US GAAP.

“Maximum Amount of the Complementary Deposit” means an amount equal to €950,000,000, as this amount may be modified from time to time by the parties to the Master Complementary Deposit Agreement in accordance with the terms of the Master Complementary Deposit Agreement.

“Maximum Amount of the Program” means an amount equal to €450,000,000, or any other amount as determined pursuant to Article 7.1.3 or 7.1.4.

“Maximum Amount of the Purchaser’s Funding” means the amount set out in Article 7.1.

“Maximum Concentration Rate” means:

•	10%, in relation to the Debtors of the Renault Group, taken as a whole, as long as such Debtors maintain short-term ratings not lower than A2 / P2 from Moody’s and Standard &Poor’s, and 6% so long as such Debtors maintain short-term ratings lower than A2 / P2 but not lower than A3 / P3 from Moody’s and Standard & Poor’s;

•	10%, in relation to the Debtors of the Peugeot Group, taken as a whole, as long as such Debtors maintain short-term ratings not lower than A2 / P2 from Moody’s and Standard &Poor’s, and 6% so long as such Debtors maintain short-term ratings lower than A2 / P2 but not lower than A3 / P3 from Moody’s and Standard & Poor’s;

•	10%, in relation to the Debtors of the Michelin Group, taken as a whole, as long as such Debtors maintain short-term ratings not lower than A2 / P2 from Moody’s and Standard &Poor’s, and 6% so long as such Debtors maintain short-term ratings lower than A2 / P2 but not lower than A3 / P3 from Moody’s and Standard & Poor’s;

•	10%, in relation to the Debtors of the BMW Group, taken as a whole, as long as such Debtors maintain short-term ratings not lower than A2 / P2 from Moody’s and Standard &Poor’s, and 6% so long as such Debtors maintain short-term ratings lower than A2 / P2 but not lower than A3 / P3 from Moody’s and Standard & Poor’s;

•	10%, in relation to the Debtors of the Audi WV Group, taken as a whole, as long as such Debtors maintain short-term ratings not lower than A2 / P2 from Moody’s and Standard &Poor’s, and 6% so long as such Debtors maintain short-term ratings lower than A2 / P2 but not lower than A3 / P3 from Moody’s and Standard & Poor’s; or

•	4%, in relation to any other Debtor and to any Debtors of a Debtor Group named above which does not maintain the ratings specified above as a condition to a higher Maximum Concentration Rate.

“Maximum Overcollateralisation Rate” means, as of the Initial Settlement Date and on each Funded Settlement Date thereafter, the rate equal to 52%. Such rate may be modified provided that there has been an amendment to the Master Subordinated Deposit Agreement.

“Minimum Amount of the Program” means, an amount equal to €45,000,000, as this amount may be amended from time to time pursuant to the provisions of the Agreement.

“Miscellaneous Accounting Credit Entries” means, in relation to any Seller, Miscellaneous Accounting Entries booked on the credit side of the account receivables of an Eligible Debtor.

“Miscellaneous Accounting Debit Entries” means, in relation to any Seller, Miscellaneous Accounting Entries booked on the debit side of the account receivables of an Eligible Debtor.

“Miscellaneous Accounting Entries” means, in relation to any Seller, accounting entries other than invoices, credit notes or cash payments that appear on the debit side or credit side of the account receivables of an Eligible Debtor.

“Monthly Reference Period” means the period starting on the first calendar day of each calendar month (included) and ending (i) on the End of Month Cut-Off Date of such month (included) or (ii) if an Early Amortisation Event occurs before the End of Month Cut-Off Date of such month, on the date of such Early Amortisation Event.

“New Collection Account Agreement” means the collection agreement entered into on or about the 2014 Amendment Date between the French Seller and the Purchaser with respect to the French’s Collection Account opened as a compte spécialement affecté in the meaning of article L. 214-173 of the French Monetary and Financial Code (code monétaire et financier) in the books of Crédit Agricole Corporate and Investment Bank.

“New Seller” means a company controlled, directly or indirectly, by Goodyear Dunlop Tires Europe B.V. and which becomes a party to the Securitisation Transaction after the 2014 Amendment Date.

“Net Available Amount” means, with respect to any Settlement Date, the excess of (i) the sum of the Requested Amount of the Purchaser’s Funding, the amount of the Subordinated Deposit, the Maximum Amount of the Complementary Deposit and the Discount Reserve over (ii) the Outstanding Amount of Sold Receivables and Refinanced Sold Receivables.

“Net Miscellaneous Receivable” means, in relation to any Seller, any Ongoing Purchasable Receivable or Remaining Purchasable Receivable corresponding to the amount equal to the Miscellaneous Accounting Debit Entries minus Miscellaneous Accounting Credit Entries.

“Non Allocated Cash” means any collection recorded in any Seller’s accounting system, which has not yet been posted to the payment of a receivable.

“Notes” means any US commercial paper, Billets de Trésorerie or any other short-term notes such as a Euro commercial paper.

“Notice for Maximum Amount of the Purchaser’s Funding” means the notice referred to in Article 7.1.

“Notice of Transfer” means any notice issued by the Purchaser or any entity, acting on behalf of the Purchaser and appointed by the same for such purpose, to any Debtor in accordance with a Receivables Purchase Agreement.

“Ongoing Purchasable Receivable” means, with respect to any Funded Settlement Date and any Seller, a right to a payment owed to such Seller which shall be originated during the immediately following Monthly Reference Period and which upon such origination shall have the following characteristics:

(a)	the receivable shall be binding against the relevant Eligible Debtor and result from the manufacturing and/or supplying of tyres and/or activities related thereto in the normal course of such Seller’s business; and

(b)	the receivable shall be payable in the Relevant Jurisdiction and denominated in the Relevant Currency.

“Originated Ongoing Purchasable Receivable” means (i) on any Settlement Date, an Ongoing Purchasable Receivable sold on a preceding Funded Settlement Date, which has come into existence and title to which has passed to the Purchaser on or before the Assessment Date preceding such Settlement Date and (ii) more generally, an Ongoing Purchasable Receivable sold on any Funded Settlement Date and title to which has passed to the Purchaser.

“Originated Refinanced Ongoing Purchasable Receivables” means, on any Settlement Date, an Refinanced Ongoing Purchasable Receivable sold on a preceding Beginning of Month Purchase Date and title to which has passed to the Purchaser on or before the Assessment Date preceding such Settlement Date.

“Outstanding Amount” means, at all times:

(a)	in relation to any Ongoing Purchasable Receivables, title to which has passed and which has been transferred to the Purchaser the aggregate principal amount remaining due in respect of such Ongoing Purchasable Receivables;

(b)	in relation to any Eligible Receivables, the aggregate principal amount remaining due in respect of such Eligible Receivables;

(c)	in relation to any Defaulted Receivables, the aggregate principal amount remaining due in respect of such Defaulted Receivables;

(d)	in relation to any Delinquent Receivables, the aggregate principal amount remaining due in respect of such Delinquent Receivables;

(e)	in relation to any Doubtful Receivables, the aggregate principal amount remaining due in respect of such Doubtful Receivables;

(f)	in relation to any Sold Receivables, the aggregate principal amount remaining due in respect of such Sold Receivables;

(g)	in relation to any Net Miscellaneous Receivables, the aggregate principal amount remaining due in respect of such Net Miscellaneous Receivables;

(h)	in relation to any Refinanced Eligible Receivables, the aggregate principal amount remaining due in respect of such Refinanced Eligible Receivables;

(i)	in relation to any Refinanced Defaulted Receivables, the aggregate principal amount remaining due in respect of such Refinanced Defaulted Receivables;

(j)	in relation to any Refinanced Doubtful Receivables, the aggregate principal amount remaining due in respect of such Refinanced Doubtful Receivables;

(k)	in relation to any Refinanced Sold Receivables, the aggregate principal amount remaining due in respect of such Refinanced Sold Receivables;

(l)	in relation to any Originated Ongoing Purchasable Receivables, the aggregate principal amount remaining due in respect of such Originated Ongoing Purchasable Receivables;

(m)	in relation to any Originated Refinanced Ongoing Purchasable Receivables, the aggregate principal amount remaining due in respect of such Originated Refinanced Ongoing Purchasable Receivables;

(n)	in relation to any Remaining Purchasable Receivables, the aggregate principal amount remaining due in respect of such Remaining Purchasable Receivables;

(o)	in relation to any Refinanced Remaining Purchasable Receivables, the aggregate principal amount remaining due in respect of such Refinanced Remaining Purchasable Receivables;

(p)	in relation to any Refinanced Ongoing Purchasable Receivables, the aggregate principal amount remaining due in respect of such Refinanced Ongoing Purchasable Receivables;

provided that, if any amount so determined pursuant to the foregoing provisions is denominated in GBP, such amount shall be converted into Euro at the Exchange Rate.

The Parties acknowledge that the Outstanding Amount of any receivables means the total net amount of such receivables (including all taxes less any credit notes issued, set-off, partial payments and other written off debts, as calculated by the Agent on the basis of the Assessment Reports and the electronic supports attached thereto).

“Overcollateralisation Rate” means, on each Calculation Date preceding the Initial Settlement Date or a Funded Settlement Date during the Replenishment Period, the rate determined in accordance with the provisions of schedule 1 of the Master Subordinated Deposit Agreement. The Overcollateralisation Rate shall be calculated by the Agent on each Calculation Date preceding a Funded Settlement Date and shall apply with respect to the next Settlement Date (or, should such Calculation Date falls within a Bi-monthly Management Period, with respect to the two (2) next Settlement Dates).

“Parties” means the parties to this Agreement.

“Payment” means any payment to be made by the Purchaser to the Centralising Unit, in accordance with article 4.1 of the relevant Receivables Purchase Agreement.

“Performance Letter” means the performance letters granted by GOODYEAR DUNLOP TIRES EUROPE BV in the forms agreed between the Parties

“Potential Early Amortisation Event” means any event or condition which, but for the giving of any notice or the lapse of any time period or both required for an Early Amortisation Event to occur under Article 13, would constitute an Early Amortisation Event.

“Priority Amount” has the meaning set forth in Article 16.2.

“Program Expiry Date” means, in relation to any Seller and the Centralising Unit, the earlier of the following dates:

(i)	the Business Day, on or after the Commitment Expiry Date, on which all sums due to the Purchaser under this Agreement and the relevant Receivables Purchase Agreement have been fully paid; or

(ii)	the first Funded Settlement Date (included) falling on or after twelve (12) calendar months after the Commitment Expiry Date.

“Protected Debtor” means any Debtor in respect of one or more Sold Receivable(s) which is either (a) an individual such as in Germany an individual merchant (Kaufmann) or (b) a partnership (Personengesellschaft) in the form of Offene Handelsgesellschaft (OHG), Gesellschaft bürgerlichen Rechts (GbR) or Kommanditgesellschaft (KG) or any equivalent foreign partnership, unless in each case all of the general, unlimited partners are legal entities.

“Purchaser” means ESTER FINANCE.

“Purchaser’s Account” means the account number [Intentionally Omitted], opened by the Purchaser in the books of CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK.

“Purchaser’s Collection Account” means any of the bank account opened in the name of the Purchaser, as mentioned in the Collection Account Agreements.

“Purchaser’s Funding” means that portion of the Outstanding Amount of Eligible Receivables which is funded by the Purchaser out of the Senior Deposit, the amount of which is determined in accordance with Article 7 (Amount of the Purchaser’s Funding).

“Purchaser’s Termination Notice” means any notice issued by the Purchaser to the Centralising Unit in the circumstances set out in Article 13.2 or 13.4.

“Rating Agencies” means DBRS, Fitch Ratings, Moody’s Investors Services and Standard & Poors, or any other entity to which such agencies may transfer their credit rating business or with which they may consolidate, amalgamate or merge.

“Receivables Purchase Agreements” means the receivables purchase agreements entered into between the Sellers, the Purchaser and the Agent for the purchase of the Ongoing Purchasable Receivables and Remaining Purchasable Receivables under the Securitisation Transaction, as amended or amended and restated for time to time, and more specifically:

(i)	a Receivables Purchase Agreement governed by French law entered into by the French Seller in respect of its Ongoing Purchasable Receivables and Remaining Purchasable Receivables (the “French Receivables Purchase Agreement”);

(ii)	a Receivables Purchase Agreement entered into by the German Seller in respect of their Ongoing Purchasable Receivables and Remaining Purchasable Receivables (the “German Receivables Purchase Agreement”);

(iii)	a Receivables Purchase Agreement governed by English law entered into by the UK Seller in respect of its Ongoing Purchasable Receivables and Remaining Purchasable Receivables (the “UK Receivables Purchase Agreement”);

(iv)	a Receivables Purchase Agreement governed by French law entered into by the Spanish Seller in respect of its Ongoing Purchasable Receivables and Remaining Purchasable Receivables (the “Spanish Receivables Purchase Agreement”).

“Reduction of the Complementary Deposit” means on any Settlement Date during the Replenishment Period, the excess, if any, of (a) the amount of the Complementary Deposit on the preceding Settlement Date over (b) the amount of the Complementary Deposit on such Settlement Date in accordance with the Master Complementary Deposit Agreement.

“Reduction of the Subordinated Deposit” means on any Settlement Date during the Replenishment Period, the excess, if any, of (a) the amount of the Subordinated Deposit on the preceding Settlement Date over (b) the amount of the Subordinated Deposit on such Settlement Date in accordance with the Master Subordinated Deposit Agreement.

“Reference Funded Settlement Date” shall have the meaning ascribed to such term in article 4.1.4.2 of the French Receivables Purchase Agreement, in article 4.1.5.2 of the Spanish Receivables Purchase Agreement, in article 4.1.4.2 of the UK Receivables Purchase Agreement, or in article 4.1.6.2 of the German Receivables Purchase Agreement as applicable in each case for the purposes of such agreement.

“Refinanced Adjusted Collections” means, in relation to the Refinanced Seller and with respect to the Refinanced Sold Receivables:

(a)	on any Settlement Date, as long as the Italian Seller acts as collection agent in respect of any Refinanced Sold Receivables:

(i)	any Refinanced File Collections from the Italian Seller between the Assessment Date relating to the preceding Settlement Date and the Assessment Date relating to such Settlement Date;

(ii)	less any amount received on each Purchaser’s Collection Account (net of any debit made on such Purchaser’s Collection Account, corresponding to errors, reverse entries, unpaid amounts and returns in relation to payments already made on the corresponding collection account) by the debiting of the Collection Accounts during the period between the last Assessment Date and the preceding Assessment Date;

(iii)	plus all Refinanced Deemed Collections from the Italian Seller determined to have occurred in accordance with article 27.1 of the Italian Receivables Purchase Agreement during the period between the last Assessment Date and the preceding Assessment Date;

(b)	at any time, in the event of the termination of the collection mandate given to the Italian Seller and until the Program Expiry Date:

(i)	all cash collections received by CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK Milan which have actually been paid by the Debtors or by any other person obliged to make payment in respect of Refinanced Sold Receivables;

(ii)

less any amount received on each Purchaser’s Collection Account (net of any debit made on such Purchaser’s Collection Account, corresponding to errors, reverse entries, unpaid amounts and returns in relation to payments already made on the corresponding collection account) by the debiting of the Collection Accounts during the period between the last Assessment Date and the preceding Assessment Date;

(iii)	plus all Refinanced Deemed Collections determined to have occurred in accordance with article 27 of the Italian Receivables Purchase Agreement; and

(c)	at any time after the Program Expiry Date, all cash collections received by CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK Milan which have actually been paid by the Debtors or by any other person obliged to make payment in respect of Refinanced Sold Receivables.

“Refinanced Credit Note” means, in relation to any Refinanced Sold Receivable, any decrease in the face value of such receivable or any cancellation of such receivable granted by the Italian Seller in accordance with its management procedures, other than an Refinanced Credit Note over Snow Tyres and a credit note resulting from Refinanced Year End Rebates.

“Refinanced Credit Note over Snow Tyres” means, in relation to any Refinanced Sold Receivable, any decrease in the face value of such receivable or any cancellation of such receivable granted by the Italian Seller (i) in accordance with its management procedures and (ii) to a customer subsequent to the taking back by the Italian Seller of snow tyres.

“Refinanced Deemed Collections” means any amount that the Italian Seller is deemed to have received in the circumstances set out in article 27.1 of the Italian Receivables Purchase Agreement.

“Refinanced Defaulted Receivable” means, on any Calculation Date, any Refinanced Sold Receivable which, as of the preceding Assessment Date, is not a Refinanced Doubtful Receivable transferred back to the Refinanced Seller and which has any of the following characteristics on such Calculation Date:

(i)	the Refinanced Sold Receivable remains unpaid by its relevant debtor for more than 90 days after the Maturity Date of such Refinanced Sold Receivable;

(ii)	the Refinanced Sold Receivable is owed by a Debtor which is subject to Insolvency Proceedings and has not been counted under paragraph (i) above; or

(iii)	the Refinanced Sold Receivable has been or, under the Italian Seller’s credit and collection policies, would have been written off as uncollectible and has not been counted under paragraph (i) or (ii) above.

“Refinanced Delinquent Receivable” means, on any Assessment Date, any Refinanced Sold Receivable which is not a Refinanced Doubtful Receivable transferred back to the Refinanced Seller and has any of the following characteristics on such Calculation Date:

(i)	the Refinanced Sold Receivable remains unpaid by its relevant Debtor for more than 60 days after the Maturity Date of such Refinanced Sold Receivable;

(ii)	the Refinanced Sold Receivable is owed by a Debtor which is subject to Insolvency Proceedings and has not been counted under paragraph (i) above; or

(iii)	the Refinanced Sold Receivable has been or, under the Italian Seller’s credit and collection policies, would have been written off as uncollectible and has not been counted under paragraphs (i) and (ii) above.

“Refinanced Discount Amount” means the meaning set forth in SCHEDULE 16 C

“Refinanced Discount Rate” means the meaning set forth in SCHEDULE 16 C.

“Refinanced Doubtful Receivable” means any Refinanced Sold Receivable which is, according to the Accounting Principles, doubtful given the situation of the Debtor or open to challenge.

“Refinanced Due Net Amount” means, on any Settlement Date, the amount of the Refinanced Initial Purchase Price, minus the Refinanced Adjusted Collection, plus the Refinanced Deferred Purchase Price and minus any fees due by the Refinanced Seller on such date.

“Refinanced Eligible Debtor” means a Debtor having the characteristics described in detail in article 14 of the Italian Receivables Purchase Agreement.

“Refinanced Eligible Receivable” means any Refinanced Sold Receivable which has the following characteristics on the Settlement Date during the Replenishment Period:

(i)	such Refinanced Sold Receivable corresponds to a delivery of goods which has been made or to a service which has been performed and such Refinanced Sold Receivable has been invoiced;

(ii)	the Maturity Date of such Refinanced Sold Receivable is not later than 180 days after the Assessment Date preceding such Settlement Date;

(iii)	the Refinanced Sold Receivable has not remained unpaid by the relevant Debtor for more than 72 days after the Maturity Date of such Refinanced Sold Receivable;

(iv)	the debtor of such Refinanced Sold Receivable has a V.A.T or a CMS identification number indicated in the electronic support attached to the relevant Transfer Deed delivered to the Purchaser in relation to such Refinanced Sold Receivable and such Refinanced Sold Receivable is identified on such electronic support in a manner which complies with the electronic exchange procedures agreed between the Agent, the Purchaser, the Centralising Unit and the Sellers; and

(v)	the Refinanced Sold Receivable is not a Refinanced Net Miscellaneous Receivable.

“Refinanced File Collections” means, with respect to any period, all collections (excluding Refinanced Deemed Collections) on Refinanced Sold Receivables which, on the basis of the information included in any Assessment Report and the electronic date file attached thereto, were expected to be received during such period by the Italian Seller as calculated by the Agent on the basis of the Assessment Reports and the electronic support attached thereto.

“Refinanced Initial Purchase Price” means, in relation to any Refinanced Remaining Purchasable Receivable or Refinanced Ongoing Purchasable Receivable to be acquired by the Purchaser during the Replenishment Period, the Outstanding Amount of such Refinanced Remaining Purchasable Receivable or Refinanced Ongoing Purchasable Receivable less, in each case, the applicable Refinanced Discount Amount.

“Refinanced Miscellaneous Accounting Credit Entries” means, in relation to the Italian Seller, Refinanced Miscellaneous Accounting Entries booked on the credit side of the account receivables of an Eligible Debtor.

“Refinanced Miscellaneous Accounting Debit Entries” means, in relation to the Italian Seller, Refinanced Miscellaneous Accounting Entries booked on the debit side of the account receivables of an Eligible Debtor.

“Refinanced Miscellaneous Accounting Entries” means, in relation to the Italian Seller, accounting entries other than invoices, credit notes or cash payments that appear on the debit side or credit side of the account receivables of an Eligible Debtor.

“Refinanced Net Miscellaneous Receivable” means, in relation to the Italian Seller, any Refinanced Remaining Purchasable Receivable or Refinanced Ongoing Purchasable Receivable corresponding to the amount equal to the Refinanced Miscellaneous Accounting Debit Entries minus Refinanced Miscellaneous Accounting Credit Entries.

“Refinanced Remaining Purchasable Receivable” means, with respect to any Funded Settlement Date and the Refinanced Seller, an existing right to a payment which has not previously been sold as a Refinanced Ongoing Purchasable Receivable and which is owed to and owned by the Italian Seller on the Assessment Date preceding such Funded Settlement Date and has the following characteristics:

(a)	(x) the receivable is binding against the relevant Refinanced Eligible Debtor and results from the manufacturing and/or supplying of tyres and/or activities related thereto in the normal course of the Italian Seller’s business and (y) the receivable is payable in Italy and denominated in Euro; or

(b)	to the extent not covered in (a) above, the receivable is a Refinanced Net Miscellaneous Receivable recorded as being held over a Refinanced Eligible Debtor.

“Refinanced Ongoing Purchasable Receivable” means, with respect to any Funded Settlement Date and the Refinanced Seller, a right to a payment owed to the Italian Seller which shall be originated during the immediately following Monthly Reference Period and which shall have the following characteristics:

(a)	the receivable shall be binding against the relevant Refinanced Eligible Debtor and result from the manufacturing and/or supplying of tyres and/or activities related thereto in the normal course of the Italian Seller’s business; and

(n)	the receivable shall be payable in Italy and denominated in Euro.

“Refinanced Non Allocated Cash” means any collection recorded in the Italian Seller’s accounting system, which has not yet been posted to the payment of a receivable.

“Refinanced Receivables Purchase Agreement” means the Italian law governed receivables purchase agreement entered into on or about the 2008 Amendment Date between the Refinanced Seller, the Purchaser and the Agent for the purchase of the Refinanced Ongoing Purchasable Receivables and Refinanced Remaining Purchasable Receivables, as last amended and restated on or about the 2014 Amendment Date.

“Refinanced Received Net Amount” means the amount of the Refinanced Adjusted Collections, plus the Refinanced Deferred Purchase Price and minus any Refinanced Initial Purchase Price due and not yet paid.

“Refinanced Seller” means CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (Milan branch), acting under the Refinanced Receivables Purchase Agreement.

“Refinanced Sold Receivable” means, in relation to the Refinanced Seller, those Refinanced Ongoing Purchasable Receivables and Refinanced Remaining Purchasable Receivables (i) which are existing and have been transferred from the Refinanced Seller to the Purchaser pursuant to the Refinanced Receivables Purchase Agreement, and (ii) which have not been repurchased from the Purchaser.

“Refinanced Year End Rebates” means deferred rebates granted by the Italian Seller at the end of each year (or according to any periodicity) to some of its customers according to the fulfillment of their purchase commitments. These Refinanced Year End Rebates may give rise to Refinanced Credit Notes issued by the Italian Seller or to invoices issued by the customers over the Italian Seller.

“Registered Share Capital” has the meaning set forth in Article 3.6.3.

“Relevant Currency” means (i) with respect to the Spanish Seller and the French Seller, Euro; and (ii) with respect to the UK Seller and the German Seller, Euro or GBP.

“Relevant Jurisdiction” means (i) with respect to the French Seller, France; (ii) with respect to the German Seller: Germany, Belgium, Spain (exluding the territories of Ceuta and Mellila), Italy, France or England and Wales; (iii) with respect to the UK Seller, England and Wales; and (iv) with respect to the Spanish Seller, Spain (excluding the territories of Ceuta and Mellila).

“Remaining Purchasable Receivable” means, with respect to any Funded Settlement Date and any Seller, an existing right to a payment which has not previously been sold as an Ongoing Purchasable Receivable (unless the transfer thereof as Ongoing Purchasable Receivable is rescinded on such Funded Settlement Date pursuant to the Receivables Purchase Agreement to which such Seller is a Party) and which is owed to and owned by such Seller on the Assessment Date preceding such Funded Settlement Date (or, with respect to any existing right to a payment which has previously been sold as an Ongoing Purchasable Receivable and the transfer of which is rescinded on such Funded Settlement Date pursuant to the Receivables Purchase Agreement to which such Seller is a Party, which is owed to and owned by such Seller on such Funded Settlement Date) and has the following characteristics:

(a)	(x) the receivable is binding against the relevant Eligible Debtor and results from the manufacturing and/or supplying of tyres and/or activities related thereto in the normal course of such Seller’s business and (y) the receivable is payable in the Relevant Jurisdiction and denominated in the Relevant Currency; or

(b)	to the extent not covered in (a) above, the receivable is a Net Miscellaneous Receivable recorded as being held over an Eligible Debtor.

“Replenishment Period” means the period of time commencing on the Signing Date and ending on the Commitment Expiry Date during which the Purchaser undertakes to purchase Ongoing Purchasable Receivables and Remaining Purchasable Receivables on each Funded Settlement Date.

“Requested Amount of the Purchaser’s Funding” means, with respect to any Funded Settlement Date, the amount indicated as such by the Centralising Unit in the Assessment Report received on the Information Date preceding such Funded Settlement Date, it being provided that (i) the Requested Amount of the Purchaser’s Funding shall, at all times, not be higher than the applicable Maximum Amount of the Purchaser’s Funding and (ii) if no amount has been validly indicated as “Requested Amount of the Purchaser’s Funding” in the Assessment Report received on the Information Date preceding any Funded Settlement Date, the Requested Amount of the Purchaser’s Funding as for such Funded Settlement Date shall be equal to the applicable Maximum Amount of the Purchaser’s Funding.

“Responsible Officer” means the chief financial officer or treasurer of GOODYEAR or the Vice President, Finance or equivalent officer of GOODYEAR DUNLOP TIRES EUROPE B.V. On the 2014 Amendment Date, the chief financial officer and the treasurer of GOODYEAR are, respectively, Laura Thompson and Tom Kaczynski and the Vice President, Finance of GOODYEAR DUNLOP TIRES EUROPE B.V. is Roberto Fioroni. GOODYEAR DUNLOP TIRES EUROPE B.V. and GOODYEAR shall promptly update the name and contact details of such Responsible Officer.

“Retransferred Receivable” means any Doubtful Receivable sold back by the Purchaser to any Seller in accordance with the relevant provisions of the Receivables Purchase Agreement relating to such Seller.

“Securitisation Documents” means the Transaction Documents, the Master Senior Deposit Agreement, the transfer and servicing agreement to be concluded with the Fund, the Fund regulations, any Liquidity Agreements and Fund Subscription Agreements, as may be amended and/or supplemented from time to time.

“Securitisation Transaction” means the securitisation transaction carried out pursuant to the Transaction Documents.

“Sellers” means, collectively, the French Seller, the German Seller, the UK Seller and the Spanish Seller.

“Senior Deposit” means the deposits effected by the Depositor with the Purchaser in accordance with the terms of the Master Senior Deposit Agreement as amended on 23 May, 2005.

“Settlement Date” means a Funded Settlement Date or an Intermediary Settlement Date.

“Signing Date” means 10 December 2004.

“Sold Receivables” means, in relation to any Seller, and without double counting as result of the rescission of the transfer of certain Ongoing Purchasable Receivables pursuant to the relevant provisions of the French Receivables Purchase Agreement, the Spanish Receivables Purchase Agreement and the German Receivables Purchase Agreement (in that latter case only if the transfer of said Originated Ongoing Purchasable Receivables was governed by French law), those Ongoing Purchasable Receivables and Remaining Purchasable Receivables (i) which are existing and have been transferred from such Seller to the Purchaser pursuant to the Receivables Purchase Agreement to which such Seller is a party, and (ii) which have not been repurchased from the Purchaser.

“Solvency Certificate” means any certificate issued by any of the Sellers and the Centralising Unit, in the form of SCHEDULE 5.

“Spanish Seller” means GOODYEAR DUNLOP TIRES España, S.A. or any New Seller that is existing under Spanish law.

“Stand-By Fee” means the management fee set out in Article 27.4.

“Stand-By Servicer” means any entity appointed by the Purchaser in accordance with Article 27.4.

“Subordinated Deposit” means any subordinated deposit effected by the Centralising Unit with the Purchaser in accordance with the terms of Article 8 and the Master Subordinated Deposit Agreement.

“Subordinated Deposit Fee” means the fee contemplated under article 6.1 of the Master Subordinated Deposit Agreement.

“Subordinated Depositor” means the Centralising Unit.

“Subscription Commitment Non Renewal” means, in relation to any Fund Subscriber:

(i)	the non renewal of the Fund Subscription Agreement to which it is a party at its expiry date and such Fund Subscriber has not been replaced with another bank that is rated at least A1, P1 and/or F1 by the relevant Rating Agencies; or

(ii)	if a Bank Commitment Letter was executed by such Fund Subscriber, the expiry of the commitment of such Fund Subscriber under such Bank Commitment Letter.

“Subsidiary” means with respect to an entity (the “Parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which are consolidated with those of the Parent in the Parent’s consolidated statements in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power are, as of such date, owned, controlled or held by the Parent or one or more subsidiaries of the Parent or by the Parent and one or more subsidiaries of the Parent.

“TARGET Day” means a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is operating.

“Tax” or “Taxes” means any taxes, levies, duties, imposts, assessments or other charges of whatsoever nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Transaction Documents” means this Agreement, the Master Subordinated Deposit Agreement, the Master Complementary Deposit Agreement, the Receivables Purchase Agreements, the Refinanced Receivables Purchase Agreement, the Collection Account Agreements, the Data Protection Trustee Agreement, the Comfort Letter and the Performance Letter, as may be amended and/or supplemented from time to time.

“Transfer Deed” means any bordereau or any form of transfer document identifying the Ongoing Purchasable Receivables and the Remaining Purchasable Receivable to be transferred, referred to in the relevant Receivables Purchase Agreement, which shall be issued by the relevant Seller or the Centralising Unit, acting in the name and on behalf of each Seller, on each Settlement Date during the Replenishment Period, in the form stipulated in the relevant Receivables Purchase Agreement.

“UK Seller” means GOODYEAR DUNLOP TYRES UK Ltd or any New Seller that is organized under the laws of England and Wales.

“USD” or “US Dollar” refers to the lawful currency of the United States of America.

“VAT” means value added or similar tax imposed in any jurisdiction including penalties and interest in respect of a failure to pay or delay in payment of tax or to make returns or to comply with other formalities relating thereto.

“VAT Credit” has the meaning set forth in Article 14.2.

“Year End Rebates” means deferred rebates granted by any Seller at the end of each year (or according to any periodicity) to some of its customers according to the fulfillment of their purchase commitments. These Year End Rebates may give rise to Credit Notes issued by the Sellers or to invoices issued by the customers over the relevant Sellers.

SCHEDULE 2

CONDITIONS PRECEDENT TO THE COMMENCEMENT OF THIS AGREEMENT

This Agreement shall not take effect unless and until the Purchaser, the Issuers and the Liquidity Banks have received, on the Closing Date:

(i)	the following documents from each Seller (excluding GOODYEAR DUNLOP TIRES OE GmbH) or German Party and have determined that the same are satisfactory in form and substance:

(a)	a copy of (x) the current organisational documents of the Seller or German Party, and (y) any regulatory or governmental licence, authorisation, consent or approval necessary or advisable for the execution of and performance of its obligations under the Transaction Documents to which it is a party, certified to be true, complete and up-to-date by a duly authorised representative of the Seller or German Party;

(b)	an extract:

•	in the case of the French Seller, from the trade and companies registry (registre du commerce et des sociétés);

•	in the case of the German Parties, from the Commercial Register of the local court (Amtsgericht) pertaining to it;

•	in the case of the Italian Seller, from the Companies Registry (Registro delle imprese) of the Chamber of Commerce of Rome (Camera di Commerciodi Roma );

•	in the case of the Spanish Seller, from the Commercial Registry (Registro Mercantil) of Madrid;

in each case dating from less than thirty (30) days prior to the Signing Date, certified up-to-date by a duly authorised representative of the Seller;

(c)	a copy, certified true by a duly authorised representative of the Seller or German Party of:

•	its latest annual accounts on a consolidated and non consolidated basis (balance sheet, profit and loss accounts and annexes), as published and certified by its statutory auditors, if any;

•	the report of its board of directors and statutory auditors relating thereto, if any; and

•	an extract of the minutes of the Seller’s or German Party’s shareholders’ annual general meeting approving the said accounts;

(d)	a certificate issued by a duly authorised representative of the Seller or German Party to the effect that, between the closing date of the accounts specified in paragraph (c) above and the Signing Date, no event has occurred to its knowledge which is reasonably likely to adversely and materially affect its business, assets, economic or financial situation, or which is reasonably likely to adversely affect its ability to perform its obligations under the Transaction Documents to which it is a party;

(e)	a certificate issued by a duly authorised representative of the Seller or German Party to the effect that no claim has been raised or, to its knowledge, is threatened to be raised against the Seller or German Party, which would be reasonably likely to prevent or prohibit the execution or performance of the Transaction Documents to which it is a party;

(f)	a list of the names of those persons who would be authorised to execute and to act for the performance of its obligations under the Transaction Documents to which it is a party (with specimen signatures);

(g)	(x) a copy of any powers of attorney for the authorised signatories of the Transaction Documents to which it is a party (notarised for the Spanish Seller); as regards the Italian Seller, notarised powers of attorney or notarised excerpts of board minutes are required solely in respect of the Italian Collection Accounts Agreement (pledge and mandate); and (y) all corporate authorisations that might be required in respect of the execution and performance of the Transaction Documents to which it is a party, certified to be true by a duly authorised representative of the Seller or German Party and in the case of the French Seller in accordance with the provisions of articles L.225-35 and L.225-38 of the French Commercial Code (Code de commerce);

(h)	a Seller’s or German Party’s Auditors Certificate drawn up on the Signing Date in accordance with the form set out in Schedule 4;

(i)	a Seller’s or German Parties Solvency Certificate drawn up on the Signing Date in the form of Schedule 5;

(j)	a legal opinion from the Sellers or German Parties legal counsel;

(k)	in the case of the Spanish Seller, (x) a notarised power of attorney in favour of the Centralising Unit in order to enable the latter to deliver and to execute the Transfer Deeds, to make and to receive payments and more generally to do all things and perform all acts incidental or reasonably necessary in connection with the Transaction Documents (including, without limitation, the giving or the receipt of instructions) in the name and on behalf of the Spanish Seller, (y) a notarised irrevocable power of attorney in favour and for the benefit of the Purchaser which may be sub-delegated, in order to enable the Purchaser to make effective the transfer of any security interest related to the Sold Receivables vis-à-vis the relevant debtor/guarantor and third parties, and (z) evidence that the Bank of Spain has duly delivered the required “número de operación financiera” (financial transaction number);

(l)	in the case of the Italian Seller, a notarised irrevocable power of attorney in favour and for the benefit of the Purchaser which may be sub-delegated, in order to enable the Purchaser to make effective the transfer of any security interest related to the Sold Receivables vis-à-vis the relevant debtor/guarantor and third parties;

(m)	an in-house legal opinion of the internal counsel of each Seller or German Party;

(ii)	the following documents from the Centralising Unit and has determined that the same are satisfactory in form and substance:

(a)	a copy of (i) the current articles of association of the Centralising Unit, and (ii) any regulatory or governmental licence, authorisation, consent or approval necessary or advisable for the execution of and performance of its obligations under the Transaction Documents to which the Centralising Unit is a party, certified to be true, complete and up-to-date by a duly authorised representative of the Centralising Unit;

(b)	an extract from the Chamber of Commerce (kamer van koophandel) dating from less than thirty (30) days prior to the Signing Date, certified to be up-to-date by a duly authorised representative of the Centralising Unit;

(c)	a certificate issued by a duly authorised representative of the Centralising Unit to the effect that (i) from its incorporation, no event has occurred to its knowledge which is reasonably likely to adversely and materially affect its business, assets, economic or financial situation, or which is reasonably likely to adversely affect its ability to perform its obligations under the Transaction Documents to which it is a party and (ii) a certificate issued by a duly authorised representative of the Centralising Unit to the effect that no claim has been raised or, to its knowledge, is threatened to be raised against the Centralising Unit, which would be reasonably likely to prevent or prohibit the execution or performance of the Transaction Documents to which it is a party;

(d)	a list of the names of those persons who would be authorised to execute and to act for the performance of its obligations under the Transaction Documents to which the Centralising Unit is a party (with specimen signatures), certified true by a duly authorised representative of the Centralising Unit;

(e)	a copy of any powers of attorney for the authorised signatories of the Transaction Documents to which it is a party (notarised and apostilled pursuant to the Hague Convention, dated October 5, 1961 for the purposes of the execution of the Receivables Purchase Agreement to be entered into with the Spanish Seller) as well as all corporate authorisations that might be required in respect of the execution and performance of the Transaction Documents to which it is a party, certified true by a duly authorised representative of the Centralising Unit;

(f)	a legal opinion from the Centralising Unit’s legal counsel;

(g)	the Centralising Unit’s Solvency Certificate drawn up on the Signing Date in the form of Schedule 5;

(h)	an in-house legal opinion of the Centralising Unit;

(iii)	copy of the legal opinions related to each of the Securitisation Documents in form and substance satisfactory to the Purchaser, the Issuers and the Liquidity Banks;

(iv)	an original copy of a letter executed by the Sellers and the other signatories thereto in relation to the limitation of recourse of creditors of Ester Finance Titrisation regarding the Goodyear Securitisation Transaction in form and substance satisfactory to Ester Finance Titrisation;

(v)	a Comfort Letter;

(vi)	a Performance Letter;

(vii)	a copy of the “protocole d’accord relatif à la résiliation de la convention-cadre de cession de créances en date du 20 septembre 2001”.

SCHEDULE 3

FORM OF ASSESSMENT REPORT

ASSESSMENT REPORT : SECURITISED AMOUNT - FILE / ACCOUNTING
GOODYEAR DUNLOP TIRES EUROPE

Goodyear Dunlop Tires Italia SPA

Assessment Date :

Objectives of the Assessment Report
1> To make sure that the securitised file is coherent with the books of the seller
2> To provide data for subordinated deposit calculation

> Yellow areas shall be filled for each sale
> Green areas have to be filed once a month, for the Information Date relating to the Funded Purchase Date
CAL-F needs to receive the green areas at the latest on the 12th business day of m+1

1 Datas concerning only the defined perimeters

	subrogeant code 09	
	Total Amount in Eur	*Number of items*
TIC subfile 1		
TAN subfile 2		
TCN subfile 3		
TOC subfile 4		
TOD subfile 5		
TAO subfile 6		
Total securitised amount (A)	-	-
TFI subfile 7		

Italy, Spain and France sellers only

2 Monthly reconciliation

Closing customer accounting balance, on the perimeter (B)		c/11400000000
Closing draft accounting balance, on the perimeter (C)		c/11400000000
Total accounting balance on the perimeter = B+C	-	
Securitised amount (A)	0,00	
Difference B+C-A = D	-	

3 Comment the difference, indicate main reasons, on the global

Reasons	Total amount in Euro	Explanation if necessary
Not Euros Documents		
KNVV/KNA1 exclusions		
Excluded customers		
Not in vendor's country		
Rejected customers		
E	-	
Difference after reconciliation (D-E)	-	*should be 0*

4 Datas on the defined perimeters (VAT included)

	Total amount in Euro	
Gross Turnover of the month		Sum of all invoices issued during the previous month (credit notes excluded)
Credit Notes with Due Dates before next purchase date		

5 Dilution information on the defined perimeter (VAT included)

	Total amount in Euro	
Total credit notes booked during the month		All credit notes issued on the perimeter
Less credit notes related to commercial discount		These credit notes have to be accrued and included hereafter
Less credit notes related to winter tires		Germany : payment term extension ; France : tires taken back
Credit Notes : Base	-	
Less Credit notes issued 1 working day after booking		Amount of "total cancelling" credit notes that are not followed by reinvoicing
Credit Notes issued as part of a "cancel and replace" process :		
Case 1 : if the amount of the new invoice is below the former one amount of the new invoices		Positive amount , the credit note has to be part of the "Credit Notes : Base"
Case 2 : if the amount of the new invoice is over the former one amount of the credit notes		Positive amount , the credit note has to be part of the "Credit Notes : Base"
TOTAL NET CREDIT NOTES	-	

6 Amount of "unallocated cash" in the General Ledger (outside the customer accounts)

Amount of unallocated cash in the general ledger on the defined perimeter & "outside the client account"	

7 Amount of "unallocated credit notes" in the General Ledger (outside the customer accounts)

Amount of unallocated credit notes in the general ledger on the defined perimeter & "outside the client account"		Excluding accrued rebates

8 Amount of accrued rebates in the General Ledger (outside of the customer accounts)

Amount of Commercial Rebates Reserve at the end of the month	

9 Doubtful debtors (account 11440000010) on the perimeter, without reserves

The doubtful hereafter should have been purchased in the course of the program

Amount of doubtful debtors, without any reserve, on the prior month		
Amount of new doubtful debtors		December 2019
Amount written off		
New pool of doubtful receivables (on purchased receivables only)		

10 Debtors/Suppliers amounts on the defined perimeter if any

Debtors name	Debtor VAT number	Debtor eligible outstanding amount (+)	Supplier eligible outstanding amount (+)	Set off risk
				-
				-
				-
				-
				-
				-
				-
				-
				-
				-
				-
				-
				-
				-
				-
				-
				-
				-
				-
				-
			TOTAL	-

11 Debtors that file for bankruptcy (RJ/LJ) on the eligible perimeter

Debtors name	Debtor VAT number	Customer number

ASSESSMENT REPORT : SECURITISED AMOUNT - FILE / ACCOUNTING
GOODYEAR DUNLOP TIRES EUROPE

Goodyear Dunlop Tyres UK Ltd

Assessment Date :

Objectives of the Assessment Report
1> To make sure that the securitised file is coherent with the books of the seller
2> To provide data for subordinated deposit calculation

> Yellow areas shall be filled for each sale
> Green areas have to be filed once a month, for the Information Date relating to the Funded Purchase Date
CAL-F needs to receive the green areas at the latest on the 12th business day of m+1

1 Datas concerning only the defined perimeters

	subrogeant code 10	
	Total Amount in GBP	*Number of items*
TIC subfile 1		
TAN subfile 2		
TCN subfile 3		
TOC subfile 4		
TOD subfile 5		
TAO subfile 6		
Total securitised amount (A)	-	-
TFI subfile 7		

Italy, Spain and France only

2 Monthly reconciliation

Closing customer accounting balance, on the perimeter (B)		after exclusion of the customers with a prohibition of assignment
Closing draft accounting balance, on the perimeter (C)		
Total accounting balance on the perimeter = B+C	-	
Securitised amount (A)	-	
Difference B+C-A = D	-	

3 Comment the difference, indicate main reasons, on the global

Reasons	Total amount in GBP	Explanation if necessary
Not Euros Documents		
KNVV/KNA1 exclusions		
Excluded customers		
E	-	
Difference after reconciliation (D-E)	-	*should be 0*

4 Datas on the defined perimeters (VAT included)

	Total amount in GBP	
Gross Turnover of the month		Sum of all invoices issued during the previous month (credit notes excluded)
Credit Notes with Due Dates before next purchase date		

5 Dilution information on the defined perimeter (VAT included)

Total credit notes booked during the month		All credit notes issued on the perimeter
Less credit notes related to commercial discount		These credit notes have to be accrued and included hereafter
Less credit notes related to winter tires		Germany : payment term extension ; France : tires taken back
Credit Notes : Base	-	
Less Credit notes issued 1 working day after booking		Amount of "total cancelling" credit notes that are not followed by reinvoicing
Credit Notes issued as part of a "cancel and replace" process :		
Case 1 : if the amount of the new invoice is below the former one amount of the new invoices		Positive amount , the credit note has to be part of the "Credit Notes : Base"
Case 2 : if the amount of the new invoice is over the former one amount of the credit notes		Positive amount , the credit note has to be part of the "Credit Notes : Base"
TOTAL NET CREDIT NOTES	-	

6 Amount of "unallocated cash" in the General Ledger (outside the customer accounts)

Amount of unallocated cash in the general ledger on the defined perimeter & "outside the client account"	

7 Amount of "unallocated credit notes" in the General Ledger (outside the customer accounts)

Amount of unallocated credit notes in the general ledger on the defined perimeter & "outside the client account"	-	Excluding accrued rebates

8 Amount of accrued rebates in the General Ledger (outside of the customer accounts)

Amount of Commercial Rebates Reserve at the end of the month	

9 Doubtful debtors (account 11440000010) on the perimeter, without reserves

The doubtful hereafter should have been purchased in the course of the program

Amount of doubtful debtors, without any reserve, on the prior month	
Amount of new doubtful debtors	-
Amount written off	
New pool of doubtful receivables (on purchased receivables only)	-

10 Debtors/Suppliers amounts on the defined perimeter if any

Debtors name	Debtor VAT number	Debtor eligible outstanding amount (+)	Supplier eligible outstanding amount (+)	Set off risk
				-
				-
				-
				-
				-
				-
				-
				-
				-
				-
				-
				-
				-
				-
				-
				-
				-
			TOTAL	-

11 Debtors that file for bankruptcy (RJ/LJ) on the eligible perimeter

Debtors name	Debtor VAT number	Customer number

ADDITIONNAL INFORMATION REQUESTED

SPAIN

Only at Funded Assessment Date:
CAL-F will receive a listing of: - the multi - due dates invoices with details of each due date with the amount due

ITALY

Only at Funded Assessment Date:
CAL-F will receive a listing of the multi - due dates invoices with details of each due date with the amount due

GERMANY

At each Assessment Date
CAL-F will receive a listing of: - the consolidated invoices with details of each delivery note (date and amount)

Fichier (TAO)
Il comprend l'ensemble des traites acceptées non délettrées. Spécificité française

Fichier (TIC) .
Il comprend l'ensemble des factures non soldées de la balance clients sur le périmètre de titrisation
Les factures lettrées par des effets non échus doivent également figurer dans le sous fichier TIC avec un code spécifique 01 BOR.

Fichier (TAN)
Ce sous fichier comprend l'ensemble des avoirs non lettrés figurant en portefeuille sur le périmètre de titrisation

Fichier (TCN)
Ce sous fichier comprend l'ensemble des paiements non affectés figurant en portefeuille sur le périmètre de titrisation

Fichier des opérations diverses créditrices (TOC)
Ce sous fichier comprend l'ensemble des écritures non soldées au crédit du poste clients autres que avoirs et cash non affectés. Ce sous fichier est à renseigner si ce type d'écriture existe dans les comptes clients.

Fichier des opérations diverses débitrices (TOD)
Ce sous fichier comprend l'ensemble des écritures non soldées au débit du poste clients autres que factures. Ce sous fichier est à renseigner si ce type d'écriture existe dans les comptes clients.

Closing customer accounting balance on the perimeter
Cette ligne correspond à l'encours clients sur le périmètre à la date d'arrêté fichier

Total accounting balance on the perimeter
Cette ligne correspond à la somme de l'encours clients

Securitised amount per file
Correspond au montant net du fichier informatique soit TIC +TAO - TAN - TCN + TOD - TOC

Difference
Correspond à la différence entre "total accounting balance on the perimeter" et " securitised amount per file"

Turnover of the month (VAT included)
Chiffre d'affaires net TTC du mois sur le périmètre

Credit notes of the month (VAT included)
Sommes des avoirs TTC émis dans le mois (affectés et non affectés) sur le périmètre hors RFA et hors avoirs pour retours de pneu neige (en France)

SCHEDULE 4

FORM OF SELLER’S AUDITORS CERTIFICATE

[FORM OF FRENCH SELLER’S AUDITORS CERTIFICATE]

ATTESTATION DU COMMISSAIRE AUX COMPTES

Monsieur le Président

Goodyear Dunlop Tires France S.A.

8, rue Lionel Terray

92500 Rueil Malmaison

Monsieur le Président,

La présente attestation a été établie, à votre demande, dans le contexte de l’article 12.1.1(vii) du projet de “General Master Purchase Agreement” entre Ester Finance Titrisation, Crédit Agricole Leasing & Factoring, CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK et NATIXIS (ci-après les Banques”), Dunlop Tyres Ltd et inter alia Goodyear Dunlop Tires France S.A. (ci-après “la Société”).

En tant que Commissaire aux comptes de la Société, nous vous confirmons les éléments suivants:

1	Dans le cadre des derniers comptes de la Société sur lesquels nous avons exprimé une opinion (les comptes annuels au [ ]), nous avons eu à apprécier le bien fondé de l’utilisation pour la préparation des comptes par la direction de la convention de base de continuité de l’exploitation conformément à la norme 2-435 de la Compagnie Nationale des Commissaires aux Comptes.

2	Nous avons obtenu, conformément à la loi française, la situation de l’actif réalisable et du passif exigible de la Société au [ ] et au [ ] et avons mené des entretiens auprès de certains responsables de la Société concernant le processus et les principes adoptés pour établir la situation de l’actif réalisable et du passif exigible conformément à la norme 5-101 de la CNCC.

3	Pour les besoins de la présente attestation, nous avons réalisé les diligences suivantes:

a)	Nous avons eu des entretiens avec la direction de la Société;

b)	Nous avons revu les procès-verbaux des conseils d’administration de la Société jusqu’au [ ];

c)	Nous avons obtenu une lettre d’affirmation du Président du Conseil d’Administration de la Société.

Par ailleurs, nous avons obtenu les comptes intermédiaires de la Société au [            ] établis au regard des règles et principes comptables américains par la Direction de la Société, et nous avons effectué une revue de ces comptes pour les besoins du reporting au Groupe.

Nous n’avons donc réalisé aucun audit des états financiers de la Société pour toute période postérieure au [            ] (sur lesquels nous avions émis un rapport le [            ]).

4	Nous n’émettons pas d’avis sur des questions d’interprétation légale ou du caractère suffisant, pour les besoins des Banques, des diligences décrites au paragraphe précédent.

5	Les diligences évoquées ci-dessus s’inscrivent dans le contexte de la mission de commissariat aux comptes. De plus, elles ne sont pas destinées à remplacer les enquêtes et diligences que les

Banques pourraient par ailleurs mettre en œuvre dans le cadre du Contrat. En tant que Commissaire aux Comptes de la Société, nous sommes responsables à l’égard de la Société et de ses actionnaires et nous n’acceptons pas d’extension de notre responsabilité au-delà de ce qui est prévu par la loi française.

6	A la date de la présente et compte tenu des diligences précitées, étant précisé qu’il n’a pas été établi par la Société de données prévisionnelles au titre de [ ], nous n’avons pas eu connaissance de faits de nature à nous interroger sur la continuité de l’exploitation et donc à déclencher la procédure d’alerte prévue par l’article L. 234-1 / L. 234-2 du Code de commerce (ancien article 230-1 de la loi du 24 juillet 1966).

7	La présente attestation ne couvre pas les faits et circonstances susceptibles de survenir postérieurement au [ ].

8	Les diligences citées au paragraphe ci-dessus ne constituent pas un audit réalisé conformément aux normes d’audit généralement admises en France. Si nous avions réalisé des diligences supplémentaires, nous aurions pu avoir connaissance d’autres questions et nous vous en aurions fait part. Cependant, de telles diligences pourraient ne pas nécessairement révéler tous les aspects significatifs.

9	Nous avons établi la présente attestation à l’attention du Président de la Société dans le seul contexte du contrat décrit précédemment et pour la seule information du Conseil d’Administration de la Société. Elle ne peut être communiquée à un tiers sans notre accord préalable étant précisé que, conformément aux dispositions du § 33 de la Norme n° 4-105 de la CNCC, elle peut être communiquée par vous aux Banques dans le cadre de leur enquête sur les affaires de la Société pour information. Elle ne peut être utilisée, diffusée ou citée en référence au sein ou à l’extérieur des Banques pour aucun autre objectif, il peut seulement y être fait référence dans le Contrat ou dans un document s’y rapportant directement.

10	PricewaterhouseCoopers Audit décline toute responsabilité vis-à-vis de tout tiers y compris les Banques (et tout autre cessionnaire et “ sous “ partie liée par ce Contrat) en relation avec le Contrat (y compris, sans limitation, pour actes de négligence et pour non-respect de nos obligations) et ne pourra être tenu responsable vis-à-vis de tiers de leurs pertes, dommages ou dépenses de quelque nature que ce soit.

11	En aucun cas PricewaterhouseCoopers Audit ne pourra être tenu responsable des conséquences dommageables résultant d’un comportement dolosif ou d’une fraude commise par les administrateurs, employés ou agents de la Société.

12	Cette attestation est régie par la loi française. Les tribunaux français auront la juridiction exclusive concernant toute plainte, conflit ou différend vis-à-vis de notre lettre de mission ou toute lettre de confort s’y rapportant, y compris cette attestation, et toute question se rapportant à l’ensemble de ces documents. Chaque partie renonce irrévocablement à ses droits de s’opposer à une action portée auprès de ces tribunaux, de prétendre que l’action a été intentée auprès d’un tribunal incompétent ou que ces cours n’ont pas juridiction.

Paris, le [            ]

Le Commissaire aux Comptes

PricewaterhouseCoopers Audit

[            ]

[FORM OF GERMAN SELLER’S AUDITORS CERTIFICATE]

Direct phone: -15 Direct fax: -19 Phone secretary: -14 Fax secretary: -19 78	40 78 97

e-mail: lutz.kramer @de.pwc.com [ ]

Securitisation of Trade Receivables of GDTG (the German Seller)

Dear Sirs,

This letter has been prepared at the request of the German Seller, in relation to (i) the General Master Purchase Agreement dated 10 December 2004 entered into between ESTER FINANCE Titrisation, CREDIT AGRICOLE LEASING & FACTORING, CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, NATIXIS, DUNLOP TYRES LTD and inter alia the German Seller and (ii) the Receivables Purchase Agreement dated 10 December 2004 entered into between ESTER FINANCE Titrisation, CREDIT AGRICOLE LEASING & FACTORING, DUNLOP TYRES LTD and inter alia the German Seller, as amended (the “Agreements”).

In connection with the above mentioned Agreements you requested us to provide you with a confirmation which you will present to ESTER FINANCE Titrisation in its capacity as purchaser of the trade receivables under the Agreements. ESTER FINANCE Titrisation is interested in obtaining comfort, that at the time the Agreements will be executed there are no circumstances apparent which may constitute grounds for the institution of an insolvency proceeding in respect of the German Seller according to the German Insolvency Law.

Based on the engagement between the German Seller and us, which includes the attached General Terms for Wirtschaftsprüfer and Wirtschaftsprüfungsgesellschaften as of January 1, 2002 and our Special Conditions as of January 1, 2001 and which are also applicable with regard to ESTER FINANCE Titrisation, CREDIT AGRICOLE LEASING & FACTORING, CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, NATIXIS, DUNLOP TYRES LTD, we confirm as follows that as of the date hereof:

1	We are independent auditors of the German Seller as required by the laws of the Federal Republic of Germany and the applicable rules and regulations thereunder.

2	As statutory auditors of the German Seller we have audited the statutory accounts and the management report (Lagebericht) of the German Seller as prepared in accordance with German generally accepted accounting principles as of the following year end dates:

•	GDTG - [ ]

3	According to our audit opinion (Bestätigungsvermerk) issued for Goodyear under date of [ ], for Dunlop under date of [ ] and for GDTG under date of [ ] the statutory accounts have been prepared in accordance with German generally accepted accounting principles and present a true and fair view of the financial situation of the German Seller.

4	We have not audited any German GAAP accounts of the German Seller as of any date or for any period subsequent to [ ] for Goodyear and Dunlop, and subsequent to [ ] for GDTG. Therefore, we are unable to, and do not express any audit opinion on the financial position or results of operations of the German Seller as of any date or for any period subsequent to [ ] respectively [ ] respectively [ ].

5	For purposes of group reporting for The Goodyear Tire & Rubber Company, Acron, USA we have made

•	an audit of the US GAAP reporting package of the Goodyear Dunlop Germany group for the 12 months period ending at [ ]

•	a quarterly review in accordance with SAS 100 of the US GAAP interim balance sheet and income statement of the Goodyear Dunlop Germany group for the 3 month period ending at [ ] and

•	a quarterly review in accordance with SAS 100 of the US GAAP interim balance sheet and income statement of the Goodyear Dunlop Germany group for the 9 month period ending at [ ].

•	The Goodyear Dunlop Germany group forms the Goodyear Dunlop Germany operations which incorporate - among other companies - the German Seller.

6	For the purpose of this letter we have:

a	read the minutes of meetings of the management board of the German Seller’s operations (Excom Meeting protocols) and of meetings of the shareholders of the German Seller for the period from [ ] to [ ], which the general managers of the German Seller advised us are complete. Those officials stated that no minutes exist past [ ].

b	read the unaudited US GAAP interim balance sheet and income statement of the Goodyear Dunlop Germany group for the 9 month period ending at [ ].

c	read the quarterly reports of the finance director of Goodyear Dunlop Germany operations issued to the supervisory board (Aufsichtsrat) of Goodyear Dunlop Tires Germany GmbH for the 3 month period ended [ ], the 6 month period ended [ ] and the 9 month period ended [ ]. These reports are solely management reports discussing the business.

d	made enquiries of certain officials of the German Seller who have responsibility for the financial and accounting matters as to whether insolvency indications exist and to those matters which have been identified by us with regard to insolvency indications in the course of the work undertaken pursuant to paragraph 6a, b and c.

7	Based upon these procedures and as of the date hereof:

e	no indications have been brought to our attention that the German Seller is in a position of inability to pay, imminent inability to pay or overindebtedness in accordance with section 17 (Zahlungsunfähigkeit), section 18 (Drohende Zahlungsunfähigkeit) or section 19 (Überschuldung) of the German Insolvency Code respectively, and

f	no indications have been brought to our attention that circumstances exist, de facto or de iure, which may prevent the continuation of the German Seller’s business operations (tatsächliche oder rechtliche Gegebenheiten, die der Fortführung der Unternehmenstätigkeit entgegenstehen).

8	This letter is solely for the information and benefit of ESTER FINANCE Titrisation, CREDIT AGRICOLE LEASING & FACTORING, CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, NATIXIS in conducting and documenting their review of the German Seller, in connection with the Agreements and, moreover, may be communicated to ESTER FINANCE Titrisation and is not to be used, circulated, quoted or otherwise referred to for any other purpose nor is it to be filed with or referred to in whole or in part in any other document, except that reference may be made to it in any documents pertaining to the Agreements.

([            ])                         ([            ])

Wirtschaftsprüfer             Wirtschaftsprüfer

[FORM OF SPANISH SELLER’S AUDITORS CERTIFICATE]

CERTIFICATE OF STATUTORY AUDITORS

The Chairman of the Board of Directors

Goodyear Dunlop Tires España, S.A.

c/ Campezo, 1

Parque empresarial Las Mercedes

28022 Madrid

[            ]

Dear Sirs,

We have been appointed as auditors of Goodyear Dunlop Tires España, S.A. (the “Company”) and, therefore, we are in a position to confirm the following elements:

1	We have audited the financial statements of the Company as of the end of the accounting period ending on [ ], drawn up by the Board of Directors of the Company in accordance with the Spanish Commercial Code and Spanish generally accepted accounting principles. As a result of our audit, we have issued on [ ] an unqualified audit report on those financial statements.

2	Based on our audit and as of the date hereof, nothing leads us to believe that the Company is in a position of “concurso” within the meaning of Spanish Law 22/2003, of July 9, 2003 as of the date hereof, or in a position that a third party could apply to a court for a declaration that the Company is insolvent, or that the procedure established in articles 260 et seq. of the Spanish Law on public limited-liability companies (Ley de sociedades anónimas) has been or should be triggered, or that we should question the going-concern basis upon which the Company’s financial statements have been prepared.

3	We are not aware of any material adverse changes based on information disclosed to us by the management of the Company that would prevent the continuation of the Spanish Seller’s business operations and notably its capacity to pay existing debts, and have not been informed by a third party by formal communication of any fraudelent deeds or acts that would prevent the continuation of the Spanish Seller’s business operations, including its capacity to pay existing debts, as from the date of our audit report [ ] until the date hereof. The present certificate does not cover events and circumstances likely to occur after the date of this certificate.

4	The foregoing procedures described above were performed in connection with our statutory audit as at [ ]. Moreover, they are not meant to replace the enquiries and due diligence procedures that

ESTER FINANCE TITRISATION, CREDIT AGRICOLE LEASING & FACTORING, CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, NATIXIS otherwise carry out in connection with (i) the General Master Purchase Agreement dated 10 December 2004 entered into between ESTER FINANCE TITRISATION, CREDIT AGRICOLE LEASING & FACTORING, CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, NATIXIS and inter alia Goodyear Dunlop Tires España, S.A., and (ii) the Receivables Purchase Agreement dated [ ] entered into between ESTER FINANCE TITRISATION, CREDIT AGRICOLE LEASING & FACTORING, DUNLOP TYRES LTD and Goodyear Dunlop Tires España, S.A. (the “Transaction Documents”). As auditors of the Company we are responsible to the Company and its shareholders and do not accept any extension of our responsibility beyond that set out in Spanish law.

5	Additionally, we performed the following procedures:

•	read the minutes of the meetings of the Board of Directors and of the General Meeting of shareholders of the Company from [ ] to the date of this certificate. The list of these minutes of the meetings is as follow:

•	minutes of Board of Directors meeting [ ]

•	minutes of General Meeting of shareholders [ ]

•	read the financial statements of the Company for the 12 month period ending at [ ].

•	made enquiries to certain officials of the Company for the financial and accounting matters as to whether insolvency indications exist.

6	Based on these additional procedures, which do not constitute a full audit allowing us to issue an opinion on the last financial statements analysed by us, no indications have been brought to our attention that circumstances exist, de facto or de iure, which may affect the statements made in paragraph 2 above as a result of our [ ] audit.

7	Our letter is solely for your information and is not to be used or referred to for any purpose other than any use you make of this letter in order to preserve and/or enforce your rights under the Transaction Documents, including without limitation any legal actions. However, we accept that the Company may communicate a copy of this certificate to ESTER FINANCE TITRISATION, CREDIT AGRICOLE LEASING & FACTORING, CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, NATIXIS and their legal advisors.

8	PricewaterhouseCoopers Auditores, S.L. does not owe or accept any duty of care to any third party, including ESTER FINANCE TITRISATION, CREDIT AGRICOLE LEASING & FACTORING, CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK and NATIXIS (and any assignee of and any sub participant in any interest in the Transaction Documents), in connection with the Transaction Documents, whether in contract or in tort (including, without limitation, negligence and breach of statutory duty) or howsoever otherwise arising, and shall not be liable to any third party, in respect of any loss, damage or expense of whatsoever nature which they may incur.

9	In no event shall PricewaterhouseCoopers Auditores, S.L. be liable for any loss, damage, cost or expense arising in any way from fraudulent acts, misrepresentation or willful misconduct on the part of the directors, employees or agents of the Company.

10	This certificate shall be governed by and construed in accordance with Spanish law. The courts of Spain shall have exclusive jurisdiction in relation to any claim, dispute or difference concerning the arrangement letter or any comfort letter related thereto, including this certificate and any certificate relating to all these documents. We irrevocably waive any right we may have to object to an action being brought before the Spanish courts, to claim that an action has been brought in an inconvenient forum or to claim that such courts do not have jurisdiction

Yours faithfully,

PricewaterhouseCoopers Auditores, S.L.

[            ]

[FORM OF UK SELLER’S AUDITORS CERTIFICATE]

CERTIFICATE OF STATUTORY AUDITORS

The Chairman of the Board of Directors

Goodyear Dunlop Tires UK Ltd.

Tyrefoot

88-98 Wingfoot Way

Birmingham

West Midlands B24 9HY

United-Kingdom

[Date]

Dear Sirs,

This letter has been prepared at the request of Goodyear Dunlop Tires UK Ltd (the “Company”), in relation to (i) the General Master Purchase Agreement dated [/] September 2014 entered into between ESTER FINANCE Titrisation, CREDIT AGRICOLE LEASING & FACTORING, CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, NATIXIS, DUNLOP TYRES LTD and inter alia the Company, and (ii) the Receivables Purchase Agreement dated [/] September 2014 entered into between ESTER FINANCE Titrisation, CREDIT AGRICOLE LEASING & FACTORING, DUNLOP TYRES LTD and the Company (the “Agreements”).

In connection with the above mentioned Agreements you requested us to provide you with a confirmation which you will present to ESTER FINANCE Titrisation in its capacity as purchaser of the trade receivables under the Agreements.

In our capacity as auditors of the COmpany, we are in a position to confirm the following elements:

1	We have audited the financial statements of the Company as of the end of the accounting period ending on [ ], drawn up by the Board of Directors of the Company in accordance with UK generally accepted accounting principles. As a result of our audit, we have issued on [ ] an unqualified audit report on those financial statements.

2	Based on our audit and as of the date hereof, nothing leads us to believe that the Company is in an insolvency position as of the date hereof, or in a position that would allow a third party to apply to a court for a declaration that the Company is insolvent, or that we should question the going-concern basis upon which the Company’s financial statements have been prepared.

3

We are not aware of any material adverse changes based on information disclosed to us by the management of the Company that would prevent the continuation of the Company’s business operations and notably its capacity to pay existing debts, and have not been informed by a third party by formal communication of any fraudelent deeds or acts that would prevent the continuation of the Company’s business operations, including its capacity to pay existing debts, as from the date of our audit report [ ] until the date hereof. The present certificate does not cover events and circumstances likely to occur after the date of this certificate.

4	The foregoing procedures described above were performed in connection with our statutory audit as at [ ]. Moreover, they are not meant to replace the enquiries and due diligence procedures that ESTER FINANCE TITRISATION, CREDIT AGRICOLE LEASING & FACTORING, CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, NATIXIS otherwise carry out in connection with the Agreements. As auditors of the Company we are responsible to the Company and its shareholders and do not accept any extension of our responsibility beyond that set out in English law.

5	Additionally, we performed the following procedures:

•	read the minutes of the meetings of the Board of Directors and of the General Meeting of shareholders of the Company from [ ] to the date of this certificate. The list of these minutes of the meetings is as follow:

•	minutes of Board of Directors meeting [ ]

•	minutes of General Meeting of shareholders [ ]

•	read the financial statements of the Company for the 12 month period ending at [ ].

•	made enquiries to certain officials of the Company for the financial and accounting matters as to whether insolvency indications exist.

6	Based on these additional procedures, which do not constitute a full audit allowing us to issue an opinion on the last financial statements analysed by us, no indications have been brought to our attention that circumstances exist, de facto or de iure, which may affect the statements made in paragraph 2 above as a result of our [ ] audit.

7	Our letter is solely for your information and is not to be used or referred to for any purpose other than any use you make of this letter in order to preserve and/or enforce your rights under the Transaction Documents, including without limitation any legal actions. However, we accept that the Company may communicate a copy of this certificate to ESTER FINANCE TITRISATION, CREDIT AGRICOLE LEASING & FACTORING, CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, NATIXIS and their legal advisors.

8	PricewaterhouseCoopers does not owe or accept any duty of care to any third party, including ESTER FINANCE TITRISATION, CREDIT AGRICOLE LEASING & FACTORING, CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK and NATIXIS (and any assignee of and any sub participant in any interest in the Agreements), in connection with the Transaction Documents, whether in contract or in tort (including, without limitation, negligence and breach of statutory duty) or howsoever otherwise arising, and shall not be liable to any third party, in respect of any loss, damage or expense of whatsoever nature which they may incur.

9	In no event shall PricewaterhouseCoopers be liable for any loss, damage, cost or expense arising in any way from fraudulent acts, misrepresentation or willful misconduct on the part of the directors, employees or agents of the Company.

10	This certificate shall be governed by and construed in accordance with English law. The courts of England shall have exclusive jurisdiction in relation to any claim, dispute or difference concerning the arrangement letter or any comfort letter related thereto, including this certificate and any certificate relating to all these documents. We irrevocably waive any right we may have to object to an action being brought before English courts, to claim that an action has been brought in an inconvenient forum or to claim that such courts do not have jurisdiction

Yours faithfully,

PricewaterhouseCoopers

[            ]

SCHEDULE 5

FORM OF SELLER’S AND CENTRALISING UNIT’S SOLVENCY CERTIFICATE

FORM OF FRENCH SELLER’S SOLVENCY CERTIFICATE

[LETTERHEAD OF GOODYEAR DUNLOP TIRES FRANCE]

ESTER FINANCE Titrisation 9 quai du Président Paul Doumer, 92920 Paris La Défense Cedex, France To: [ ]

MAGENTA 127, rue Amelot, 75011 Paris, France To: [ ]	LMA SA 9 quai du Président Paul Doumer, 92920 Paris La Défense Cedex, France To: [ ]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK 9, Quai du Président Paul Doumer 92920 Paris La Défense Cedex France To: [ ]	NATIXIS 30, avenue Pierre Mendès France 75013 Paris France To: [ ]

BARCLAYS BANK PLC To: [ ]	SHEFFIELD RECEIVABLES CORPORATION To: [ ]

[By mail and by fax]

[            ]

Dear Sirs,

This certificate is being delivered to Ester Finance Titrisation, [each Issuer] and [each Liquidity Bank] and [each Fund Subscriber] (i) [pursuant to the provisions of [article 12.1.1 (xii)/if on subsequent date] [article 5/if on the closing date] of]/[in connection with (i) a Letter Amendment (the “Letter Amendment”), entered into on or about the date hereof, to] the General Master Purchase Agreement entered into on 10 December, 2004, as amended, between Ester Finance Titrisation, Crédit Agricole Leasing & Factoring, Credit Agricole Corporate and Investment Bank, Natixis, Dunlop Tyres Ltd, Goodyear Dunlop Tires France, Goodyear Dunlop Tires Germany GmbH and the other companies listed in Schedule 9 thereto and

(ii) in the context of the Receivables Purchase Agreement entered into on 10 December, 2004, as amended, between Ester Finance Titrisation, Crédit Agricole Leasing & Factoring, Dunlop Tyres Ltd, and Goodyear Dunlop Tires France according to which you have agreed to acquire certain trade receivables held by Goodyear Dunlop Tires France.

Capitalised terms and expressions used in this certificate shall have the same meaning as ascribed to such terms and expressions in Schedule 1 of the General Master Purchase Agreement.

We hereby represent and warrant to Ester Finance Titrisation, each Issuer, each Liquidity Bank and each Fund Subscriber that Goodyear Dunlop Tires France is not subject to any Insolvency Proceedings.

Yours faithfully,

GOODYEAR DUNLOP TIRES FRANCE

By:
Title:

FORM OF GERMAN SELLER’S SOLVENCY CERTIFICATE

[letterhead of the German Seller]

ESTER FINANCE Titrisation 9 quai du Président Paul Doumer, 92920 Paris La Défense Cedex, France To: [ ]
MAGENTA 127, rue Amelot, 75011 Paris, France To: [ ]	LMA SA 9 quai du Président Paul Doumer, 92920 Paris La Défense Cedex, France To: [ ]
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK 9, Quai du Président Paul Doumer 92920 Paris La Défense Cedex France To: [ ]	NATIXIS 30, avenue Pierre Mendès France 75013 Paris France To: [ ]

BARCLAYS BANK PLC [ ] To: [ ]	SHEFFIELD RECEIVABLES CORPORATION [ ] To: [ ]

[By mail and by fax]

[            ]

Dear Sirs,

This certificate is being delivered to Ester Finance Titrisation, [each Issuer], [each Liquidity Bank] and [each Fund Subscriber] (i) [pursuant to the provisions of [article 12.1.1 (xii)/if on subsequent date] [article 5/if on the closing date] of]/[in connection with (i) a Letter Amendment (the “Letter Amendment”), entered into on or about the date hereof, to] the General Master Purchase Agreement entered into on 10 December 2004, as amended, between Ester Finance Titrisation, Crédit Agricole Leasing & Factoring, Credit Agricole Corporate and Investment Bank, Dunlop Tyres Ltd, Natixis, GOODYEAR DUNLOP TIRES Germany GmbH and the companies listed in Schedule 9 thereto and (ii) in the context of the Receivables Purchase Agreement entered into on 10 December 2004, as amended, between Ester Finance Titrisation, Crédit Agricole Leasing & Factoring, Dunlop Tyres Ltd, GOODYEAR DUNLOP TIRES Germany GmbH and the companies listed in schedule 1 thereto, according to which you have agreed to acquire certain trade receivables held by GOODYEAR DUNLOP TIRES Germany GmbH.

Capitalised terms and expressions used in this certificate shall have the same meaning as ascribed to such terms and expressions in Schedule 1 of the General Master Purchase Agreement.

We hereby represent and warrant to Ester Finance Titrisation, each Issuer, each Liquidity Bank and each Fund Subscriber that GOODYEAR DUNLOP TIRES Germany GmbH is not subject to any Insolvency Proceedings;

Yours faithfully,

GOODYEAR DUNLOP TIRES Germany GmbH

By:
Title:

FORM OF SPANISH SELLER’S SOLVENCY CERTIFICATE

[letterhead of Goodyear Dunlop Tires España, S.A.]

ESTER FINANCE Titrisation 9 quai du Président Paul Doumer, 92920 Paris La Défense Cedex, France To: [ ]

MAGENTA 127, rue Amelot, 75011 Paris, France To: [ ]	LMA SA 9 quai du Président Paul Doumer, 92920 Paris La Défense Cedex, France To: [ ]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK 9, Quai du Président Paul Doumer 92920 Paris La Défense Cedex France To: [ ]	NATIXIS 30, avenue Pierre Mendès France 75013 Paris France To: [ ]

BARCLAYS BANK PLC [ ] To: [ ]	SHEFFIELD RECEIVABLES CORPORATION [ ] To: [ ]

[By mail and by fax]

[            ]

Dear Sirs,

This certificate is being delivered to Ester Finance Titrisation, [each Issuer], [each Liquidity Bank] and [each Fund Subscriber] (i) [pursuant to the provisions of [article 12.1.1 (xii)/if on subsequent date] [article 5/if on the closing date] of]/[in connection with (i) a Letter Amendment (the “Letter Amendment”), entered into on or about the date hereof, to] the General Master Purchase Agreement entered into on 10 December 2004, as amended, between Ester Finance Titrisation, Crédit Agricole Leasing & Factoring, Credit Agricole Corporate and Investment Bank Dunlop, Dunlop Tyres Ltd, Goodyear Dunlop Tires Germany GmbH, Goodyear Dunlop Tires España S.A., Natixis and the companies listed in Schedule 9 thereto and (ii) in the context of the Receivables Purchase Agreement entered into on 23 July 2008, between Ester Finance Titrisation, Crédit Agricole Leasing & Factoring, Dunlop Tyres Ltd and Goodyear Dunlop Tires España, S.A. according to which Ester Finance Titrisation has agreed to acquire certain trade receivables owed to Goodyear Dunlop Tires España, S.A.

Capitalised terms and expressions used in this certificate shall have the same meaning as ascribed to such terms and expressions in Schedule 1 to the General Master Purchase Agreement.

We hereby represent and warrant to Ester Finance Titrisation, each Issuer, each Liquidity Bank and each Fund Subscriber that Goodyear Dunlop Tires España, S.A. is not subject to any Insolvency Proceedings.

Yours faithfully,

GOODYEAR DUNLOP TIRES España, S.A.
By:
Title:

FORM OF UK SELLER’S SOLVENCY CERTIFICATE

[letterhead of GOODYEAR DUNLOP TYRES UK LIMITED]

ESTER FINANCE Titrisation 9 quai du Président Paul Doumer, 92920 Paris La Défense Cedex, France To: [ ]

MAGENTA 127, rue Amelot, 75011 Paris, France To: [ ]	LMA SA 9 quai du Président Paul Doumer, 92920 Paris La Défense Cedex, France To: [ ]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK 9, Quai du Président Paul Doumer 92920 Paris La Défense Cedex France To: [ ]	NATIXIS 30, avenue Pierre Mendès France 75013 Paris France To: [ ]

BARCLAYS BANK PLC [ ] To: [ ]	SHEFFIELD RECEIVABLES CORPORATION [ ] To: [ ]

[By mail and by fax]

[            ]

Dear Sirs,

This certificate is being delivered to Ester Finance Titrisation [each Issuer], [each Liquidity Bank] and [each Fund Subscriber] (i) [pursuant to the provisions of [article 12.1.1 (xii)/if on subsequent date] [article 5/if on the closing date] of]/[in connection with (i) a Letter Amendment (the “Letter Amendment”), entered into on or about the date hereof, to] the General Master Purchase Agreement entered into on 10 December 2004, as amended, between Ester Finance Titrisation, Crédit Agricole Leasing & Factoring, Credit Agricole Corporate and Investment Bank, Dunlop Tyres Ltd (the “Centralising Unit”), Goodyear Dunlop Tires Germany GmbH, Natixis and the companies listed in Schedule 8 thereto and (ii) in the context of the Receivables Purchase Agreement entered into on 23 July 2008, as amended, between Ester Finance Titrisation, Crédit Agricole Leasing & Factoring, the Centralising Unit and GOODYEAR DUNLOP TYRES UK LIMITED, according to which you have agreed to acquire certain trade receivables held by the Sellers.

Capitalised terms and expressions used in this certificate shall have the same meaning as ascribed to such terms and expressions in Schedule 1 of the General Master Purchase Agreement.

We hereby represent and warrant to Ester Finance Titrisation, each Issuer, each Liquidity Bank and each Fund Subscriber that, on the date hereof:

•	GOODYEAR DUNLOP TYRES UK LIMITED is not subject to any Insolvency Proceedings;

•	no indications have been brought to our attention that GOODYEAR DUNLOP TYRES UK LIMITED is unable or imminently unable to pay its debts in accordance with Section 123 of the Insolvency Act 1986; and

•	no indications have been brought to our attention that circumstances exist, whether in fact or in law, which may prevent the continuation of GOODYEAR DUNLOP TYRES UK LIMITED’s business operations; and

•	GOODYEAR DUNLOP TYRES UK LIMITED has access to committed financing from GOODYEAR DUNLOP TIRES EUROPE BV in sufficient amounts to cover its foreseeable liquidity needs.

Yours faithfully,

GOODYEAR DUNLOP TYRES UK LIMITED
By:
Title:

FORM OF CENTRALISING UNIT’S SOLVENCY CERTIFICATE

[letterhead of DUNLOP TYRES LTD]

ESTER FINANCE Titrisation 9 quai du Président Paul Doumer, 92920 Paris La Défense Cedex, France To: [ ]

MAGENTA 127, rue Amelot, 75011 Paris, France To: [ ]	LMA SA 9 quai du Président Paul Doumer, 92920 Paris La Défense Cedex, France To: [ ]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK 9, Quai du Président Paul Doumer 92920 Paris La Défense Cedex France To: [ ]	NATIXIS 30, avenue Pierre Mendès France 75013 Paris France To: [ ]

BARCLAYS BANK PLC [ ] To: [ ]	SHEFFIELD RECEIVABLES CORPORATION [ ] To: [ ]

[By mail and by fax]

[            ]

Dear Sirs,

This certificate is being delivered to Ester Finance Titrisation, each Issuer, each Liquidity Bank and [each Fund Subscriber] [pursuant to the provisions of [article 12.1.1 (xii)/if on subsequent date] [article 5/if on the closing date] of]/[in connection with (i) a Letter Amendment (the “Letter Amendment”), entered into on or about the date hereof, to] the General Master Purchase Agreement entered into on 10 December 2004, as amended, between Ester Finance Titrisation, Crédit Agricole Leasing & Factoring, Credit Agricole Corporate and Investment Bank, Dunlop Tyres Ltd (the “Centralising Unit”), Goodyear Dunlop Tires Germany GmbH, Natixis and the companies listed in Schedule 8 thereto.

Capitalised terms and expressions used in this certificate shall have the same meaning as ascribed to such terms and expressions in Schedule 1 of the General Master Purchase Agreement.

We hereby represent and warrant to Ester Finance Titrisation, each Issuer, each Liquidity Bank and [each Fund Subscriber] that the Centralising Unit is not subject to any Insolvency Proceedings.

Yours faithfully,

DUNLOP TYRES LTD
By:
Title:

SCHEDULE 6

LIST OF ADDRESSEES

ESTER FINANCE TITRISATION

c/o Crédit Agricole Leasing & Factoring/Groupe Crédit Agricole

Immeuble Lumen, Département Titrisation

12 place des Etats-Unis

CS20001, 92548 Montrouge Cedex, France

For the attention of: Fatoumata Yarie Touré / Mélanie Phan

E-mail: fatoumatayarie.toure@ca-lf.com / melanie.phan@ca-lf.com

Fax: +33 (0) 2 37 18 74 51

DUNLOP TYRES LTD

Tyrefoot

88-98 Wingfoot Way

Birmingham

West Midlands B24 9HY

For the attention of: Dale Mochan

E-mail: dale_mochan@goodyear.com

Fax: 44 (0) 121 306 6587

CREDIT AGRICOLE LEASING & FACTORING

c/o Crédit Agricole Leasing & Factoring/Groupe Crédit Agricole

Immeuble Lumen, Département Titrisation

12 place des Etats-Unis

CS20001, 92548 Montrouge Cedex, France

For the attention of: Fatoumata Yarie Touré / Mélanie Phan

E-mail: fatoumatayarie.toure@ca-lf.com / melanie.phan@ca-lf.com

Fax: +33 (0) 2 37 18 74 51

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

9 quai du Président Paul Doumer,

92920 Paris La Défense Cedex,

France

For the attention of: Carole d’Haeyere

Fax: 33 (0) 1 57 87 17 58

e-mail: carole.d’haeyere@ca-cib.com / titrisation@ca-cib.com

LMA S.A.

9 quai du Président Paul Doumer,

92920 Paris La Défense Cedex,

France

To: Ludovic Langnier / Philippe Favre / Elody Roudet

Fax: 33 1 57 87 17 55

E-mail: ludovic.langnier@ca-cib.com / philippe.favre@ca-cib.com / elody.roudet@ca-cib.com / titrisation@ca-cib.com

NATIXIS

BP4

75060 Paris Cedex

France

To: Martine Bouvier

Tel: (33) 1 58 32 48 58

Fax: (33) 1 58 19 44 20

e-mail: martine.bouvier@natixis.fr / securitisation.middleoffice@natixis.com

To: Catherine Trocme

Tel: (33) 1 58 19 34 29

Fax: (33) 1 58 19 32 40

e-mail: catherine.trocme@natixis.fr / securitisation.middleoffice@natixis.com

MANAGED AND ENHANCED TAP (MAGENTA) FUNDING S.T.

127, rue Amelot

75011 Paris

France

To :     Christophe Lauvergeon and Securitisation Middle Office

Tel :    +33(0)1.58.55.98.77

           +33(0)1.58.55.67.91

Fax :   + (33) 1 58 19 44 20

E-mail : christophe.lauvergeon@natixis.com

          securitisation_middleoffice@natixis.com

BARCLAYS BANK PLC

5 The North Colonnade

Canary Wharf

London, E14 4BB

United Kingdom

Tel: +44 (0)202 7623 2323

Attn: Sean White, Andrew Shuster

Email: sean.white2@barclays.com, andrew.shuster@barclays.com,

SHEFFIELD RECEIVABLES CORPORATION

745 Seventh Avenue

New York, NY 10019

USA

Tel: +1-212-526-7000

Attn: David Mira

Email: david.mira@barclays.com, ASGReports@barclayscapital.com

SCHEDULE 7

FORMS OF NOTIFICATION OF WITHDRAWAL OR ACCESSION OF ONE OR MORE SELLER(S)

FORM OF NOTIFICATION OF WITHDRAWAL OF ONE OR MORE SELLER (S)

[Letterhead of the Centralising Unit]

To:	ESTER FINANCE Titrisation

[—]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

[            ]

Re:	Securitisation Transaction for trade receivables of the Goodyear Group

Capitalised terms used herein shall bear the meaning ascribed to them in the Master Definitions Schedule set out in SCHEDULE 1 of the General Master Purchase Agreement dated 10 December 2004 (as amended, restated and/or supplemented from time to time) and shall bear the same meaning when used herein.

Pursuant to Article 39.2 of the General Master Purchase Agreement, I the undersigned [name of the authorised signatory] hereby notify you of the request of [our affiliate(s) – name of the affiliate(s)] to withdraw from the Securitisation Transaction.

At the end of the [period to determined] following the present notification and subject to the provisions of Article 39 of the General Master Purchase Agreement and the signing by [name of the Seller(s)] of any act, agreement or document which may entitle [this/these Seller(s)] not to be bound any more by the Receivables Purchase Agreement and the General Master Purchase Agreement dated 10 December 2004 (as amended, restated and/or supplemented from time to time) it has entered into with the Purchaser, [this/these Seller(s)] shall not bear any future obligations pursuant to the Receivables Purchase Agreement, without prejudice to obligations which have arisen before their withdrawal from the Receivables Purchase Agreement, without prejudice to obligations which have arisen before their (its) withdrawal from the Receivables Purchase Agreement.

DUNLOP TYRES LTD

By:	[ ]

Title:	[ ]

FORM OF ACCESSION OF ONE OR MORE SELLER (S)

[Letterhead of the Centralising Unit]

To:	ESTER FINANCE TITRISATION

[            ]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

[            ]

Re:	Securitisation Transaction for trade receivables of the Goodyear Group

Capitalised terms used herein shall bear the meaning ascribed to them in the Master Definitions Schedule set out in Schedule 1 of the General Master Purchase Agreement dated 10 December 2004 (as amended, restated and/or supplemented from time to time) and shall bear the same meaning when used herein.

Pursuant to Article 40.1 of the General Master Purchase Agreement, the Centralising Unit hereby notifies you of the request of [name of relevant New Seller] to accede to the Securitisation Transaction.

This Accession Letter shall be construed in accordance with French law.

DUNLOP TYRES LTD

By:	[ ]

Title:	[ ]

SCHEDULE 8

LIST OF SELLERS

Seller	Register number	Country of the Seller

GOODYEAR DUNLOP TIRES FRANCE S.A.	RCS NANTERRE 330 139 403	FRANCE

GOODYEAR DUNLOP TIRES GERMANY GmbH	HRB 7163 (HANAU)	GERMANY

GOODYEAR DUNLOP TIRES ESPAÑA, S.A.	REGISTERED WITH THE COMMERCIAL REGISTRY OF MADRID UNDER SHEET M-110718	SPAIN

GOODYEAR DUNLOP TYRES UK LTD	223064 (Birmingham)	UNITED KINGDOM

SCHEDULE 9

LIST OF CALENDAR DATES OF THE TRANSACTION

The following list of calendar dates has been drawn up, taking into account, in so far as is possible, any bank holidays and long weekends. Such list may be modified whenever any bank holiday or long weekends arise. A review of the list of calendar dates for each year shall take place at the end of the preceding year.

	Assessment Date	Information Date	Calculation Date	CP Placement from	Funded Settlement Date	Intermediary Settlement Date
Initial	D - 8	D - 7	D - 4	D - 2	D = BD prior to the last BD of the month
Funded	last calendar day of the month (m-1)	5th BD of the month m	7th BD of the month m	9th BD of the month m	11th BD of the month m
Intermediary	D - 8	D - 7	D - 4			D = BD prior to the last BD of the month
1	20-juil-08	21-juil-08	24-juil-08	28-juil-08	30-juil-08
2	31-juil-08	7-Aug-08	11-Aug-08	13-Aug-08	18-Aug-08
3	14-Aug-08	18-Aug-08	21-Aug-08			28-Aug-08
4	31-Aug-08	08-sept-08	10-sept-08	12-sept-08	16-sept-08
5	17-sept-08	18-sept-08	23-sept-08			29-sept-08
6	30-sept-08	08-oct-08	10-oct-08	15-oct-08	17-oct-08
7	20-oct-08	21-oct-08	24-oct-08			30-oct-08
8	31-oct-08	07-nov-08	12-nov-08	14-nov-08	18-nov-08
9	13-nov-08	14-nov-08	20-nov-08			26-nov-08
10	30-nov-08	5-Dec-08	10-Dec-08	12-Dec-08	16-Dec-08
11	15-Dec-08	16-Dec-08	19-Dec-08			30-Dec-08
12	31-Dec-08	09-janv-09	13-janv-09	15-janv-09	20-janv-09
13	16-janv-09	20-janv-09	23-janv-09			29-janv-09
14	31-janv-09	6-Feb-09	10-Feb-09	12-Feb-09	17-Feb-09
15	13-Feb-09	17-Feb-09	20-Feb-09			26-Feb-09
16	28-Feb-09	06-mars-09	10-mars-09	12-mars-09	16-mars-09
17	17-mars-09	18-mars-09	24-mars-09			30-mars-09
18	31-mars-09	7-Apr-09	14-Apr-09	16-Apr-09	20-Apr-09
19	17-Apr-09	20-Apr-09	23-Apr-09			29-Apr-09
20	30-Apr-09	12-May-09	14-May-09	18-May-09	20-May-09
21	14-May-09	15-May-09	20-May-09			28-May-09
22	31-May-09	09-juin-09	12-juin-09	16-juin-09	18-juin-09

23	17-juin-09	18-juin-09	23-juin-09			29-juin-09
24	30-juin-09	08-juil-09	10-juil-09	15-juil-09	17-juil-09
25	17-juil-09	20-juil-09	24-juil-09			30-juil-09
26	31-juil-09	7-Aug-09	11-Aug-09	13-Aug-09	18-Aug-09
27	14-Aug-09	18-Aug-09	21-Aug-09			27-Aug-09
28	31-Aug-09	08-sept-09	10-sept-09	14-sept-09	16-sept-09
29	17-sept-09	18-sept-09	23-sept-09			29-sept-09
30	30-sept-09	07-oct-09	09-oct-09	14-oct-09	16-oct-09
31	19-oct-09	20-oct-09	23-oct-09			29-oct-09
32	31-oct-09	06-nov-09	10-nov-09	13-nov-09	17-nov-09
33	13-nov-09	16-nov-09	20-nov-09			27-nov-09
34	30-nov-09	7-Dec-09	10-Dec-09	14-Dec-09	16-Dec-09
35	15-Dec-09	16-Dec-09	21-Dec-09			30-Dec-09
36	31-Dec-09	11-janv-10	13-janv-10	15-janv-10	20-janv-10
37	15-janv-10	19-janv-10	22-janv-10			28-janv-10
38	31-janv-10	5-Feb-10	9-Feb-10	11-Feb-10	16-Feb-10
39	12-Feb-10	16-Feb-10	19-Feb-10			25-Feb-10
40	28-Feb-10	05-mars-10	09-mars-10	11-mars-10	15-mars-10
41	17-mars-10	18-mars-10	24-mars-10			30-mars-10
42	31-mars-10	12-Apr-10	14-Apr-10	16-Apr-10	20-Apr-10
43	19-Apr-10	20-Apr-10	23-Apr-10			29-Apr-10
44	30-Apr-10	10-May-10	12-May-10	17-May-10	19-May-10
45	14-May-10	17-May-10	20-May-10			27-May-10
46	31-May-10	09-juin-10	11-juin-10	15-juin-10	17-juin-10
47	17-juin-10	18-juin-10	23-juin-10			29-juin-10
48	30-juin-10	08-juil-10	12-juil-10	15-juil-10	19-juil-10
49	16-juil-10	19-juil-10	23-juil-10			29-juil-10
50	31-juil-10	6-Aug-10	10-Aug-10	12-Aug-10	17-Aug-10
51	17-Aug-10	18-Aug-10	23-Aug-10			27-Aug-10
52	31-Aug-10	08-sept-10	10-sept-10	14-sept-10	16-sept-10
53	17-sept-10	20-sept-10	23-sept-10			29-sept-10
54	30-sept-10	07-oct-10	13-oct-10	15-oct-10	19-oct-10
55	18-oct-10	19-oct-10	22-oct-10			28-oct-10
56	31-oct-10	08-nov-10	10-nov-10	15-nov-10	18-nov-10
57	15-nov-10	16-nov-10	22-nov-10			29-nov-10
58	30-nov-10	9-Dec-10	13-Dec-10	15-Dec-10	17-Dec-10
59	15-Dec-10	16-Dec-10	21-Dec-10			30-Dec-10
60	31-Dec-10	10-janv-11	12-janv-11	14-janv-11	19-janv-11

	Assessment Date	Information Date	Calculation Date	CP Placement from	Funded Settlement Date	Intermediary Settlement Date
Funded	last calendar day of the month (m-1)	5th BD of the month m	7th BD of the month m	9th BD of the month m	11th BD of the month m
Intermediary	D - 8	D - 7	D - 4			D = BD prior to the last BD of the month

61	18-janv-11	19-janv-11	24-janv-11			28-janv-11
62	31-janv-11	7-Feb-11	9-Feb-11	11-Feb-11	15-Feb-11
63	14-Feb-11	15-Feb-11	18-Feb-11			25-Feb-11
64	28-Feb-11	07-mars-11	09-mars-11	11-mars-11	15-mars-11
65	18-mars-11	21-mars-11	24-mars-11			30-mars-11
66	31-mars-11	7-Apr-11	11-Apr-11	13-Apr-11	15-Apr-11
67	13-Apr-11	14-Apr-11	19-Apr-11			28-Apr-11
68	30-Apr-11	10-May-11	12-May-11	16-May-11	18-May-11
69	17-May-11	18-May-11	23-May-11			27-May-11
70	31-May-11	08-juin-11	10-juin-11	15-juin-11	17-juin-11
71	16-juin-11	17-juin-11	22-juin-11			29-juin-11
72	30-juin-11	08-juil-11	12-juil-11	15-juil-11	19-juil-11
73	15-juil-11	18-juil-11	22-juil-11			28-juil-11
74	31-juil-11	5-Aug-11	9-Aug-11	11-Aug-11	16-Aug-11
75	17-Aug-11	18-Aug-11	23-Aug-11			30-Aug-11
76	31-Aug-11	08-sept-11	12-sept-11	14-sept-11	16-sept-11
77	19-sept-11	20-sept-11	23-sept-11			29-sept-11
78	30-sept-11	11-oct-11	14-oct-11	18-oct-11	20-oct-11
79	18-oct-11	19-oct-11	24-oct-11			28-oct-11
80	31-oct-11	08-nov-11	10-nov-11	15-nov-11	18-nov-11
81	15-nov-11	17-nov-11	22-nov-11			29-nov-11
82	30-nov-11	9-Dec-11	13-Dec-11	15-Dec-11	19-Dec-11
83	15-Dec-11	16-Dec-11	21-Dec-11			29-Dec-11
84	31-Dec-11	09-janv-12	11-janv-12	13-janv-12	18-janv-12
85	18-janv-12	19-janv-12	24-janv-12			30-janv-12
86	31-janv-12	7-Feb-12	9-Feb-12	13-Feb-12	15-Feb-12
87	15-Feb-12	16-Feb-12	22-Feb-12			28-Feb-12
88	29-Feb-12	07-mars-12	09-mars-12	13-mars-12	15-mars-12
89	16-mars-12	20-mars-12	23-mars-12			29-mars-12
90	31-mars-12	11-Apr-12	13-Apr-12	17-Apr-12	19-Apr-12
91	16-Apr-12	17-Apr-12	20-Apr-12			27-Apr-12
92	30-Apr-12	11-May-12	15-May-12	18-May-12	22-May-12

93	16-May-12	18-May-12	23-May-12			30-May-12
94	31-May-12	08-juin-12	12-juin-12	14-juin-12	18-juin-12
95	18-juin-12	19-juin-12	22-juin-12			28-juin-12
96	30-juin-12	09-juil-12	11-juil-12	13-juil-12	17-juil-12
97	18-juil-12	19-juil-12	24-juil-12			30-juil-12
98	31-juil-12	7-Aug-12	9-Aug-12	13-Aug-12	16-Aug-12
99	17-Aug-12	20-Aug-12	23-Aug-12			30-Aug-12
100	31-Aug-12	10-sept-12	12-sept-12	14-sept-12	18-sept-12
101	17-sept-12	18-sept-12	21-sept-12			27-sept-12
102	30-sept-12	09-oct-12	11-oct-12	16-oct-12	18-oct-12
103	18-oct-12	19-oct-12	24-oct-12			30-oct-12
104	31-oct-12	08-nov-12	13-nov-12	15-nov-12	19-nov-12
105	15-nov-12	16-nov-12	23-nov-12			29-nov-12
106	30-nov-12	10-Dec-12	12-Dec-12	14-Dec-12	18-Dec-12
107	13-Dec-12	14-Dec-12	19-Dec-12			28-Dec-12
108	31-Dec-12	08-janv-13	10-janv-13	14-janv-13	16-janv-13
109	17-janv-13	18-janv-13	24-janv-13			30-janv-13
110	31-janv-13	7-Feb-13	11-Feb-13	13-Feb-13	15-Feb-13
111	14-Feb-13	15-Feb-13	21-Feb-13			27-Feb-13
112	28-Feb-13	07-mars-13	11-mars-13	13-mars-13	15-mars-13
113	13-mars-13	14-mars-13	20-mars-13			26-mars-13
114	31-mars-13	8-Apr-13	10-Apr-13	12-Apr-13	16-Apr-13
115	16-Apr-13	17-Apr-13	22-Apr-13			29-Apr-13
116	30-Apr-13	13-May-13	15-May-13	17-May-13	22-May-13
117	15-May-13	16-May-13	22-May-13			29-May-13
118	31-May-13	07-juin-13	11-juin-13	13-juin-13	17-juin-13
119	17-juin-13	18-juin-13	21-juin-13			27-juin-13
120	30-juin-13	08-juil-13	10-juil-13	12-juil-13	16-juil-13

	Assessment Date	Information Date	Calculation Date	CP Placement from	Funded Settlement Date	Intermediary Settlement Date
Funded	last calendar day of the month (m-1)	5th BD of the month m	7th BD of the month m	9th BD of the month m	11th BD of the month m
Intermediary	D - 8	D - 7	D - 4			D = BD prior to the last BD of the month

121	18-juil-13	19-juil-13	24-juil-13			30-juil-13
122	31-juil-13	7-Aug-13	9-Aug-13	13-Aug-13	16-Aug-13
123	16-Aug-13	19-Aug-13	22-Aug-13			29-Aug-13
124	31-Aug-13	09-sept-13	11-sept-13	13-sept-13	17-sept-13

125	17-sept-13	18-sept-13	23-sept-13			27-sept-13
126	30-sept-13	08-oct-13	10-oct-13	15-oct-13	17-oct-13
127	18-oct-13	21-oct-13	24-oct-13			30-oct-13
128	31-oct-13	08-nov-13	13-nov-13	15-nov-13	19-nov-13
129	14-nov-13	15-nov-13	21-nov-13			27-nov-13
130	30-nov-13	9-Dec-13	11-Dec-13	13-Dec-13	17-Dec-13
131	13-Dec-13	16-Dec-13	19-Dec-13			30-Dec-13
132	31-Dec-13	09-janv-14	13-janv-14	15-janv-14	17-janv-14
133	17-janv-14	21-janv-14	24-janv-14			30-janv-14
134	31-janv-14	7-Feb-14	11-Feb-14	13-Feb-14	18-Feb-14
135	14-Feb-14	18-Feb-14	21-Feb-14			27-Feb-14
136	28-Feb-14	07-mars-14	11-mars-14	13-mars-14	17-mars-14
137	17-mars-14	18-mars-14	24-mars-14			28-mars-14
138	31-mars-14	7-Apr-14	9-Apr-14	11-Apr-14	15-Apr-14
139	11-Apr-14	14-Apr-14	22-Apr-14			29-Apr-14
140	30-Apr-14	13-May-14	15-May-14	19-May-14	21-May-14
141	15-May-14	16-May-14	21-May-14			28-May-14
142	31-May-14	10-juin-14	12-juin-14	16-juin-14	18-juin-14
143	16-juin-14	17-juin-14	23-juin-14			27-juin-14
144	30-juin-14	08-juil-14	10-juil-14	15-juil-14	17-juil-14
145	17-juil-14	18-juil-14	24-juil-14			30-juil-14
146	31-juil-14	7-Aug-14	11-Aug-14	13-Aug-14	18-Aug-14
147	14-Aug-14	18-Aug-14	21-Aug-14			28-Aug-14
148	31-Aug-14	08-sept-14	10-sept-14	12-sept-14	16-sept-14
149	17-sept-14	18-sept-14	23-sept-14			29-sept-14
150	30-sept-14	08-oct-14	10-oct-14	15-oct-14	17-oct-14
151	20-oct-14	21-oct-14	24-oct-14			30-oct-14
152	31-oct-14	07-nov-14	12-nov-14	14-nov-14	18-nov-14
153	13-nov-14	14-nov-14	20-nov-14			26-nov-14
154	30-nov-14	5-Dec-14	10-Dec-14	12-Dec-14	16-Dec-14
155	15-Dec-14	16-Dec-14	19-Dec-14			30-Dec-14
156	31-Dec-14	09-janv-15	13-janv-15	15-janv-15	20-janv-15
157	16-janv-15	20-janv-15	23-janv-15			29-janv-15
158	31-janv-15	6-Feb-15	10-Feb-15	12-Feb-15	17-Feb-15
159	13-Feb-15	17-Feb-15	20-Feb-15			26-Feb-15
160	28-Feb-15	06-mars-15	10-mars-15	12-mars-15	16-mars-15
161	17-mars-15	18-mars-15	24-mars-15			30-mars-15
162	31-mars-15	10-Apr-15	14-Apr-15	16-Apr-15	20-Apr-15

163	17-Apr-15	20-Apr-15	23-Apr-15			29-Apr-15
164	30-Apr-15	12-May-15	15-May-15	19-May-15	21-May-15
165	15-May-15	18-May-15	21-May-15			28-May-15
166	31-May-15	09-juin-15	11-juin-15	15-juin-15	17-juin-15
167	17-juin-15	18-juin-15	23-juin-15			29-juin-15
168	30-juin-15	08-juil-15	10-juil-15	15-juil-15	17-juil-15
169	17-juil-15	20-juil-15	24-juil-15			30-juil-15	Commitment Expiry Date
	Assessment Date	Information Date	Calculation Date	CP Placement from	Funded Settlement Date	Intermediary Settlement Date
Funded	last calendar day of the month (m-1)	5th BD of the month m	7th BD of the month m	9th BD of the month m	11th BD of the month m
Intermediary	D - 8	D - 7	D - 4			D = BD prior to the last BD of the month
170	31-juil-15	07-août-15	11-août-15	13-août-15	17-août-15
171	19-août-15	20-août-15	25-août-15			28-août-15
172	31-août-15	08-sept-15	10-sept-15	14-sept-15	16-sept-15
173	18-sept-15	21-sept-15	24-sept-15			29-sept-15
174	30-sept-15	07-oct-15	09-oct-15	14-oct-15	16-oct-15
175	21-oct-15	22-oct-15	27-oct-15			30-oct-15
176	31-oct-15	06-nov-15	10-nov-15	13-nov-15	17-nov-15
177	17-nov-15	18-nov-15	23-nov-15			27-nov-15
178	30-nov-15	07-déc-15	09-déc-15	11-déc-15	15-déc-15
179	17-déc-15	18-déc-15	23-déc-15			30-déc-15
180	31-déc-15	11-janv-16	13-janv-16	15-janv-16	20-janv-16
181	20-janv-16	21-janv-16	26-janv-16			29-janv-16
182	31-janv-16	05-févr-16	10-févr-16	12-févr-16	17-févr-16
183	17-févr-16	18-févr-16	23-févr-16			26-févr-16
184	28-févr-16	04-mars-16	08-mars-16	10-mars-16	14-mars-16
185	17-mars-16	18-mars-16	23-mars-16			30-mars-16
186	31-mars-16	07-avr-16	11-avr-16	13-avr-16	15-avr-16
187	20-avr-16	21-avr-16	26-avr-16			29-avr-16
188	30-avr-16	10-mai-16	12-mai-16	17-mai-16	19-mai-16
189	18-mai-16	19-mai-16	24-mai-16			27-mai-16
190	31-mai-16	07-juin-16	09-juin-16	13-juin-16	15-juin-16
191	20-juin-16	21-juin-16	24-juin-16			29-juin-16
192	30-juin-16	08-juil-16	12-juil-16	15-juil-16	19-juil-16
193	20-juil-16	21-juil-16	26-juil-16			29-juil-16

194	31-juil-16	08-août-16	10-août-16	12-août-16	17-août-16
195	18-août-16	19-août-16	24-août-16			30-août-16
196	31-août-16	08-sept-16	12-sept-16	14-sept-16	16-sept-16
197	20-sept-16	21-sept-16	26-sept-16			29-sept-16
198	30-sept-16	07-oct-16	12-oct-16	14-oct-16	18-oct-16
199	19-oct-16	20-oct-16	25-oct-16			28-oct-16
200	31-oct-16	08-nov-16	10-nov-16	15-nov-16	17-nov-16
201	17-nov-16	18-nov-16	23-nov-16			29-nov-16
202	30-nov-16	07-déc-16	09-déc-16	13-déc-16	15-déc-16
203	19-déc-16	20-déc-16	23-déc-16			30-déc-16
204	31-déc-16	09-janv-17	11-janv-17	13-janv-17	18-janv-17
205	19-janv-17	20-janv-17	25-janv-17			30-janv-17
206	31-janv-17	07-févr-17	09-févr-17	13-févr-17	15-févr-17
207	15-févr-17	16-févr-17	22-févr-17			27-févr-17
208	28-févr-17	07-mars-17	09-mars-17	13-mars-17	15-mars-17
209	21-mars-17	22-mars-17	27-mars-17			30-mars-17
210	31-mars-17	07-avr-17	11-avr-17	13-avr-17	19-avr-17
211	19-avr-17	20-avr-17	25-avr-17			28-avr-17
212	30-avr-17	09-mai-17	11-mai-17	15-mai-17	17-mai-17
213	17-mai-17	18-mai-17	23-mai-17			30-mai-17
214	31-mai-17	08-juin-17	12-juin-17	14-juin-17	16-juin-17
215	20-juin-17	21-juin-17	26-juin-17			29-juin-17
216	30-juin-17	10-juil-17	12-juil-17	17-juil-17	19-juil-17
217	19-juil-17	20-juil-17	25-juil-17			28-juil-17
218	31-juil-17	07-août-17	09-août-17	11-août-17	16-août-17
219	18-août-17	21-août-17	24-août-17			30-août-17
220	31-août-17	08-sept-17	12-sept-17	14-sept-17	18-sept-17
221	20-sept-17	21-sept-17	26-sept-17			29-sept-17
222	30-sept-17	06-oct-17	11-oct-17	13-oct-17	17-oct-17
223	19-oct-17	20-oct-17	25-oct-17			30-oct-17
224	31-oct-17	08-nov-17	10-nov-17	14-nov-17	16-nov-17
225	17-nov-17	20-nov-17	24-nov-17			29-nov-17
226	30-nov-17	07-déc-17	11-déc-17	13-déc-17	15-déc-17
227	18-déc-17	19-déc-17	22-déc-17			29-déc-17
228	31-déc-17	08-janv-18	10-janv-18	12-janv-18	17-janv-18
229	19-janv-18	22-janv-18	25-janv-18			30-janv-18
230	31-janv-18	07-févr-18	09-févr-18	13-févr-18	15-févr-18
231	15-févr-18	16-févr-18	22-févr-18			27-févr-18

232	28-févr-18	07-mars-18	09-mars-18	13-mars-18	15-mars-18
233	20-mars-18	21-mars-18	26-mars-18			29-mars-18
234	31-mars-18	09-avr-18	11-avr-18	13-avr-18	17-avr-18
235	18-avr-18	19-avr-18	24-avr-18			27-avr-18
236	30-avr-18	11-mai-18	15-mai-18	17-mai-18	21-mai-18
237	18-mai-18	21-mai-18	24-mai-18			30-mai-18
238	31-mai-18	07-juin-18	11-juin-18	13-juin-18	15-juin-18
239	20-juin-18	21-juin-18	26-juin-18			29-juin-18
240	30-juin-18	09-juil-18	11-juil-18	13-juil-18	17-juil-18
241	19-juil-18	20-juil-18	25-juil-18			30-juil-18
242	31-juil-18	07-août-18	09-août-18	13-août-18	16-août-18
243	20-août-18	21-août-18	24-août-18			30-août-18
244	31-août-18	10-sept-18	12-sept-18	14-sept-18	18-sept-18
245	19-sept-18	20-sept-18	25-sept-18			28-sept-18
246	30-sept-18	05-oct-18	10-oct-18	12-oct-18	16-oct-18
247	19-oct-18	22-oct-18	25-oct-18			30-oct-18
248	31-oct-18	08-nov-18	13-nov-18	15-nov-18	19-nov-18
249	19-nov-18	20-nov-18	26-nov-18			29-nov-18
250	30-nov-18	07-déc-18	11-déc-18	13-déc-18	17-déc-18
251	17-déc-18	18-déc-18	21-déc-18			28-déc-18
252	31-déc-18	08-janv-19	10-janv-19	14-janv-19	16-janv-19
253	18-janv-19	22-janv-19	25-janv-19			30-janv-19
254	31-janv-19	07-févr-19	11-févr-19	13-févr-19	15-févr-19
255	15-févr-19	19-févr-19	22-févr-19			27-févr-19
256	28-févr-19	07-mars-19	11-mars-19	13-mars-19	15-mars-19
257	20-mars-19	21-mars-19	26-mars-19			29-mars-19
258	31-mars-19	05-avr-19	09-avr-19	11-avr-19	15-avr-19
259	16-avr-19	17-avr-19	24-avr-19			29-avr-19
260	30-avr-19	10-mai-19	14-mai-19	16-mai-19	20-mai-19
261	17-mai-19	20-mai-19	23-mai-19			29-mai-19
262	31-mai-19	07-juin-19	12-juin-19	14-juin-19	18-juin-19
263	19-juin-19	20-juin-19	25-juin-19			28-juin-19
264	30-juin-19	08-juil-19	10-juil-19	12-juil-19	16-juil-19
265	19-juil-19	22-juil-19	25-juil-19			30-juil-19
266	31-juil-19	07-août-19	09-août-19	13-août-19	16-août-19
267	20-août-19	21-août-19	27-août-19			30-août-19
268	31-août-19	09-sept-19	11-sept-19	13-sept-19	17-sept-19
269	18-sept-19	19-sept-19	24-sept-19			27-sept-19	Commitment Expiry Date

270	30-sept-19	07-oct-19	09-oct-19	11-oct-19	15-oct-19

SCHEDULE 10

REPORTING DOCUMENT RELATING TO THE SOLD RECEIVABLES (ARTICLE 12.3.3)

SCHEDULE 10.1

assessement date
	Amount in €	Number	Amount in €	Number
New Purchasable of the period to transfer to ESTER	0.00	0	0.00	0
New debit entries	0.00	0	0.00	0
Including new invoices A1
Including new drafts A2
Including new SBI A2
Including debit miscellaneaous entries P1 TOD
New credit entries	0.00	0	0.00	0
Including new credit notes A1
Including new unallocated cashs A1
Including credit miscellaneous entries P1 TOC

Outstanding purchasable receivables analysis (A)	0.00	0	0.00	0
Debit entries	0.00	0	0.00	0
Including invoices (TIC) P1
Including draft (TAO for France) P1bis
Including SBI (TAO for Germany) P1bis
Including debit miscellaneaous entries (TOD) P1
Credit entries	0.00	0	0.00	0
Including credit notes (TAN) P1
Including unallocated cash (TCN) P1
Including credit miscellaneous entries (TOC) P1

Outstanding amount of eligible receivables (B)	0.00	0	0.00	0
Outstanding amount of eligible debits	0.00	0	0.00	0
Including eligible invoices (REL) P3
Including new eligible invoices (SEL) P3
Including eligible drafts (REL) P3/TAO
Including new eligible drafts (SEL) P3/TAO
Including eligible SBI (REL) P3/TAO
Including new eligible SBI (SEL) P3/TAO
Outstanding amount of eligible credits	0.00	0	0.00	0
Including eligible credit notes (REL) P3
Including new eligible credit notes (SEL) P3
Including eligible unallocated cashs (REL) P3
Including new eligible unallocated cashs (SEL) P3

Outstanding amount of ineligible Receivables (C)	0.00	0	0.00	0
Outstanding amount of rejected Receivables	0.00	0	0.00	0
Including invoices (REJ hors X4+ REE + CRJ + CRE) P2
Including drafts (REJ hors X4+ REE + CRJ + CRE) P2bis
Including SBI (REJ hors X4+ REE + CRJ + CRE) P2bis
Including credit notes (REJ + REE + CRJ + CRE) P2
Including unallocated cashs (REJ + REE + CRJ + CRE) P2
Outstanding amount of defaulted receivables	0.00	0	0.00	0
Including new defaulted invoices (DFT) P4
Including outstanding defaulted invoices (DFE) P4
Including new defaulted drafts (DFT) P4
Including outstanding defaulted drafts (DFE) P4
Including new defaulted SBI (DFT) P4
Including outstanding defaulted SBI (DFE) P4
Including new Overdue invoices, draft and SBI (REJ X4) P4bis
Including Outstanding Overdue invoices, draft and SBI (REE X4) P4ter
Outstanding of Net Miscellaneous entries	0.00	0	0.00	0
Including debit entries
Including credit entries

Contrôle 1= A = B+C	TRUE	TRUE	TRUE	TRUE
Doubful Receivables to be retransferred (TFI) P6	0.00	0	0.00	0

Global sales of the month P7
Eligible sales of the month P7

Specific analysis

Detailed of rejected invoices, drafts and SBI	0.00	0	0.00	0
Including non eligible debtors rejections (REJ + REE with 00, XD, XP;XS) R1
Including technical rejections (; same number invoice; amount<2eur; debtors with creditors amount)(X2 + X5 + X7 + Y2 + XC) R2
Including maturity rejections (X3) R3
Including concentration rejections (X6) R4

Contrôle 2	TRUE	TRUE	TRUE	TRUE

Analysis of specific paiment mode on eligible invoices
Invoices paid by drafts 01BOR P8
Invoices paid by recibos 03REC P8
Invoices paid by RID 04RID P8
Invoices paid by RIBA 05RIB P8
Invoices paid by PAGARE 07PAG P8

assessement date
	Amount in €	Number	Amount in €
Outstanding amount of purchasable receivables at the
beginning of the period including drafts and SBI	0.00	0	0.00
New purchasable receivables of the the period	0.00	0	0.00
Doubtful receivables of the period to be transfered	0.00	0	0.00
Collections	0.00		0.00
Créances réputées éteintes drafts	0.00		0.00
Créances réputées éteintes SBI	0.00		0.00
File collections	0.00		0.00
Outstanding amount of purchasable receivables at the end of the period	0.00	0	0.00

Outstanding amount of drafts at the beginning of the period	0.00	0	0.00
New drafts	0.00	0	0.00
File collections	0.00		0.00
Outstanding amount of drafts at the end of the period	0.00	0	0.00

Outstanding amount of SBI at the beginning of the period	0	0	0.00
New SBI	0.00	0	0.00
File Collections	0.00		0.00
Outstanding amount of SBI at the end of the period	0.00	0	0.00

Specific analysis of the variations on stock
Outstanding amount of eligible receivables at the beginning of the period	0	0	0.00
New eligible invoices	0.00	0	0.00
New eligible drafts	0.00	0	0.00
New eligible SBI	0.00	0	0.00
New credit notes	0.00	0	0.00
New unallocated cashs	0.00	0	0.00
Collections	0.00		0.00
Créances réputées éteintes drafts	0.00		0.00
Créances réputées éteintes SBI	0.00		0.00
File collections	0.00		0.00
Outstanding amount of eligible receivables at the end of the period	0.00	0	0.00

Outstanding amount of eligible drafts at the beginning of the period	0	0	0
New drafts	0.00	0	0.00
File collections	0.00		0.00
Outstanding amount of eligible drafts at the end of the period	0.00	0	0.00

Outstanding amount of eligible SBI at the beginning of the period	0	0	0
New SBI	0.00	0	0.00
File collections	0.00		0.00
Outstanding amount of eligible SBI at the end of the period	0.00	0	0.00

Outstanding amount of defaulted receivables at the beginning of the period including doubtful debtors declared on the assessment report	0	0	0
New defaulted invoices	0.00	0	0.00
New defaulted drafts	0.00	0	0.00
New defaulted SBI	0.00	0	0.00
New overdue	0.00	0	0.00
File collections	0.00		0.00
Outstanding amount of defaulted receivables at the end of the period	0.00	0	0.00

SCHEDULE 10.2

MANAGEMENT REPORT - GOODYEAR TRANSACTION
Settlement Date
Outstanding Amount of Sold Receivables
Outstanding Amount of Refinanced Sold Receivables
Outstanding Amount of Eligible receivables
Outstanding Amount of Refinanced Eligible receivables

Amount of Complementary Deposit
Amount of Subordinated Deposit
Discount Reserve

Overcollateralization rate
Discount Reserve Rate
Global rate

Senior Deposit of the period
Senior Deposit of the preceeding period

Transfer to the Centralizing Unit / Goodyear
Transfer to Ester Finance Titrisation
Transfer to CACIB Milan

Portfolio Triggers Follow up
Average Delinquent percentage (trigger: 3,5%)
Average Defaulted percentage (trigger: 2,4%)
Average Dilution percentage (trigger: 10,5%)

Number of debtors
Average DSO
Refinanced DSO

Loss Ratio

Rehaussement LMA

SCHEDULE 11

CONFORMITY WARRANTIES FOR REMAINING PURCHASABLE RECEIVABLES

Conformity warranties for Remaining Purchasable Receivables purchased from the French Seller

The French Seller represents and warrants to the Purchaser that on the Funded Settlement Date during the Replenishment Period on which any receivable shall be proposed for sale, such receivable (a) shall exist, and shall conform to the description given in the definition of “Remaining Purchasable Receivable”, (b) shall be identified in the relevant Transfer Deed and the electronic support relating to such Transfer Deed as required therein, and (c) shall have the following characteristics:

(i)	the underlying contract from which the receivable arises (a) is governed by French law and (b) is characterised as a contract of sale of tyres and activities relating thereto;

(ii)	the French Seller has performed its obligations under the commercial contract with the relevant Eligible Debtor that gave rise to the receivable, the receivable has been invoiced and any contract relating to any security securing such receivable (a) is valid and enforceable, (b) is the basis of legal, valid, binding and enforceable obligations of the French Seller and the relevant Eligible Debtor to the contract and provider of the related security, and (c) complies with any applicable consumer protection laws and/or regulations; any consent, approval and/or authorisation which might be required for the execution and performance of such contract or with respect to such security has been obtained;

(iii)	the French Seller has had full title to the Remaining Purchasable Receivable since it was originated, except (x) if it was sold by the French Seller and repurchased by the French Seller on or before the Initial Settlement Date and (y) if it has been previously sold and transferred to the Purchaser and such transfer has been rescinded;

(iv)	there is no impediment to the transfer of the receivable to the Purchaser; in particular, the receivable is not wholly or partly the subject of any assignment, delegation (délégation), subrogation, attachment or seizure (saisie) whatsoever, or of any security interest, lien, in rem or personal right in favour of a third party or encumbrance whatsoever and the receivable is not contractually required to be transferred or assigned by the French Seller to any entity with whom the French Seller had entered into a factoring agreement, receivables purchase agreement or similar arrangement prior to the 2014 Amendment Date;

(v)	there is no adverse claim on such receivable arising from retention of title arrangements (whether ordinary or extended) with the suppliers of the French Seller, and such receivable is not subject to any other Lien than a Lien which would be permitted under Article 12.1.2 (vii);

(vi)	the amount of the receivable is inclusive of VAT;

(vii)	the provisions of any law or regulation that apply to (a) the receivable and any security interest that might attach thereto and (b) any contract which gives rise to the receivable and security interest(s), have been complied with;

(viii)	the receivable has been originated in accordance with the French Seller’s standard credit procedures and guidelines, and has been serviced by the French Seller since the date on which it was originated in accordance with the applicable statutes and regulations;

(ix)	the receivable is not non-negotiable (immobilisée), open to challenge (douteuse), or subject to any defence, dispute, set off, counterclaim, enforcement, or subject to litigation (litigieuse), unless such set off is duly recorded in the electronic support identifying such receivable and sent to the Agent as for the relevant Settlement Date;

(x)	the relevant Eligible Debtor cannot raise any valid defence, with the exception of a defence resulting solely from the application of the law, and in particular any defence of set-off, against payment of any amount relating to the receivable, unless such set off is duly recorded in the electronic support identifying such receivable and sent to the Agent as for the relevant Settlement Date;

(xi)	the sale and assignment of such receivable, together with any related security, is valid and effective against creditors of the relevant Seller and other third parties and does not violate any duty of confidentiality, any data protection provisions nor any contractual or other legal restrictions binding on or affecting such Seller or such receivable;

(xii)	the Bills of Exchange (lettres de change ou effets de commerce) issued in connection with the receivable have not been (a) discounted (escomptée) or endorsed (endossée) to any person other than the Purchaser nor (b) transferred or delivered by the French Seller to any person other than the Purchaser; and

(xiii)	the receivable does not arise from any contract which contains clauses which prohibit or restrict an assignment of the receivable or which require the prior written consent of the relevant Eligible Debtor in respect of the assignment of the receivable unless the relevant debtor has agreed to waive its rights in respect of such prohibition or restriction on assignment, or has granted its consent to such assignment (as applicable).

Conformity warranties for Remaining Purchasable Receivables purchased from the German Seller

The German Seller represents and warrants to the Purchaser that on the Settlement Date on which any receivable shall be proposed for sale, such receivable (a) shall exist, and shall conform to the description given in the definition of “Remaining Purchasable Receivable”, (b) shall be identified in the relevant Transfer Deed and the electronic support relating to such Transfer Deed as required therein, and (c) shall have the following characteristics:

(i)	if such receivable is governed by German law:

•	such receivable is binding against the relevant Eligible Debtor and results from the supplying of tyres and/or activities relating thereto in the normal course of the German Seller’s business;

•	the underlying contract from which the receivable arises (a) is governed by German law and (b) is characterised as a contract of sale of tyres and activities relating thereto;

•	the receivable is payable in Germany and denominated in either Euro or GBP;

•

the German Seller has performed all its obligations (vollständig erfüllt) under the relevant underlying contract with the relevant Eligible Debtor that gave rise to the receivable and the receivable has been invoiced and any contract relating to any security securing such receivable (a) is valid and legally enforceable, (b) is the basis of legal, valid, binding and legally enforceable obligations of the German Seller and the relevant Eligible Debtor to the contract and the provider of the related security, and (c)

complies with any applicable consumer protection laws and/or regulations; and any consent, approval and/or authorisation which might be required for the execution and performance of such contract or with respect to such security has been obtained and no revocation rights (Widerrufsrechte) shall exist;

•	the German Seller has had full title to the receivable either since it was originated;

•	no encumbrance or right of any third party exists in respect of the receivable acquired by the Purchaser; in particular, the receivable is assignable (abtretbar) and therefore not wholly or partly the subject of any assignment (Abtretung), delegation, subrogation, attachment or seizure whatsoever, or of any security interest, lien, in rem or personal right in favour of any third party, and the receivable is not contractually required to be transferred or assigned by the German Seller to any entity with whom the German Seller had entered into a factoring agreement, receivables purchase agreement or similar arrangement prior to the 2014 Amendment Date;

•	there is no adverse claim on such receivable arising from extended retention of title arrangements (verlängerter Eigentumsvorbehalt) with the suppliers of the German Seller, and such receivable is not subject to any other Lien than a Lien which would be permitted under Article 12.1.2 (vii);

•	the amount of the receivable is inclusive of VAT;

•	the provisions of any law or regulation that apply to (a) the receivable and any security interest that attaches thereto and (b) the contract which gives rise to the receivable and security interest(s), have been complied with;

•	the receivable has been originated in accordance with the German Seller’s standard credit procedures and guidelines, and has been serviced by the German Seller;

•	the receivable originates from a contract entered into between the German Seller, which in each case constitutes a commercial contract within the meaning of § 343 of the German Commercial Code (HGB) for both parties (beiderseitiges Handelsgeschäft);

•	the receivable or related security is not non-negotiable (unübertragbar), is neither open to challenge (anfechtbar), nor subject to any defence, dispute, set-off, right of retention, enforcement, or subject to litigation (streitbefangen oder rechtshängig), unless such set off is duly recorded in the electronic identifying such receivable and sent to the Agent on the relevant Settlement Date;

•	the relevant Eligible Debtor cannot raise any valid defence, with the exception of a defence resulting solely from the application of the law, and in particular any defence of set-off, against payment of any amount relating to the receivable, unless such set-off is duly recorded in the electronic support identifying such receivable and sent to the Agent as for the relevant Settlement Date;

•	the sale and assignment of such receivable, together with any related security, is valid and effective against creditors of the relevant Seller and any other party and does not violate any duty of confidentiality, any applicable data protection provisions nor any contractual or other legal restrictions binding on or affecting such Seller or such Receivable; and

•	the Bills of Exchange (Wechsel) issued in connection with the receivables have not been (a) discounted or endorsed to any person other than the Purchaser, or (b) transferred and delivered by the German Seller to any person other than the Purchaser.

(ii)	if such receivable is governed by French law, those characteristics specified in this Schedule with respect to the French Seller (with any reference therein to the French Seller being construed as a reference to the German Seller);

(iii)	if such receivable is governed by Italian law:

•	the receivable is binding against the relevant Eligible Debtor and results from the supplying of tyres and/or activities relating thereto in the normal course of the German Seller’s business;

•	the underlying contract from which the receivable arises (a) is governed by Italian law and (b) is characterised as a contract of sale of tyres and activities relating thereto;

•	the receivable is payable in Italy and denominated in either Euro or GBP;

•	the receivable conforms with the description given on the Transfer Deed and the electronic support relating to the relevant Transfer Deed on which it appears;

•	the German Seller has performed its obligations under the relevant commercial contract with the relevant Eligible Debtor that gave rise to the receivable and the receivable has been invoiced and any contract relating to any security securing such receivable (a) is valid (valido) and enforceable (efficace), (b) is the basis of legal, valid, binding and enforceable (efficaci) obligations of the German Seller and the relevant Eligible Debtor to the contract and provider of the related security, and (c) complies with any applicable consumer protection laws and/or regulations; any consent, approval and/or authorisation which might be required for the execution and performance of such contract or with respect to such security has been obtained;

•	there is no impediment to the purchase of the receivable by the Purchaser; in particular, the receivable is not wholly or partly the subject of any assignment, delegation (delegazione), subrogation (surrogazione), attachment or seizure (pignoramento o sequestro) whatsoever, or of any security interest, lien, in rem or personal right in favour of a third party or encumbrance whatsoever, and the receivable is not contractually required to be transferred or assigned by the German Seller to any entity with whom the German Seller had entered into a factoring agreement, receivables purchase agreement or similar arrangement prior to the 2014 Amendment Date;

•	there is no adverse claim on such receivable arising from retention of title arrangements with the suppliers of the German Seller, and such receivable is not subject to any other Lien than a Lien which would be permitted under Article 12.1.2 (vii);

•	the amount of the receivable is inclusive of VAT;

•	the provisions of any law or regulation that apply to (a) the receivable and any security interest that might attach thereto and (b) any contract which gives rise to the receivable and security interest(s), have been complied with;

•	the receivable has been originated in accordance with the German Seller’s standard credit procedures and guidelines, and has been serviced by the German Seller since the date on which it was originated in accordance with the applicable laws and regulations;

•	the receivable is not non-negotiable (non trasferibile), open to challenge (incerto), or subject to any defence, dispute, set-off, counterclaim, enforcement, or subject to litigation (contestato), unless such set off is duly recorded in the electronic support identifying such receivable and sent to the Agent as for the relevant Settlement Date;

•	the Eligible Debtor cannot raise any valid defence, except for a defence resulting from the sole application of the law, and in particular any defence of set-off, against payment of any amount relating to the receivable, unless such set off is duly recorded in the electronic support identifying such receivable and sent to the Agent as for the relevant Settlement Date;

•	the sale and assignment of such receivable, together with any related security, is valid and effective against creditors of the relevant Seller and other third parties and does not violate any duty of confidentiality, any applicable data protection provisions nor any contractual or other legal restrictions binding on or affecting the German Seller or such receivable;

•	the Bills of Exchange (cambiali) issued in connection with the receivable have not been (a) discounted (scontate) or endorsed (girate) to any person other than the Purchaser nor (b) transferred or delivered by the German Seller to any person other than the Purchaser; and

•	the receivable does not arise from any contract which contains clauses which prohibit or restrict an assignment of the receivable, or which require the prior written consent of the relevant Eligible Debtor in respect of the assignment of the receivable unless the relevant debtor has agreed to waive its rights in respect of such prohibition or restriction on assignment, or has granted its consent to such assignment (as applicable);

(iv)	if such receivable is governed by Spanish law, those characteristics specified in this Schedule with respect to the Spanish Seller (with any reference therein to the Spanish Seller being construed as a reference to the German Seller);

(v)	if such receivable is governed by Belgian law:

•	the underlying contract from which the receivable arises (a) is governed by Belgian law and (b) is characterised as a contract of sale of tyres and activities relating thereto;

•	the receivable is payable in Belgium and denominated in either Euro or GBP;

•	the German Seller has performed its obligations under the commercial contract with the relevant Eligible Debtor that gave rise to the receivable, the receivable has been invoiced and any contract relating to the any security securing such receivable (a) is valid and enforceable, (b) is the basis of legal, valid, binding and enforceable obligations of the German Seller and the relevant Eligible Debtor to the contract and provider of the related security, and (c) complies with any applicable consumer protection laws and/or regulations; any consent, approval and/or authorisation which might be required for the execution and performance of such contract or with respect to such security has been obtained;

•	the German Seller has had full title to the Remaining Purchasable Receivable since it was originated;

•	there is no impediment to the transfer of the receivable to the Purchaser; in particular, the receivable is not wholly or partly the subject of any assignment, delegation (délégation), subrogation, attachment or seizure (saisie) whatsoever, or of any security interest, lien, in rem or personal right in favour of a third party or encumbrance whatsoever, and the receivable is not contractually required to be transferred or assigned by the German Seller to any entity with whom the German Seller had entered into a factoring agreement, receivables purchase agreement or similar arrangement prior to the 2014 Amendment Date;

•	there is no adverse claim on such receivable arising from retention of title arrangements (whether ordinary or extended) with the suppliers of the German Seller, and such receivable is not subject to any other Lien than a Lien which would be permitted under Article 12.1.2 (vii);

•	the amount of the receivable is inclusive of VAT;

•	the provisions of any law or regulation that apply to (a) the receivable and any security interest that might attach thereto and (b) any contract which gives rise to the receivable and security interest(s), have been complied with;

•	the receivable has been originated in accordance with the German Seller’s standard credit procedures and guidelines, and has been serviced by the German Seller since the date on which it was originated in accordance with the applicable statutes and regulations;

•	the receivable is not non-negotiable (immobilisée), open to challenge (douteuse), or subject to any defence, dispute, set off, counterclaim, enforcement, or subject to litigation (litigieuse), unless such set off is duly recorded in the electronic support identifying such receivable and sent to the Agent as for the relevant Settlement Date;

•	the relevant Eligible Debtor cannot raise any valid defence, with the exception of a defence resulting solely from the application of the law, and in particular any defence of set-off, against payment of any amount relating to the receivable, unless such set off is duly recorded in the electronic support identifying such receivable and sent to the Agent as for the relevant Settlement Date;

•	the sale and assignment of such receivable, together with any related security, is valid and effective against creditors of the relevant Seller and other third parties and does not violate any duty of confidentiality, any data protection provisions nor any contractual or other legal restrictions binding on or affecting such Seller or such receivable;

•	the Bills of Exchange (lettres de change ou effets de commerce) issued in connection with the receivable have not been (a) discounted (escomptée) or endorsed (endossée) to any person other than the Purchaser nor (b) transferred or delivered by the German Seller to any person other than the Purchaser; and

•	the receivable does not arise from any contract which contains clauses which prohibit or restrict an assignment of the receivable or which require the prior written consent of the relevant Eligible Debtor in respect of the assignment of the receivable unless the relevant debtor has agreed to waive its rights in respect of such prohibition or restriction on assignment, or has granted its consent to such assignment (as applicable);

(vi)	if such receivable is governed by English law, those characteristics specified in this Schedule with respect to the UK Seller (with any reference therein to the UK Seller being construed as a reference to the German Seller).

Conformity warranties for Remaining Purchasable Receivables purchased from the UK Seller

The UK Seller represents and warrants to the Purchaser that on the Settlement Date during the Replenishment Period on which any receivable shall be proposed for sale, such receivable (a) shall exist, and shall conform to the description given in the definition of “Remaining Purchasable Receivable”, (b) shall be identified in the relevant Transfer Deed and the electronic support relating to such Transfer Deed as required therein, and (c) shall have the following characteristics:

(i)	the underlying contract from which the receivable arises (a) is governed by the laws of England and Wales and (b) is characterised as a contract of sale of tyres and activities relating thereto;

(ii)	the UK Seller has performed its obligations under the relevant underlying contract with the relevant Eligible Debtor that gave rise to the receivable, the receivable has been invoiced and any contract relating to the any security securing such receivable (a) is valid and enforceable, (b) is the basis of legal, valid, binding and enforceable obligations of the UK Seller and the relevant Eligible Debtor to the contract and provider of the related security, and (c) complies with any applicable consumer protection laws and/or regulations; any consent, approval and/or authorisation which might be required for the execution and performance of such contract or with respect to such security has been obtained and no revocation rights exist;

(iii)	the UK Seller has had full title to the receivable since it was originated and no revocation rights exist;

(iv)	there is no impediment to the transfer of the receivable to the Purchaser; in particular, the receivable is not wholly or partly the subject of any assignment, delegation, subrogation, attachment or seizure whatsoever, or of any security interest, lien, in rem or personal right in favour of a third party or encumbrance whatsoever, and the receivable is not contractually required to be transferred or assigned by the UK Seller to any entity with whom the UK Seller had entered into a factoring agreement, receivables purchase agreement or similar arrangement prior to the 2014 Amendment Date;

(v)	there is no adverse claim on such receivable arising from retention of title arrangements (whether ordinary or extended) with the suppliers of the UK Seller, and such receivable is not subject to any other Lien than a Lien which would be permitted under Article 12.1.2 (viii);

(vi)	the amount of the receivable is inclusive of VAT;

(vii)	the provisions of any law or regulation that apply to (a) the receivable and any security interest that might attach thereto and (b) any contract which gives rise to the receivable and security interest(s), have been complied with;

(viii)	the receivable has been originated in accordance with the UK Seller’s standard credit procedures and guidelines, and has been serviced by the UK Seller since the date on which it was originated in accordance with the applicable statutes and regulations;

(ix)	the receivable is not non-negotiable, open to challenge, or subject to any defence, dispute, set off, counterclaim, enforcement, or subject to litigation, unless such set off is duly recorded in the electronic support identifying such receivable and sent to the Agent as for the relevant Settlement Date;

(x)	the relevant Eligible Debtor cannot raise any valid defence, with the exception of a defence resulting solely from the application of the law, and in particular any defence of set-off, against payment of any amount relating to the receivable, unless such set-off is duly recorded in the electronic support identifying such receivable and sent to the Agent [as at] the relevant Settlement Date;

(xi)	the sale and assignment of such receivable, together with any related security, is valid and effective against creditors of the relevant Seller and other third parties and does not violate any duty of confidentiality, any data protection provisions nor any contractual or other legal restrictions binding on or affecting such Seller or such receivable;

(xii)	the Bills of Exchange issued in connection with the receivable have not been (a) discounted or endorsed to any person other than the Purchaser nor (b) transferred or delivered by the UK Seller to any person other than the Purchaser;

(xiii)	the receivable does not arise from any contract which contains clauses which prohibit or restrict an assignment of the receivable or which require the prior written consent of the relevant Eligible Debtor in respect of the assignment of the receivable unless the relevant debtor has agreed to waive its rights in respect of such prohibition or restriction on assignment, or has granted its consent to such assignment (as applicable) ;

(xiv)	the receivable shall not carry any right to interest other than default interest ; and

(xv)	the receivable is denominated in British Pounds or Euros.

Conformity warranties for Remaining Purchasable Receivables purchased from the Spanish Seller

The Spanish Seller represents and warrants to the Purchaser that on the Settlement Date during the Replenishment Period on which any receivable shall be proposed for sale, such receivable (a) shall exist, and shall conform to the description given in the definition of “Remaining Purchasable Receivable”, (b) shall be identified in the relevant Transfer Deed and the electronic support relating to such Transfer Deed as required therein, and (c) shall have the following characteristics:

(i)	the receivable is binding against the relevant Eligible Debtor and results from the supplying of tyres in the normal course of the Spanish Seller’s business;

(ii)	the underlying contract from which the receivable arises (a) is governed by Spanish law and (b) corresponds to a contract for the sale of tyres and activities relating thereto;

(iii)	the receivable complies with the description given on the Transfer Deed and any related electronic support;

(iv)	the Spanish Seller has performed its obligations under the relevant commercial contract with the relevant Eligible Debtor that gave rise to the receivable, and the receivable has been invoiced and any contract relating to any security securing such receivable (a) is valid and enforceable, (b) is the basis of legal, valid, binding and enforceable obligations of both the Spanish Seller and the relevant debtor to the contract and provider of the related security, and (c) complies, as the case may be, with any applicable consumer protection laws and/or regulations; any consent, approval and/or authorisation which might be required for the execution and performance of the contract from which the receivable arises or in relation to such security thereof has been obtained;

(v)	the Spanish Seller has had full title to the receivable since it was originated, except if it was sold by the Spanish Seller and repurchased by the Spanish Seller on or before the Initial Settlement Date;

(vi)	there is no impediment to the transfer of the receivable to the Purchaser; in particular, the receivable is not wholly or partly the subject of any assignment, delegation, subrogation, attachment or seizure whatsoever, or of any security interest, lien, in rem or personal right in favour of a third party or encumbrance whatsoever, and the receivable is not contractually required to be transferred or assigned by the Spanish Seller to any entity with whom the Spanish Seller had entered into a factoring agreement, receivables purchase agreement or similar arrangement prior to the 2014 Amendment Date;

(vii)	there is no adverse claim on such receivable arising from retention of title arrangements (whether ordinary or extended) with the suppliers of the Spanish Seller, and such receivable is not subject to any other Lien than a Lien which would be permitted under Article 12.1.2 (vii);

(viii)	the amount of the receivable is inclusive of VAT;

(ix)	the sale and purchase of the receivable meets in particular all conditions set out in paragraph 1 of the third additional provision of Spanish Law 1/1999, of 5 January 1999, on venture-capital undertakings and their management companies. Such conditions are as follows at the date hereof:

•	that the Spanish Seller is a business entity and the receivable arises from its business activity;

•	that the Purchaser is a credit institution or a securitisation fund;

•	that the receivable already exists at the time of the assignment contract, or arises from the business activity of the Spanish Seller within one (1) year as from the assignment contract, or the future debtor is identified in the assignment contract,

•	that the Purchaser pays to the Spanish Seller, either upfront or by means of a deferred payment, the face amount of the receivable less a discount due to the services rendered;

•	when it is not agreed that the Spanish Seller is liable against the Purchaser for the relevant Debtor’s solvency, that it is evidenced that the Purchaser has fully or partly paid the amount of the receivable before it becomes due and payable;

(x)	the provisions of any law or regulation that apply to (a) the receivable and any security interest that might attach thereto and (b) any contract which gives rise to the receivable and security interest(s), have been complied with;

(xi)	the receivable has been originated in accordance with the Spanish Seller’s standard credit procedures and guidelines, and has been serviced by the Spanish Seller, after the date on which it was originated in accordance with the applicable statutes and regulations;

(xii)	the receivable is not non-negotiable (no negociable), open to challenge, or subject to any defence, dispute, set off, counterclaim, enforcement, or subject to litigation, unless such set off is duly recorded in the electronic support identifying such receivable and sent to the Agent as for the relevant Settlement Date during the Replenishment Period;

(xiii)	the debtor cannot raise any valid defence, with the exception of a defence resulting solely from the application of the law, and in particular any defence of set-off, against payment of any amount relating to the receivable, unless such set off is duly recorded in the electronic support identifying such receivable and sent to the Agent as for the relevant Settlement Date;

(xiv)	the sale and assignment of any receivable, together with any related security, is valid and effective against creditors of the relevant Seller and other third parties and does not violate any duty of confidentiality, any applicable data protection provisions nor any contractual or other legal restrictions binding on or affecting such Seller or such Receivable;

(xv)	the Bills of Exchange (letras de cambio) or promissory notes (pagarés) issued in connection with the receivable have not been (a) discounted (descontadas) or endorsed (endosadas) to any person other than the Purchaser nor (b) transferred or delivered by the Spanish Seller to any person other than the Purchaser; and

(xvi)	the receivable does not arise from any contract which contains clauses which prohibit or restrict an assignment of the receivable, or which require the prior written consent of the relevant Eligible Debtor in respect of the assignment of the receivable unless the relevant debtor has agreed to waive its rights in respect of such prohibition or restriction on assignment, or has granted its consent to such assignment (as applicable).

SCHEDULE 12

LIST OF EXCLUDED DEBTORS

Until the Information Date following receipt by the Purchaser of a request from the Centralising Unit to remove any such Excluded Debtor from this list:

1.	GM France (Opel) (VAT/CMS number FR90342439320);

2.	GM France (Saab) (VAT/CMS number FR90342439320);

3.	Chevrolet France SAS (VAT/CMS number FR00307593178);

4.	Adam Opel GmbH Rüsselsheim (VAT/CMS number DE0000282244cm);

5.	Opel Eisenach GmbH (VAT/CMS number DE0000159594cm);

6.	General Motors Belgium NV (VAT/CMS number BE0404957875);

7.	Vauxhall Motors Ltd. (VAT/CMS number GB850696990);

8.	General Motors España, S.L. (VAT/CMS number ESB50629187);

9.	IBC Vehicles Ltd. (VAT/CMS number GB850696990);

10.	General Motors, S.L. (VAT/CMS number ESB50629187);

11.	Chevrolet España, S.A. (VAT/CMS number ESA80870421);

12.	Saab Deutschland GmbH (VAT/CMS number DE0000151393cm);

13.	Adam Opel AG (VAT/CMS number DE111607872); and

14.	Neumaticos J.M martinez S.A.

SCHEDULE 13

FORM OF CALCULATION LETTER

(Article 12.3.1. (v))

The form of this calculation letter is indicative and may change in the course of the Program

Dunlop Tyres Limited

[Tyrefort

88-89 Wingfoot Way

Birmingham B24 9HY

United Kingdom ]

[ Calculation Date ]

Calculation Letter for the period starting the [Settlement Date of month ] and ending the [Settlement Date of the following month]

		Amount in Euro

	Assessment Date
	Settlement Date
(1)	+ Remaining Amount of Initial Purchase Price due on [preceding Settlement Date] and not yet paid	0,00
(2)	+ Outstanding amount of Originated Ongoing and Remaining Purchasable Receivables
(3)	- Discount Amount

(4)	+ Deffered Purchase Price (*)

(5)	+ Subordinated Deposit fee (*)
(6)	+ Complementary Deposit fee (*)

(7)	- Adjusted Collections amount =	0,00
	+ File Collections included in the electronic file including Deemed Collections
	- collections received on all Purchaser Collection Accounts until the preceding Assessment Date (***)
	- Cash Collection Advance (*)
	- cash collections paid by debtors and directly received by ESTER (**)

(8)	- Variation of the Subordinated Deposit	0,00
	Subordinated Deposit for such Settlement Date
	Subordinated Deposit as of the preceding Settlement Date

(9)	- Variation of the Complementary Deposit	0,00
	Complementary Deposit for such Settlement Date
	Complementary Deposit as of the preceding Settlement Date

(10)	- Payment due with respect to the repurchase of Doubtful Receivables if (1) + (2) - (3) + (4) - (5) + (6) - (7) -(8) - (9) - (10) > 0
	Amount transferred from ESTER to Dunlop Tyres Ltd (FR76 3148 9000 1000 2420 9337 647)	0,00

if (1) + (2) - (3) + (4) - (5) + (6) - (7) -(8) - (9) - (10) < 0
	Amount transferred from Dunlop Tyres Ltd to ESTER (FR76 3148 9000 1000 2399 13010 clé 47)	0,00

	Payment due with respect to the Assignement Costs (ex cash collection advance) (*) from Dunlop Tyres Ltd to ESTER (FR76 3148 9000 1000 2399 13010 clé 47)	0,00
	Assignement Costs	0,00
	fund management costs
	LMA Cost
	Magenta
	Sheffield
	ESTER Margin
	Deposit fee

	Management Fees
	Amount transferred from the Seller to CAL-F (30002/869/9E/clé 07)

(*)	only on Funded Settlement Dates
(**)	only in case of collection mandate termination
(***)	only in case of separation of flows

SCHEDULE 14

FINANCIAL COVENANTS DEFINITIONS

“Administrative Agent” means JPMEL, in its capacity as administrative agent for the Lenders under the Agreement, and its successors in such capacity.

“Agreement” means the Amended and Restated Revolving Credit Agreement, dated as of 20 April 2011, as amended from time to time, among the European J.V., the other borrowers thereunder, certain lenders, certain issuing banks, J.P. Morgan Europe Limited, as administrative agent, and JP Morgan Chase Bank, N.A., as collateral agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured or otherwise modified from time to time.

“Attributable Debt” means, with respect to any Sale/Leaseback Transaction that does not result in a Capitalized Lease Obligation, the present value (computed in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease which is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of (i) the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) and (ii) the Attributable Debt determined assuming no such termination.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such entity.

“Consolidated European J.V. EBITDA” means, for any period, the Consolidated J.V. Net Income for such period, minus, to the extent included in calculating such Consolidated J.V. Net Income, foreign exchange currency gains for such period, and plus, without duplication, the following, to the extent deducted in calculating such Consolidated J.V. Net Income:

(a)	income tax expense of the European J.V. and the Consolidated Restricted J.V. Subsidiaries;

(b)	Consolidated J.V. Interest Expense;

(c)	depreciation expense of the European J.V. and the Consolidated Restricted J.V. Subsidiaries:

(d)	amortization expense of the European J.V. and the Consolidated Restricted J.V. Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period);

(e)	cash restructuring charges relating to the Amiens North restructuring; provided that the aggregate amount of such cash restructuring charges that may be added back in determining Consolidated European J.V. EBITDA pursuant to this clause (e) for all periods reported on during the term of this Agreement shall not exceed EUR90,000,000;

(f)	foreign exchange currency losses for such period; and

(g)	all other noncash charges of the European J.V. and the Consolidated Restricted J.V. Subsidiaries (excluding any such noncash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period) less all non cash items of income of the European J.V. and the Consolidated Restricted J.V. Subsidiaries, in each case for such period (other than normal accruals in the ordinary course of business).

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and noncash charges of, a Restricted J.V. Subsidiary shall be added to Consolidated J.V. Net Income to compute Consolidated European J.V. EBITDA only to the extent (and in the same proportion) that the net income of such Restricted J.V. Subsidiary was included in calculating Consolidated J.V. Net Income and only if (A) a corresponding amount would be permitted at the date of determination to be dividended to the European J.V. by such Restricted J.V. Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted J.V. Subsidiary or its shareholders or (B) in the case of any Foreign Restricted J.V. Subsidiary, a corresponding amount of cash is readily procurable by the European J.V. from such Foreign Restricted J.V. Subsidiary (as determined in good faith by a Financial Officer of the European J. V.) pursuant to intercompany loans, repurchases of Capital Stock or otherwise, provided that to the extent cash of such Foreign Restricted J.V. Subsidiary provided the basis for including the net income of such subsidiary in Consolidated J.V. Net Income pursuant to clause (c) of the definition of “Consolidated J. Net Income”, such cash shall not be taken into account for the purposes of determining readily procurable cash under this clause (B). Consolidated European J.V. EBITDA for any period of four consecutive fiscal quarters will be determined in Euros based upon the Exchange Rate in effect on the last day of the applicable period.

“Consolidated J.V. Interest Expense” means, for any period, the total interest expense of the European J.V. and the Consolidated Restricted J.V. Subsidiaries, plus, to the extent Incurred by the European J.V. and the Consolidated Restricted J.V. Subsidiaries in such period but not included in such interest expense, without duplication:

(a)	interest expense attributable to Capitalized Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction that does not result in a Capitalized Lease Obligation:

(b)	amortization of debt discount and debt issuance costs;

(c)	capitalized interest;

(d)	noncash interest expense;

(e)	commissions, discounts and other fees and charges attributable to letters of credit and bankers’ acceptance financing,

(f)	interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the European J.V. or any Restricted J.V. Subsidiary and such Indebtedness is in default under its terms or any payment is actually made in respect of such Guarantee;

(g)	net payments made pursuant to Hedging Obligations in respect of interest expense (including amortization of fees);

(h)	dividends paid in cash or Disqualified Stock in respect of (A) all Preferred Stock of Restricted J.V. Subsidiaries and (B) all Disqualified Stock of the European J.V., in each case held by Persons other than the European J.V. or a Restricted J.V. Subsidiary;

(i)	interest Incurred in connection with investments in discontinued operations; and

(j)	the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the European J.V.) in connection with Indebtedness Incurred by such plan or trust;

and less, to the extent included in such total interest expense, (A) any breakage costs of Hedging Obligations terminated in connection with the Incurrence of Indebtedness on the 2010 Indenture Closing Date and the application of the net proceeds therefrom and (B) the amortization during such period of capitalized financing costs; provided, however that for any financing consummated after the 2010 Indenture Closing Date, the aggregate amount of amortization relating to any such capitalized financing costs deducted in calculating Consolidated Interest Expense shall not exceed 5% of the aggregate amount of the financing giving rise to such capitalized financing costs.

“Consolidated J.V. Net Income” means for any period, the net income of the European J.V. and the Consolidated J.V. Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net Income:

(a)	any net income of any Person (other than the European J.V.) if such Person is not a Restricted J.V. Subsidiary, except that:

(1)	subject to the limitations contained in clause (d) below, the European J.V.’s equity in the net income of any such Person for such period shall be included in such Consolidated J.V. Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the European J.V. or a Restricted J.V. Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted J.V. Subsidiary, to the limitations contained in clause (c) below);

(2)	the European J.V.’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated J.V. Net Income to the extent such loss has been funded with cash from the European J.V. or a Restricted J.V. Subsidiary;

(b)	any net income (or loss) of any Person acquired by the European J.V. or a J.V. Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

(c)	any net income of any Restricted J.V. Subsidiary if such Restricted J.V. Subsidiary is subject to restrictions on the payment of dividends or the making of distributions by such Restricted J.V. Subsidiary, directly or indirectly, to the European J.V. (but, in the case of any Foreign Restricted J.V. Subsidiary, only to the extent cash equal to such net income (or a portion thereof) for such period is not readily procurable by the European J.V. from such Foreign Restricted J.V. Subsidiary (with the amount of cash readily procurable from such Foreign Restricted J.V. Subsidiary being determined in good faith by a Financial Officer of the European J.V.) pursuant to intercompany loans, repurchases of Capital Stock or otherwise), except that:

(1)	subject to the limitations contained in clause (d) below, the European J.V.’s equity in the net income of any such Restricted J.V. Subsidiary for such period shall be included in such Consolidated J.V. Net Income up to the aggregate amount of cash actually distributed by such Restricted J.V. Subsidiary during such period to the European J.V. or another Restricted J.V. Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another Restricted J.V. Subsidiary, to the limitation contained in this clause); and

(2)	the net loss of any such Restricted J.V. Subsidiary for such period shall not be excluded in determining such Consolidated J.V. Net Income;

(d)	any gain (or loss) realized upon the sale or other disposition of any asset of the European J.V. or the Consolidated J.V. Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(e)	any extraordinary gain or loss; and

(f)	the cumulative effect of a change in accounting principles.

“Consolidated Net J.V. Indebtedness” means, at any date, (a) the sum for the European J.V. and its Consolidated Subsidiaries at such date, without duplication, of (i) all Indebtedness (other than obligations in respect of Swap Agreements) that is included on the European J.V.’s consolidated balance sheet, (ii) all Capitalized Lease Obligations, (iii) all synthetic lease financings and (iv) all Qualified Receivables Transactions, minus (b) the Cash Amount, all determined in accordance with GAAP. For purposes of computing Consolidated Net J.V. Indebtedness, (A) the amount of any synthetic lease financing shall equal the amount that would be capitalized in respect of such lease if it were a Capitalized Lease Obligation, (B) Indebtedness owing by the European J.V. or any of its Consolidated Subsidiaries to Goodyear or any of its Consolidated Subsidiaries shall be disregarded and (C) the “Cash Amount” shall mean the sum of (i) the aggregate amount of cash and Temporary Cash Investments in excess of $100,000,000 held at such time by the European J.V. and its Consolidated Subsidiaries, (ii) the aggregate amount of cash and Temporary Cash Investments in excess of $150,000,000 held at such time by Goodyear and its Consolidated Subsidiaries that are US Subsidiaries and (iii) if at such date the requirements of Section 6.09 of the First Lien Agreement do not apply and the conditions to borrowing under the First Lien Agreement are met, the amount equal to the difference between (1) the lesser of (x) the Borrowing Base (as defined in the First Lien Agreement) and (y) the aggregate amount of the Commitments (as defined in the First Lien Agreement) in effect at such time under the First Lien Agreement minus (2) the aggregate amount of the Credit Exposures (as defined in the First Lien

Agreement) at such time. For purposes of Section 6.09, Consolidated Net J.V. Indebtedness will be determined in Euros based upon the Exchange Rate in effect on the last day of the applicable period.

“Consolidation” means, in the case of Goodyear, unless the context otherwise requires, the consolidation of (1) in the case of Goodyear, the accounts of each of the Restricted Subsidiaries with those of Goodyear and (2) in the case of a Restricted Subsidiary the accounts of each Subsidiary of such Restricted Subsidiary that is a Restricted Subsidiary with those of such Restricted Subsidiary, in each case in accordance with GAAP consistently applied; provided, however, that “Consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of Goodyear or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. “Consolidation” means, in the case of the European J.V., unless the context otherwise requires, the consolidation of (1) in the case of the European J.V., the accounts of each of the Restricted J.V. Subsidiaries with those of the European J.V. and (2) in the case of a Restricted J.V. Subsidiary, the accounts of each Subsidiary of such Restricted J.V. Subsidiary that is a Restricted J.V. Subsidiary with those of such Restricted J.V. Subsidiary, in each case in accordance with GAAP consistently applied; provided, however, that “Consolidation” will not include consolidation of the accounts of any J.V. Subsidiary that is an Unrestricted Subsidiary, but the interest of the European J.V. or any Restricted J.V. Subsidiary in any such Unrestricted Subsidiary will be accounted for as an investment. The term “Consolidated” has a correlative meaning.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:

(a)	matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(b)	is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of Goodyear or a Restricted Subsidiary; provided, however, that any such conversion or exchange shall be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable); or

(c)	is redeemable at the option of the holder thereof, in whole or in part;

in the case of each of points (a), (b) and (c), on or prior to 180 days after the Maturity Date; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the first anniversary of the Maturity Date shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable in any material respect to the holders of such Capital Stock than the provisions of section 4.06 and section 4.08 of the 2009 Indenture or the 2010 Indenture; provided further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of Goodyear or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Goodyear in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Agreement; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“European J.V.” means Goodyear Dunlop Tires Europe B.V., a corporation organized under the laws of The Netherlands.

“Exchange Rate” means, on any day, with respect to US Dollars, Pounds Sterling or any other currency in relation to Euros, the rate at which such currency may be exchanged into Euros, as set forth at approximately 12:00 noon, London time, on such day on the Reuters World Currency Page for US Dollars, Pounds Sterling or such other currency, as applicable. In the event that any such rate does not appear on the applicable Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the European J.V. or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent, at or about 11:00 a.m., London time, on such date for the purchase of Euros for delivery two (2) Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the European J.V., may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction, as such price is, unless specified otherwise in this Agreement, determined in good faith by a Financial Officer of Goodyear or by the Board of Directors.

“GAAP” means generally accepted accounting principles in the United States, or, when reference is made to financial statements of a Person organized under the laws of a jurisdiction outside of the United States, generally accepted accounting principles in such jurisdiction, except that all determinations made under section 6.09 of the Agreement shall be made in accordance with generally accepted accounting principles in the United States.

“Goodyear” means The Goodyear Tire & Rubber Company, an Ohio corporation.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(b)	entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part).

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement, or raw materials hedge agreement.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination, without duplication:

(a)	the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(b)	the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(c)	all obligations of such Person for the reimbursement of any obligor on any letter of credit, bank guarantee, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit, bank guarantees, Trade Acceptances or similar credit transactions securing obligations (other than obligations described in points (a), (b), and (e)) entered into in the ordinary course of business of such Person to the extent such letters of credit, bank guarantees, Trade Acceptances or similar credit transactions are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit, bank guarantee, Trade Acceptances or similar credit transactions);

(d)	all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

(e)	all Capitalized Lease Obligations and all Attributable Debt of such Person;

(f)	the amount of all obligations of such Person with respect to the redemption, repayment, or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued and unpaid dividends);

(g)	all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of:

(1)	the Fair Market Value of such asset at such date of determination and

(2)	the amount of such Indebtedness of such other Persons;

(h)	Hedging Obligations of such Person; and

(i)	all obligations of the type referred to in clauses (a) through (h) of other Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

Notwithstanding the foregoing, in connection with the purchase by Goodyear or any Restricted Subsidiary of any business, the term “Indebtedness” shall exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

“JPMEL” means J.P. Morgan Europe Limited and its successors.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by Goodyear or any of its Subsidiaries pursuant to which Goodyear or any of its Subsidiaries may sell, convey or otherwise transfer to:

(a)	a Receivables Entity (in the case of a transfer by Goodyear or any of its Subsidiaries); or

(b)	any other Person (in the case of a transfer by a Receivables Entity);

or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of Goodyear or any of its Subsidiaries, and any assets related thereto, including without limitation, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided however, that the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by a Financial Officer of Goodyear); and provided further, however, that no such transaction or series of transactions shall be a Qualified Receivables Transaction if any of the accounts receivable subject thereto is or would absent such transaction or series of transactions otherwise be subject to a Lien securing any European Bank Indebtedness.

The grant of a security interest in any accounts receivable of Goodyear or any of its Restricted Subsidiaries to secure Bank Indebtedness shall not be deemed a Qualified Receivables Transaction.

“Receivables Entity” means a (a) Wholly Owned Subsidiary of Goodyear which is a Restricted Subsidiary and which is designated by the Board of Directors (as provided below) as a Receivables Entity or (b) another Person engaging in a Qualified Receivables Transaction with Goodyear which Person engages in the business of the financing of accounts receivable, and in either of parts (a) or (b):

(1)	no portion of the Indebtedness or any other obligations (contingent or otherwise) of which

(A)	is Guaranteed by Goodyear or any Subsidiary of Goodyear (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

(B)	is recourse to or obligates Goodyear or any Subsidiary of Goodyear in any way other than pursuant to Standard Securitization Undertakings; or

(C)	subjects any property or asset of Goodyear or any Subsidiary of Goodyear, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2)	which is not an Affiliate of Goodyear or with which neither Goodyear nor any Subsidiary of Goodyear has any material contract, agreement, arrangement or understanding other than on terms which Goodyear reasonably believes to be no less favorable to Goodyear or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Goodyear; and

(3)	to which neither Goodyear nor any Subsidiary of Goodyear has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of the Board of Directors giving effect to such designation and a certificate of a Financial Officer certifying that such designation complied with the foregoing conditions.

“Restricted J.V. Subsidiary” means any J.V. Subsidiary that is a Restricted Subsidiary.

“Restricted Subsidiary” means any Subsidiary of Goodyear other than an Unrestricted Subsidiary.

“Sale/Leaseback Transaction” means an arrangement relating to property, plant and equipment now owned or hereafter acquired by Goodyear or a Restricted Subsidiary whereby Goodyear or a Restricted Subsidiary transfers such property to a Person and Goodyear or such Restricted Subsidiary leases it from such Person other than (i) leases between Goodyear and a Restricted Subsidiary or between Restricted Subsidiaries or (ii) any such transaction entered into with respect to any property, plant and equipment or any improvements thereto at the time of, or within 180 days after, the acquisition or completion of construction of such property, plant and equipment or such improvements (or, if later, the commencement of commercial operation of any such property, plant and equipment), as the case may be, to finance the cost of such property, plant and equipment or such improvements, as the case may be.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Goodyear or any Subsidiary of Goodyear which, taken as a whole, are customary in an accounts receivable transaction.

“Subsidiary” means any subsidiary of Goodyear.

“Swap Agreement” means any agreement in respect of any Hedging Obligations.

“Temporary Cash Investments” shall have the meaning as defined in the Agreement.

“Unrestricted Subsidiary” means:

(a)	any Subsidiary of Goodyear that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and

(b)	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of Goodyear (including any newly acquired or newly formed Subsidiary of Goodyear) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, Goodyear or any other Subsidiary of Goodyear that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either:

(a)	the Subsidiary to be so designated has total Consolidated assets of $1,000 or less; or

(b)	if such Subsidiary has total Consolidated assets greater than $1,000, then such designation would be permitted under section 6.02 of the Agreement.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(a)	(1) Goodyear could Incur $1.00 of additional Indebtedness under Section 6.01(a) of the Agreement or (2) the Consolidated Coverage Ratio (as defined in the Agreement) for Goodyear and its Restricted Subsidiaries would be greater after giving effect to such designation than before such designation and

(b)	no Default shall have occurred and be continuing.

Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Administrative Agent by promptly filing the Administrative Agent a copy of the resolution of the Board of Directors giving effect to such designation and a certificate of a Financial Officer certifying that such designation complied with the foregoing provisions.

All other terms capitalized in this Schedule 16 and not defined shall be deemed to have the meaning in the Agreement. Terms in this Schedule 16 relating to Article 13.3 (xv) of the General Master Purchase Agreement shall be deemed amended, for the purposes of the General Master Purchase Agreement, from time upon the amendment of the Agreement.

SCHEDULE 15

FORM OF LETTER IN RELATION TO THE LIMITATION OF RECOURSE OF CREDITORS OF ESTER FINANCE TITRISATION REGARDING THE GOODYEAR SECURITISATION TRANSACTION

Paris, [            ]

Re:	Agreement Letter in relation to the limitation of recourse of creditors of Ester Finance Titrisation regarding the Goodyear European Securitisation Transaction

1.	The Parties hereto are entering into this Agreement Letter in order (i) to reiterate the limitation of their recourse as creditors of Ester Finance Titrisation regarding the securitisation transaction of receivables originated by various European subsidiaries of Goodyear Dunlop Tires Europe BV to which they are a party (the “Goodyear European Securitisation Transaction”) and (ii) to stipulate the benefit of this limitation of recourse in favour of third party creditors of other securitisation and financing transactions to which Ester Finance Titrisation is a party (the “Other Financing Transactions”).

2.	Each creditor party to this Agreement Letter expressly acknowledges that (i) it shall only have a recourse against any sums received by or on behalf of Ester Finance Titrisation and required to be held by or on behalf of the Ester Finance Titrisation or paid to Goodyear Dunlop Tires Europe BV or any of its affiliates party to the Goodyear European Securitization Transaction pursuant to the Securitisation Transaction after the allocations of funds, and subject to the order of priority, provided for therein (the “Available Funds”) and (ii) it shall have no recourse against any other assets held by Ester Finance Titrisation under any Other Financing Transaction or any other assets of Ester Finance Titrisation. If the claims of a creditor against Ester Finance Titrisation cannot be satisfied in full out of the Available Funds, in accordance with the terms of the agreements governing such Securitisation Transaction, such claim shall be automatically extinguished and no steps may be taken against Ester Finance Titrisation to recover any shortfall.

3.	Each creditor party to this Agreement Letter stipulates (stipulation pour autrui), pursuant to articles 1121 et seq. of the French Civil Code, the benefit of its limited recourse under clause 2 above in favour of any other creditor of Ester Finance Titrisation under any Other Financing Transaction. Ester Finance Titrisation hereby expressly undertakes to comply with such stipulation and to make its best efforts in order that any other contractual creditor of Ester Finance Titrisation under any Other Financing Transaction execute a Agreement Letter similar to this Agreement Letter. In addition, each creditor party to this Agreement Letter expressly accepts the benefit of the limitation of recourse stipulated in its favour by the other creditors of Ester Finance Titrisation under any Other Financing Transaction.

4.	Each party hereby represents and warrants to the other party, on the date hereof, that (a) it has the capacity to enter into this Agreement Letter, (b) the signatory of such party to this Agreement Letter has been authorised and that any necessary power of attorney or corporate authorisation has been obtained and (c) its obligations under this Agreement Letter are valid, binding and enforceable against it in accordance with its respective terms.

5.	This Agreement Letter does not create any novation (novation) to the contractual documentation of the Goodyear European Securitisation Transaction to which each signatory hereto is a party, and shall remain in full force and effect notwithstanding any amendment to such contractual documentation which may be entered into from time to time.

6.	This Agreement Letter shall expire 18 months and 1 day following the date on which the debt obligations owed by Ester Finance Titrisation to its creditors have been extinguished in accordance with the terms of the agreement governing the Goodyear European Financing Transaction or any of the Other Financing Transactions.

7.	This Agreement Letter shall be governed by and construed in accordance with French Law. Any dispute that may arise as to the validity, interpretation, performance or any other matter arising out of or in connection with this Agreement Letter shall be subject to the jurisdiction of the commercial court of Paris (Tribunal de Commerce de Paris).

On [            ], in fifteen (15) originals

ESTER FINANCE TITRISATION

By:
Duly authorised for the purpose of executing this Agreement Letter

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	By:
Duly authorised for the purpose of executing this Agreement Letter	Duly authorised for the purpose of executing this Agreement Letter

CREDIT AGRICOLE LEASING & FACTORING	ABC GESTION in its capacity as the Management Company of FCT TRIPLE P

By:	By:
Duly authorised for the purpose of executing this Agreement Letter	Duly authorised for the purpose of executing this Agreement Letter

MAGENTA	LMA SA

By:	By:
Duly authorised for the purpose of executing this Agreement Letter	Duly authorised for the purpose of executing this Agreement Letter

SHEFFIELD RECEIVABLES CORPORATION	BARCLAYS BANK PLC

By:	By:
Duly authorised for the purpose of executing this Agreement Letter	Duly authorised for the purpose of executing this Agreement Letter

GOODYEAR DUNLOP TIRES GERMANY GMBH	GOODYEAR DUNLOP TIRES EUROPE B.V

By:	By:
Duly authorised for the purpose of executing this Agreement Letter	Duly authorised for the purpose of executing this Agreement Letter

GOODYEAR DUNLOP TIRES FRANCE S.A	GOODYEAR DUNLOP TIRES ESPAÑA, S.A.

By:	By:
Duly authorised for the purpose of executing this Agreement Letter	Duly authorised for the purpose of executing this Agreement Letter

GOODYEAR DUNLOP TYRES UK LIMITED	DUNLOP TYRES LTD

By:	By:
Duly authorised for the purpose of executing this Agreement Letter	Duly authorised for the purpose of executing this Agreement Letter

NATIXIS

By:	By:
Duly authorised for the purpose of executing this Agreement Letter	Duly authorised for the purpose of executing this Agreement Letter

SCHEDULE 16

CALCULATION FORMULAE OF THE DISCOUNT RESERVE AND OF THE ASSIGNMENT COSTS

SCHEDULE 16A CALCULATION OF THE DISCOUNT RESERVE

1.	Discount Reserve

The computation of the Discount Reserve to be made for each Funded Settlement Date:

•	in the case of the French Receivables Purchase Agreement, as referred to in schedule 2.2 thereto;

•	in the case of the German Receivables Purchase Agreement, as referred to in schedule 3.2 thereto;

•	in the case of the Spanish Receivables Purchase Agreement, as referred to in schedule 4.2 thereto;

•	in the case of the UK Receivables Purchase Agreement, as referred to in schedule 2 thereto;

shall be made as follows:

Discount Reserve = Program Fees Component + Interest Component + Servicing Fees Component.

For such purpose:

1.1	“Program Fees Component” means the “Estimated Recurring Program Fees” weighted by the DSO Component,

where:

•	the “Estimated Recurring Program Fees” is equal to the sum of the items detailed in section 2 below;

•	“DSO Component” means 2 * DSO / 360;

•	“DSO” means the Day Sales Outstanding of the Outstanding Amount of Sold Receivables and of the Outstanding Amount of Refinanced Sold Receivables as of the next Funded Settlement Date, as determined by the Agent as of the last audit of the Sellers’ account receivables and of the Italian Seller’s account receivables;

•	“Day Sales Outstanding” means:

•	[with respect to each Seller: the ratio between (i) the Outstanding Amount of Sold Receivables(m) and (ii) the sum of Turnover(m) + Turnover(m-1) +Turnover(m-2), divided by 90;

•	with respect to the Italian Seller: the ratio between (i) the Outstanding Amount of Refinanced Sold Receivables(m) and (ii) the sum of Italian Turnover(m) + Italian Turnover(m-1) + Italian Turnover(m-2), divided by 90.

1.2	“Interest Component” means EURIBOR * 1.5 * Purchaser’s Funding as of the previous Funded Settlement Date * DSO Component ; with the EURIBOR 1 month known on the Business Day immediately preceding the Information Date preceding the relevant Calculation Date.

1.3	“Servicing Fees Component” means the servicing fee payable annually to the Agent (VAT included) + an amount equal to the standby servicing fee (VAT included) (whether or not such fee is due and payable) + CREDIT AGRICOLE LEASING & FACTORING annual audit fee (VAT included) + an amount equal to the back up servicing fee provision (VAT included) (whether or not such fee is due and payable) + an amount equal to Italian back up stand-by servicing fee (VAT included) (whether or not such fee is due and payable) + an amount equal to Italian back up servicing fee provision (VAT included) (whether or not such fee is due and payable) + German Data Protection Trustee fee (VAT included) (whether or not such fee is due and payable); as detailed in section 3 below.

2.	Details of the Program Fees Component

The “Estimated Recurring Program Fees” are equal to the sum of the following items:

2.1	The costs of ESTER and the Deposit Bank, being the sum of:

•	for the margin of ESTER FINANCE (the “Margin”), € 45,000 per annum, and

•	for the Deposit Fee due to the Depositor, € 27,000 per annum.

2.2	The management costs of the FCT, equal to € 60,900 per annum, which includes recovery and depositor fees.

2.3	The costs of LMA, or, if CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK is exercising its Fund Subscription Option, the costs of CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK equal to:

•	the Applicable Drawing Margin (as defined in the LMA/CACIB Costs Letter) of the relevant Liquidity Agreement in accordance with the provisions of the CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK/LMA costs letter (the “LMA/CACIB Costs Letter”) executed on the 2014 Amendment Date between the Purchaser and the Centralising Unit, as may be amended and/or supplemented;

•	multiplied by the amount of the relevant Liquidity Agreement delivered to LMA for such period of funding.

2.4	The costs of MAGENTA, equal to:

•	the sum of (i) Reference Issuer’s Management Fee (as defined in the MAGENTA Costs Letter) and (ii) the Applicable Drawing Margin (as defined in the MAGENTA Costs Letter) of the relevant Liquidity Agreement, both in accordance with the provisions of the MAGENTA costs letter (the “MAGENTA Costs Letter”) executed on the 2014 Amendment Date between the Purchaser and the Centralising Unit, as may be amended and/or supplemented;

•	multiplied by the amount of the liquidity line delivered to MAGENTA for such period of funding.

2.5	The costs of SHEFFIELD or, if BARCLAYS BANK PLC is exercising its Fund Subscription Option, the costs of BARCLAYS BANK PLC equal to:

•	the Applicable Drawing Margin (as defined in the BARCLAYS/SHEFFIELD Costs Letter) of the relevant Liquidity Agreement, both in accordance with the provisions of the BARCLAYS BANK PLC/SHEFFIELD costs letter (the “SHEFFIELD/ BARCLAYS Costs Letter”) executed on the 2014 Amendment Date between, inter alia, the Purchaser and the Centralising Unit, as may be amended and/or supplemented;

•	multiplied by the amount of the liquidity line delivered to SHEFFIELD for such period of funding.

3	Details of the Servicing Fee Component

The servicing, back up servicing and German Data Protection Trustee fees component of the Discount Reserve is equal to the sum of the following items:

•	€ 240,000 relating to the standby back up servicing fee (VAT included) (whether or not such fee is due and payable) and to the audit fees (VAT included),

•	€ 310,000 relating to the servicing fee of CREDIT AGRICOLE LEASING & FACTORING (VAT included),

•	€ 3,200,000 relating to the provision for back up servicing activation (VAT included) (whether or not such fee is due and payable),

•	€ 100,000 relating to the standby back up servicing fee of the Italian back up servicer (VAT included) (whether or not such fee is due and payable),

•	€ 480,000 relating to the provision for back up servicing activation of the Italian back up servicer (VAT included) (whether or not such fee is due and payable),

•	€ 7,500 relating to the fee to be paid to the German Data Protection Trustee (VAT included) (whether or not such fee is due and payable).

The total of the servicing, back up servicing and German Data Protection Trustee fees component is equal to € 4,337,500.

SCHEDULE 16B CALCULATION OF THE ASSIGNMENT COSTS

The assignment costs payable by the Purchaser on each Funded Settlement Date:

•	in the case of the French Receivables Purchase Agreement, as referred to in schedule 2 thereto;

•	in the case of the German Receivables Purchase Agreement, as referred to in schedule 3 thereto;

•	in the case of the UK Receivables Purchase Agreement, as referred to in schedule 2 thereto;

•	in the case of the Spanish Receivables Purchase Agreement, as referred to in schedule 2 thereto;

are the sum of the following costs (“Assignment Costs”):

1.	Costs of ESTER

•	€ 45,000 /12 (relating to the Margin of the Purchaser (costs invoiced to the Purchaser by banks holding the Purchaser’s Collection Accounts will be added to this amount when paid by the Purchaser));

•	€ 27,000 /12 (relating to the Deposit Fee of the Depositor).

2.	Costs of the FCT

•	€ 5,075 (relating to the management costs of the FCT (including recovery and depositor fees).

3.	Costs of LMA or CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

The costs of LMA or, if CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK is exercising its Fund Subscriber Option and as long as it has not rescinded the exercise thereof, the costs of CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, shall be calculated, respectively, in accordance with the provisions of the CACIB/LMA costs letter (the “CACIB/LMA Costs Letter”) executed on the 2014 Amendment Date between, among others, the Purchaser and the Centralising Unit, as may be amended and/or supplemented from time to time.

4.	Costs of MAGENTA

The costs of MAGENTA shall be calculated in accordance with the provisions of the MAGENTA costs letter (the “MAGENTA Costs Letter”) executed on the 2014 Amendment Date between, among others, the Purchaser and the Centralising Unit, as may be amended and/or supplemented from time to time.

5.	Costs of SHEFFIELD or BARCLAYS BANK PLC

The Costs of SHEFFIELD or, if BARCLAYS BANK PLC is exercising its Fund Subcriber Option and for as long as it has not rescinded the exercise thereof, the costs of BARCLAYS

BANK PLC, shall be calculated, respectively, in accordance with the provisions of the BARCLAYS/SHEFFIELD costs letter (the “BARCLAYS/SHEFFIELD Costs Letter”) executed on the 2014 Amendment Date between, among others, the Purchaser and the Centralising Unit, as may be amended and/or supplemented from time to time.

SCHEDULE 16C CALCULATION OF THE DISCOUNT RATE

On each Funded Settlement Date, the Discount Rate shall be the result of the following formula:

[(Program Fees Component + Interest Component + Servicing Fees Component)

*

(Outstanding Amount of Remaining Purchasable Receivables + Outstanding Amount of Refinanced Remaining Purchasable Receivables + Outstanding Amount of Originated Ongoing Purchasable Receivables + Outstanding Amount of Refinanced Originated Ongoing Receivables)

/

(Outstanding Amount of Sold Receivables + Outstanding Amount of Refinanced Sold Receivables)

+

(Subordinated Deposit Fee Component + Complementary Deposit Fee Component)

-

(Refinanced Discount Amount)

/

(Outstanding Amount of Remaining Purchasable Receivables + Outstanding Amount of Originated Ongoing Purchasable Receivables)

Where:

1.	Subordinated Deposit Fee Component is equal to: Subordinated Deposit Fee * (Outstanding Amount of Refinanced Remaining Purchasable Receivables + Outstanding Amount of Originated Refinanced Ongoing Purchasable Receivables).

Subordinated Deposit Fees = €104,000 * Refinanced DSO Component / Outstanding Amount of Refinanced Sold Receivables as of such Funded Settlement Date

2.	Complementary Deposit Fee Component is equal to: Complementary Deposit Fee * (Outstanding Amount of Refinanced Remaining Purchasable Receivables + Outstanding Amount of Originated Refinanced Ongoing Purchasable Receivables)

Complementary Deposit Fees = €36,000 * Refinanced DSO Component / Outstanding Amount of Refinanced Sold Receivables as of such Funded Settlement Date

3.

Refinanced Discount Amount = Refinanced Discount Rate as of the preceding Funded Settlement Date x (Outstanding Amount of Originated Refinanced Ongoing Purchasable Receivables + the Outstanding Amount of Refinanced New Non Allocated Cash) + Refinanced Discount Rate as of such Settlement Date x (Outstanding Amount of Refinanced Remaining Purchasable Receivables - the Outstanding Amount of Refinanced Net

Miscellaneous Receivables + the Outstanding Amount of Refinanced New Non Allocated Cash to the extent not already covered above).

With “Refinanced New Non Allocated Cash” means, on any Settlement Date, any Refinanced Non Allocated Cash which is recorded in the Refinanced Seller’s accounting system and which has not previously been reported by the Refinanced Seller before the Assessment Date preceding such Settlement Date.

On each Funded Settlement Date, the Refinanced Discount Rate shall be calculated as the sum of: Refinanced Program Fee Component + Refinanced Servicing Fees Component + Refinanced Provision for Financing.

3.1	Refinanced Program Fee Component = €54,000 * Refinanced DSO Component / Outstanding Amount of Refinanced Sold Receivables as of such Funded Settlement Date,

where:

•	Refinanced DSO Component is equal to Refinanced DSO / 360,

•	Refinanced DSO (“Day Sales Outstanding”) means , in relation to the refinanced portfolio, the ratio between (i) the Outstanding Amount of Refinanced Sold Receivables(m) and (ii) the sum of Italian Turnover(m) + Italian Turnover(m-1) + Italian Turnover(m-2), divided by 90.

3.2	Refinanced Servicing Fees Component shall be equal to the sum of:

•	€100,000 relating to the annual servicing fee of the Agent and the annual standby back up servicing fee (VAT included) (whether or not such fee is due and payable), divided by the Outstanding Amount of Refinanced Sold Receivables as of such Funded Settlement Date, and

•	48 bps per annum relating to the provision for back up servicing activation (VAT included) (whether or not such fee is due and payable),

3.3	Refinanced Provision For Financing = (EURIBOR + a spread of 250 bps) * the Refinanced DSO Component + Subordinated Deposit Fee + Complementary Deposit Fee,

with EURIBOR designating the EURIBOR 1 month known on the Business Day immediately preceding the Information Date preceding the relevant Calculation Date.

SCHEDULE 17

FORM OF NOTICE FOR MAXIMUM AMOUNT OF THE PURCHASER’S FUNDING

[Letterhead of the Centralising Unit]

ESTER FINANCE TITRISATION 9 quai du Président Paul Doumer, 92920 Paris La Défense Cedex, France	CREDIT AGRICOLE LEASING & FACTORING 12, place des Etats-Unis CS 20001 92548 Montrouge Cedex France

To: [ ]	To: [ ]
United Kingdom, [ ]

RE :	MAXIMUM AMOUNT OF THE PURCHASER’S FUNDING

Dear Madams and Sirs,

We refer to the General Master Purchase Agreement (the “GMPA”) dated 10 December 2004 as amended and restated from time to time.

Pursuant to Article 7.1.2 of the GMPA, we hereby indicate you the Maximum Amount of the Purchaser’s Funding between [            ] and [            ] shall be [            ] €

Terms defined herein shall have the same meaning as in the GMPA unless the context requires otherwise.

Yours faithfully,

By:
Title:

SCHEDULE 18

LIST OF THE COLLECTION ACCOUNTS (AS OF THE 2014 AMENDMENT DATE)

[Intentionally Omitted]